FORM 10-K

                         SECURITIES AND EXCHANGE COMMISSION
                               Washington, D.C.  20549


                 [X]  ANNUAL REPORT PURSUANT TO SECTION 13 OR 15(d)
                       OF THE SECURITIES EXCHANGE ACT OF 1934

                    For the fiscal year ended: September 30, 1997

                                         OR

               [ ]  TRANSITION REPORT PURSUANT TO SECTION 13 OR 15(d)
                       OF THE SECURITIES EXCHANGE ACT OF 1934

                      For the transition period from:       to:


                           Commission file number:  1-8979


                               HONDO OIL & GAS COMPANY
               (Exact name of registrant as specified in its charter)

                            Delaware                    95-1998768
                  (State or other jurisdiction       (I.R.S. Employer
               of incorporation or organization)   Identification No.)

         10375 Richmond Avenue, Suite 900, Houston, TX    77042
            (Address of principal executive offices)    (Zip Code)

         Registrant's telephone number, including area code: (713) 954-4600


             Securities registered pursuant to Section 12(b) of the Act:

                                                       Name of each
                                                       exchange on
                      Title of each class            which registered
                      -------------------            ----------------
                       Common stock, par              American Stock
                       value $1 per share                Exchange


             Securities registered pursuant to Section 12(g) of the Act:

                                        None


                                     (continued)

       Indicate by check mark whether the registrant (1) has filed all reports required to be filed by Section 13 or 15(d) of the Securities Exchange Act of 1934 during the preceding 12 months (or for such shorter period that the registrant was required to file such reports), and (2) has been
       subject to such filing requirements for the past 90 days.   Yes X    No

       Indicate by check mark if disclosure of delinquent filers pursuant to
       Item 405 of Regulation S-K (section 229.405 of this chapter) is not contained herein, and will not be contained, to the best of registrant's knowledge, in definitive proxy or information statements incorporated by reference in Part III of this Form 10-K or any amendment to this Form 10-K. [ ]

       The aggregate market value of the voting stock of the registrant held by non-affiliates of the registrant on December 12, 1997 based on the closing price on the American Stock Exchange of such stock on such date was $32,381,596.

       Registrant's Common Stock outstanding at December 12, 1997 was 13,788,424 shares.

       DOCUMENTS INCORPORATED BY REFERENCE: Portions of the proxy statement for the annual shareholders meeting are incorporated by reference into
       Part III.

                               HONDO OIL & GAS COMPANY

                         INDEX TO ANNUAL REPORT ON FORM 10-K


           Caption                                                       Page

       PART I

           Item  1.  Business ............................................. 4

           Item  2.  Properties ...........................................14

           Item  3.  Legal Proceedings ....................................15

           Item  4.  Submission of Matters to a Vote of Security
                      Holders .............................................16

       PART II

           Item  5.  Market for Registrant's Common Equity and
                      Related Stockholder Matters .........................17

           Item  6.  Selected Financial Data ..............................18

           Item  7.  Management's Discussion and Analysis of Financial
                      Condition and Results of Operations .................20

           Item  8.  Financial Statements .................................31

           Item  9.  Changes In and Disagreements with Accountants
                      on Accounting and Financial Disclosure ..............61

       PART III

           Item 10.  Directors and Executive Officers of
                      the Registrant ......................................61

           Item 11.  Executive Compensation ...............................61

           Item 12.  Security Ownership of Certain Beneficial
                      Owners and Management ...............................61

           Item 13.  Certain Relationships and Related Transactions .......61

       PART IV

           Item 14.  Exhibits, Financial Statement Schedules, and
                      Reports on Form 8-K .................................61

       SIGNATURES  ........................................................62

                     PART I

       As used in this report, unless the context otherwise requires, the terms "Registrant", "the Company" and "Hondo Oil" refer to Hondo Oil & Gas Company and its consolidated subsidiaries.


       Item 1.   BUSINESS

       (a)  General Development of Business

       The Company is an independent oil and gas company, presently focusing on international oil and gas exploration and development. The Company was incorporated as Pauley Petroleum Inc. ("Pauley") in 1958. In January 1988, The Hondo Company ("Hondo") acquired a controlling interest in Pauley in exchange (the "Exchange") for all of the outstanding stock of Hondo's subsidiary, Hondo Oil & Gas Company. In March 1988, the Company acquired Fletcher Oil and Refining Company ("Fletcher" or the "Fletcher refinery"). In January 1990, Pauley merged ("the Merger") with the wholly-owned subsidiary acquired in the Exchange, Hondo Oil & Gas Company. In conjunction with the Merger, Pauley Petroleum Inc., the surviving corporation, changed its name to Hondo Oil & Gas Company.

       In December 1989, the Company permanently suspended operations at its wholly-owned subsidiary, Newhall Refining Co., Inc. ("Newhall refinery"). During 1991, Hondo Oil adopted plans of disposal for both its refining and marketing operations and its real estate operations (primarily the land underlying the Newhall refinery). The Company suspended operations at its Fletcher refinery in October 1992 and completed a sale of substantially all of the refining and marketing operations in October 1993.

       In June 1992, the Company completed a sale of substantially all of its domestic oil and gas assets and repaid a substantial portion of its long-term debt with the proceeds.

       In January 1996, Lonrho Plc acquired control of the Company. Prior to that date the control of the Company was effectively shared with Robert
       O. Anderson and his family. In a Schedule 13D amendment filed October 15, 1997, by Lonrho Plc and its affiliates, the filing parties said that Lonrho Plc had retained Morgan Stanley & Co. Incorporated to assess and implement strategic alternatives with respect to Lonrho's direct and indirect investment in the Company. Lonrho Plc said such strategic alternatives could include, without limitation, a possible recapitalization of the Company or a sale or business combination involving the Company or Lonrho's direct and indirect equity interest in the Company (including the sale or assumption of the debt obligations of the Company to affiliates of Lonrho).

       The Company's principal asset is its exploration concession in Colombia.



       (b)  Financial Information About Industry Segments

       See Note 11 to the Consolidated Financial Statements in Item 8. The Company presently operates in one segment.

        (c) Narrative Description of Business


       INTERNATIONAL OPERATIONS

       The Company's wholly-owned subsidiary, Hondo Magdalena Oil & Gas Limited ("Hondo Magdalena"), participates in the Opon Association Contract (the "Opon Contract") with Empresa Colombiana de Petroleos ("Ecopetrol"), Opon Development Company ("ODC") and Amoco Colombia Petroleum Company ("Amoco Colombia"). Ecopetrol is a quasi-governmental corporate organization wholly-owned by the government of Colombia. The Opon Contract was entered into between Ecopetrol and ODC in 1987, and approved by the Ministry of Mines and Energy in 1988, to explore and develop an area of approximately 190 square miles located in the Middle Magdalena Basin about 125 miles north of Bogota, Colombia. The Opon Contract is divided into an exploration period and an exploitation period and expires in July 2015.

       The Opon Contract provides for an exploration period of six years, which commenced in July 1988 and was extended through September 30, 1995. The minimum work obligations required by the Opon Contract for the exploration period were completed by the associate parties (Amoco Colombia, Hondo Magdalena and ODC). The Opon Contract provides that at the end of the exploration period, the associate parties may seek to declare a field capable of producing commercial hydrocarbons (repaying investment and expenses and returning a profit) by presenting an application to Ecopetrol. Ecopetrol has 90 days to respond to the associate parties' application. If Ecopetrol agrees, then the field is declared to be commercial and production may commence. Upon the designation of an area or field as commercial, Ecopetrol acquires a 50% interest in such area or field and reimburses the associate parties for 50% of the direct exploration costs for each commercial discovery from its share of production. Thereafter, Ecopetrol pays 50% of costs and will receive 50% of production. Revenue from the Opon Contract area is subject to a 20% royalty, which is paid to the Colombian government.

       The associate parties completed the minimum work obligations for each of the six years of the exploration period with completion of the Opon No. 4 well in September 1995. An application for commerciality was submitted by Amoco Colombia in February 1996. On May 8, 1996, Ecopetrol approved a commercial field of approximately 2,500 acres around the Opon No. 3 and No. 4 wells (described below). The interests in the commercial field are approximately: Ecopetrol, 50%, Amoco Colombia, 30%, Hondo Magdalena, 15.4%, and ODC, 4.6%. Amoco Colombia, Hondo Magdalena and ODC have interests in the remainder of the Opon Contract area of approximately 60%, 30.9% and 9.1%, respectively. The commercial field is substantially smaller than that requested by Amoco Colombia. The commercial field may be enlarged by future drilling and/or additional technical information.* The associate parties submitted an application to declare the area around the Opon No. 6 well commercial in August 1997. Ecopetrol responded in September 1997 that it considered the information presented to be insufficient to evaluate the application for the extension of the commercial area. The associate parties are evaluating Ecopetrol's response in light of the terms of the Opon Contract and plan to approach Ecopetrol for clarification of its
       ____________________
       * This statement may be considered forward-looking. See Cautionary Statements under General Discussion in Management's Discussion and Analysis of Financial Condition and Results of Operations in Item 7.

       response. At this date, the area around the Opon No. 6 well is not a part of the commercial area. Ecopetrol will not pay for its share of expenditures to enlarge the commercial field until the new areas are proven and declared commercial. Ecopetrol will participate in further development costs of the existing commercial field.

       The Opon Contract provides that at the end of the exploration period, if a field capable of producing hydrocarbons in commercial quantities has been discovered, the Opon Contract area will be reduced by 50%. Two years thereafter, the Opon Contract area will be further reduced to 25% of the original area. Two years thereafter, the Opon Contract area will be reduced to the area of the commercial field that is in production or development, plus a reserve zone of five kilometers in width around the productive limit of such field. The commercial field plus the zone surrounding such field will become the area of exploitation. The associate parties designate the acreage to be released. Additional wells will be required to enlarge the commercial area and to increase the size of the area of exploitation.

       The first acreage relinquishment of 50% occurred during 1996, effective September 30, 1995, reducing the area of the Opon Contract area to 25,021.5 hectares (61,828 acres). The Company believes that the first relinquishment did not cause the loss of significant exploration opportunities. The second acreage relinquishment was due on September 30, 1997. By agreement with Ecopetrol, the second relinquishment has been postponed until September 30, 1998. As consideration, the associate parties agreed to perform, for the full Opon Contract area, surface geological studies and petrochemical analysis, and to undertake a study to determine the economic and technical viability of putting the shallow oil producing wells in the Opon Contract area into production.

       Hondo Magdalena acquired its interest in the Opon Contract from ODC. Prior to fiscal 1993, Hondo Magdalena and ODC drilled four wells to the shallow Mugrosa formation. Following extended production and pressure testing, one of these wells was declared a dry hole. In fiscal 1993, Hondo Magdalena drilled the Lilia No. 10 well to the La Paz formation at its sole cost. The well was drilled to a total depth of 10,003 feet. The well encountered mechanical problems after the logs were run, and it was temporarily plugged and suspended. The well may be re-entered at a future date. By completing these operations, Hondo Magdalena acquired an 80% interest in the Opon Contract from ODC.

       Under a Farmout Agreement dated August 9, 1993, Amoco Colombia earned a 60% participating interest in the Opon Contract, 50% from Hondo Magdalena and 10% from ODC. Hondo Magdalena retained a 30% interest. Amoco Colombia paid $3.0 million in cash and paid Hondo Magdalena's costs related to the Opon No. 3 well, a well drilled to the La Paz formation. Under the Farmout Agreement, Amoco Colombia paid Hondo Magdalena an additional $5.0 million in October 1994 and paid all but $2.0 million of Hondo Magdalena's costs related to the Opon No. 4 well, also drilled to the La Paz formation.

       The Opon No. 3 well, completed in September 1994, was drilled to a depth of 12,710 feet at a total cost of approximately $30.0 million. The well tested at a daily rate of 45 million cubic feet of natural gas and 2,000 barrels of condensate. The hydrocarbons were tested from 1,118 feet of perforations in the La Paz formation through a 42/64-inch opening at the surface with 6,000 pounds-per-square-inch flowing tubing pressure. Downhole restrictions prevented the well from testing at higher rates.

       The Opon No. 4 well, completed in September 1995, was drilled to a depth of 11,500 feet at a total cost of approximately $28.5 million. The well tested at a daily rate of 58 million cubic feet of natural gas and 1,900 barrels of condensate. The hydrocarbons were tested from 1,022 feet of perforations in the La Paz formation through a 40/64-inch opening at the surface with 8,121 pounds-per-square-inch flowing tubing pressure.
       These two wells have confirmed the existence of a significant natural gas field.

       The Opon No. 6 well commenced drilling in October 1996. This well is slightly more than 1 kilometer north of the Opon No. 3 well and is outside the current commercial area. The well is presently estimated to cost $30.2 million, of which Hondo Magdalena's share is 30.9%.* After the drilling was completed, several mechanical problems in the completion and testing of the Opon No. 6 well occurred. After there was a failure of a portion of the guns during the initial completion attempt in April 1997, a second set of perforating guns were fired. Cleanup and testing on the second set of perforations commenced in May 1997 and, while all the guns fired, the well has not flowed as anticipated. The associate parties have suspended operations on the well in order to fully evaluate all data from the well and prepare a plan for further actions. Amoco Colombia has recently proposed a workover of the Opon No. 6 well using propellant stimulation technology. A decision on the proposal will be made in January 1998 following an economic analysis.* The associate parties are attempting to negotiate a settlement of claims against suppliers of services and equipment related to the problems encountered during completion operations on the Opon No. 6 well, but no settlement has been reached. If a settlement is not reached, the next step will be arbitration.* No prediction of the outcome of these matters can be made at this time.

       The Opon No. 14 well, approximately 4 kilometers south of the Opon No. 4 well commenced drilling in October 1997. The total cost of the well is estimated to be $21.5 million, of which Hondo Magdalena will bear 30.9%.* The well is planned for a total depth of 11,000 feet and is intended to confirm the existence of the La Paz gas and condensate reservoir in the south of the Opon Contract area.* The drilling of the well has progressed in accordance with its plan to this date.

       Operations in the Opon Contract area are subject to the operating risks normally associated with exploration for, and production of, oil and gas, including blowouts, cratering, and fires, each of which could result in damage to, or destruction of, the oil and gas wells, formations or production facilities or properties. In addition, there are greater than normal mechanical drilling risks at the Opon Contract area associated with high pressures in the La Paz and other formations. These pressures may: cause collapse of the well bore, impede the drill string while drilling, or cause difficulty in completing a well with casing and cement.

       Production is subject to political risks inherent in all foreign operations, including: (i) loss of revenue, property, and equipment as a result of unforeseen events such as expropriation, nationalization, war and insurrection, (ii) risks of increases in taxes and governmental royalties, (iii) renegotiation of contracts with governmental entities,
       ____________________
       * This statement may be considered forward-looking. See Cautionary Statements under General Discussion in Management's Discussion and Analysis of Financial Condition and Results of Operations in Item 7.

       as well as, (iv) changes in laws and policies governing operations of foreign-based companies in Colombia. Guerrilla activity in Colombia has disrupted the operation of oil and gas projects, including those at the Opon Contract area. Security in the area has been improved and the associate parties have taken steps to enhance relations with the local population through a community relations program. The government continues its efforts through negotiation and legislation to reduce the problems and effects of insurgent groups, including regulations containing sanctions such as impairment or loss of contract rights on companies and contractors if found to be giving aid to such groups. The associate parties will continue to cooperate with the government, and do not expect that future guerrilla activity will have a material impact on the exploration and development of the Opon Project. However, there can be no assurance that such activity will not occur or have such an impact and no opinion can be given on what steps the government may take in response to any such activity.

       Colombia is among several nations whose progress in stemming the production and transit of illegal drugs is subject to annual certification by the United States government. In February 1997, the President of the United States announced that Colombia again would neither be certified nor granted a national interest waiver. The consequences of the failure to receive certification generally include the following: all bilateral aid, except anti-narcotics and humanitarian aid, has been or will be suspended; the Export-Import Bank of the United States and the Overseas Private Investment Corporation will not approve financing for new projects in Colombia; U. S. representatives at multilateral lending institutions will be required to vote against all loan requests from Colombia, although such votes will not constitute vetoes; and the President of the United States and Congress retain the right to apply future trade sanctions. Each of these consequences of the failure to receive such certification could result in adverse economic consequences in Colombia and could further heighten the political and economic risks associated with the Company's operations in Colombia.

       The government of Colombia has established a natural gas policy and is pursuing a program to maximize the utilization of natural gas throughout the country, including the industrial cities of Medellin, Cali and Bogota, where developed markets and infrastructure are expanding. The Colombian government's policy on natural gas is intended to increase the consumption of natural gas in order to provide a more balanced use of its energy resources. The policy includes the use of natural gas in place of higher cost electricity and in place of wood to reduce deforestation. The government intends to encourage the development of markets for natural gas and is pursuing the development of pipeline transportation systems for new markets. The proximity of the Opon Contract area to these potential gas markets will be an advantage for marketing the natural gas.

       In July 1995, Hondo Magdalena, ODC, Amoco Colombia and Ecopetrol agreed to construct a pipeline and wellhead facilities (which were not contemplated in the Opon Contract). The parties constructed a 16 inch pipeline approximately 88 kilometers in length from the Opon Contract area north to Ecopetrol's gas processing plant at El Centro, and from there to Ecopetrol's refinery at Barrancabermeja. The investment in pipeline costs will be recovered through a pipeline tariff.* Ecopetrol has constructed improvements at its El Centro gas processing plant to handle incremental production from the Opon Contract area. Ecopetrol will recover its investment through a gas processing fee.

       The Comision de Regulacion de Energia y Gas (Commission for the Regulation of Energy and Gas, "CREG"), an agency of the Ministry of Mines and Energy of the Colombian government, regulates natural gas pipelines and the sale of natural gas in Colombia. CREG's regulations provide the ceiling price for natural gas and the methodology for establishing pipeline tariffs. Based upon these regulations, Amoco Colombia, as operator applied for a tariff for the pipeline; CREG has not yet responded to this application.

       Contracts, covering the sale of natural gas, the sale of condensate and natural gas liquids, the processing of the gas stream, and transportation of natural gas and liquids are complete and have been signed by all parties. The contracts provide for: (i) the sale of 100 million cubic feet of natural gas per day for the life of the Opon Contract at the regulated price determined semi-annually by a formula based upon the average price received by Ecopetrol for exported fuel oil during the prior two six-month periods (currently US$1.08 per million British Thermal Units); (ii) the sale of condensate and natural gas liquids at market-related and market-indexed prices; and (iii) the processing of the gas stream at Ecopetrol's El Centro gas processing plant for a fee of $0.159 per thousand cubic feet of gas. In a recent amendment to the gas processing agreement the associate parties agreed to bear the cost of processing royalty gas that is attributable to their interests and Ecopetrol reduced the fee for processing from $0.20 to $0.159 per thousand cubic feet of gas. Ecopetrol, as purchaser, pays the pipeline tariff for the natural gas sold by the associate parties.

       On March 3, 1997, Hondo Magdalena, ODC, Amoco Colombia and Ecopetrol, as sellers, signed a contract with Termo Santander de Colombia E.S.P., as purchaser ("Termo Santander"), to supply, subject to the conditions noted below, natural gas to an electric generation plant at the Opon Contract area. Termo Santander's power plant is located at the Opon Contract area. Under the contract, the sellers will supply natural gas requested by the purchaser up to 60 million cubic feet per day. The sellers will receive $4.2 million per year for making the gas available for purchaser's call. Purchaser will pay 60% of the government-regulated price (described above) for the natural gas it takes. The sellers will also receive additional bonus payments if the power plant achieves a price for its electrical power in excess of certain target rates. Condensate associated with the natural gas that is delivered to the purchaser will be separately sold to Ecopetrol. The contract provides for substantial penalties, decreasing over the life of the contract, to the sellers for the failure to deliver gas. The commencement of the contract is conditioned upon the completion of the electric generation plant and a determination by the sellers that there are sufficient reserves to supply natural gas to the purchaser for the entire term of the agreement. In order to begin deliveries before the condition concerning the sufficiency of reserves is satisfied, an interim agreement for the sale of gas to Termo Santander was signed on November 20, 1997. The interim agreement will be effective until
       ____________________
       * This statement may be considered forward-looking. See Cautionary Statements under General Discussion in Management's Discussion and Analysis of Financial Condition and Results of Operations in Item 7.

       January 1, 1999, or until sufficient reserves are determined through additional work on the Opon No. 6 well or the successful completion of the Opon No. 14 well.* The gas sales price under the interim agreement will be equivalent to the price, including the pipeline tariff, that would have been received if the same gas were sold under the contract with Ecopetrol described in the preceding paragraph.

       The pipeline and wellsite facilities were completed in June 1997. Ecopetrol completed the improvements to the El Centro gas plant in November 1997. Production from the Opon field began on December 1, 1997, with gas supplied to Termo Santander for testing the first of two turbines at the power plant. The first shipment of gas through the pipeline began on December 5, 1997, but was interrupted for one week shortly thereafter by a landslide. The first shipment of gas was 10 million cubic feet and the quantity is expected to increase to the contract quantity of 100 million cubic feet per day by calendar year end 1997.*

       Development of the Opon Project will require significant future capital expenditures for which the Company will need additional funds. See Management's Discussion and Analysis of Financial Condition and Results of Operations-Liquidity and Capital Resources in Item 7.


       DISCONTINUED OPERATIONS

       Refining and Marketing Operations

       On October 1, 1993, the Company completed the sale of the common stock of its Fletcher refinery and the assets of the Hilo, Hawaii asphalt terminal. The Company's 41,000 bbl asphalt barge was sold in May 1993. An asphalt terminal in Honolulu, Hawaii and two gasoline stations acquired through bankruptcy proceedings against a former customer of Fletcher were disposed of in 1994. There are no remaining assets of the refining and marketing operations. See Note 12 to the Consolidated Financial Statements in Item 8.

       Real Estate Operations

       On December 15, 1989, the Company suspended operations at its Newhall refinery. Subsequently, the Company adopted a plan of disposition which included dismantling the refinery, effecting environmental remediation of the land and further developing the land to a condition where it may be sold. Execution of the plan was suspended in September 1993 and the Company is now marketing the site in its current condition and with existing land-use entitlements. The Newhall refinery site consists of approximately 105 acres located adjacent to a major freeway intersection in northern Los Angeles County. See Management's Discussion and Analysis of Financial Condition and Results of Operations in Item 7 and
       Note 12 to the Consolidated Financial Statements in Item 8.





       ____________________
       * This statement may be considered forward-looking. See Cautionary Statements under General Discussion in Management's Discussion and Analysis of Financial Condition and Results of Operations in Item 7.

       The Company owns in fee simple approximately 11 acres of undeveloped land located in eastern Los Angeles County. An option to a developer on the Company's Via Verde tract at a price of $3.1 million expires in December 1997. The option agreement will allow the Company the right to be released from the current agreement should there be a potential sale of the parcel to a ready and willing buyer.

       Each of the above real properties is subject to a mortgage in favor of Lonrho Plc. See Note 5 to the Consolidated Financial Statements in Item 8.


       COMPETITIVE FACTORS

       Other parties have developed or announced discoveries of natural gas in Colombia. These reserves and potential reserves exist on the north coast of Colombia and in the Llanos Basin, east of the Company's interest at the Opon Contract area. In the developing gas market of Colombia, these gas supplies will compete for existing and new markets, and for access to transportation facilities for natural gas. Such competition may adversely affect the Company's ability to market its natural gas and/or the price of natural gas. At this time, no prediction can be made as to the effect such competition will ultimately have upon the Company.


       OTHER FACTORS AFFECTING THE COMPANY'S BUSINESS

       Environmental matters

       The Company's operations are subject to certain federal, state and local laws, including those of Colombia, and regulations governing the management of hazardous materials, the discharge of pollutants into the environment and the handling and disposal of solid and hazardous waste.

       (1)  General

            Minor spillage or discharge of petroleum and related substances are a common occurrence at oil refineries and at oil and gas production and drilling facilities. Such spills and discharges could create liability under various federal, state and local environmental laws and regulations. As is the case with other companies engaged in oil and gas exploration, production and refining, the Company faces exposure from potential claims and lawsuits involving environmental matters. These matters may involve alleged soil and water contamination and air pollution. The Company's policy is to accrue environmental and clean-up costs when it is probable that a liability has been incurred and the amount of the liability is reasonably estimable. However, future environmental related expenditures cannot be reasonably quantified in many circumstances due to the conjectural nature of remediation and clean-up cost estimates and methods, the imprecise and conflicting data regarding the characteristics of various types of waste, the number of other potentially responsible parties involved and changing environmental laws and interpretations. Management believes the reduced scope of the Company's operations following the sale of the Company's domestic oil and gas properties and the Fletcher refinery has significantly reduced the Company's potential exposure to environmental liability.

       (2)  Fletcher Refinery

            Generators of hazardous substances found in disposal sites at which environmental problems are alleged to exist, as well as the owners of those sites and certain other classes of persons, are subject to claims brought by state and federal regulatory agencies. Fletcher has been notified by the EPA that it is a potentially responsible party in a proceeding under the Comprehensive Environmental Response, Compensation and Liability Act ("CERCLA"). The notice relates to the Operating Industries, Inc. ("OII") dump site in Monterey Park, California. During fiscal 1993, the Company sold the Fletcher refinery in a stock sale through which the purchaser assumed environmental liabilities of Fletcher, known and unknown. Any liability related to OII (to which Fletcher has asserted the defense of bankruptcy discharge and with respect to which Fletcher entered into a settlement with certain potentially responsible parties at the time of the bankruptcy) remains a liability of Fletcher and is no longer a liability of the Company. However, the statutes impose liability on "owners" and "operators," and these statutes have been used to assert claims against controlling shareholders of corporations involved in claims under CERCLA and related statutes. The Company is sole shareholder of Pauley Pacific Inc. which was sole shareholder of Fletcher. The assertion of such a claim against the Company in the case of OII is considered by management to be remote, since the Company was not an owner of Fletcher until after the events occurred that are the basis of the notice to Fletcher on the OII dump site.

       (3)  Newhall Refinery Site

            The Company has evaluated the Newhall Refinery site to determine the impact of refining activities on the environment. The Company has conducted an environmental assessment of the refinery site and a remediation plan for the site has been submitted to the Regional Water Quality Control Board and has received staff approval. The Company estimates that $2.0 million would be incurred in executing the approved remediation plan; however, the Company expects to sell the property without incurring these costs by reducing the purchase price. The Company's estimate of the net realizable value of this property has been reduced by estimated remediation costs in determining the carrying value of the property and therefore the remediation costs will not affect future results of operations.
            See Note 12 to the Consolidated Financial Statements in Item 8.

            The Newhall Refinery was recently notified by a California state agency that it is considered a potentially responsible party, under a state law that is equivalent to CERCLA, in the matter of the cleanup of a dump site previously operated by Environmental Protection Corporation, the Eastside Disposal Facility, near Bakersfield, California. The Company has no record of having disposed of any waste at the site, and is continuing its investigation of the circumstances that have led to the notification. Based upon the records obtained from other parties, the quantities of waste attributed to Newhall are minute relative to the total amount of waste delivered to the landfill. However, management cannot assess at this time the potential exposure or liability, if any, to the Company.

       Government Regulations and Legislative Proposals

       The Company is subject to governmental regulations which include various controls on the exploration for, production, sale, and transportation of crude oil and natural gas in Colombia. See International Operations above. A number of foreign, federal and other legislative proposals, if enacted, may have adverse effects on companies in the petroleum industry, including the Company. These proposals involve, among other matters, the imposition of additional taxes, price controls, land use controls and other restrictive measures. The Company cannot determine to what extent future operations and earnings may be affected by new regulations or changes in current regulations.


       EMPLOYEES

       The Company employed 7 full-time personnel as of September 30, 1997.


       (d)  Financial Information About Foreign Operations

       See Note 11 to the Consolidated Financial Statements in Item 8. The Company operates in one foreign location: Colombia, South America. See International Operations, above.

       Item 2.   PROPERTIES

       OIL AND GAS PROPERTIES

       The Company's principal asset is its interest in the Opon Association Contract (the "Opon Contract"), an exploration concession for an area in the Middle Magdalena Valley of Colombia, South America. Two wells drilled during 1994 and 1995 have confirmed the existence of a significant natural gas field. The following information should be read in conjunction with the description of the Opon Contract contained in International Operations in Item 1, particularly the descriptions of commerciality, acreage relinquishment, and the term of the Opon Contract.

       (1) For estimated net quantities of proved oil and gas reserves, results of operations from oil and gas producing activities and the standardized measure of discounted future net cash flows relating to proved oil and gas reserve quantities for the years ended September 30, 1997, 1996 and 1995, as applicable, see Supplementary Information about Oil and Gas Producing Activities and Reserves (Unaudited) following the Consolidated Financial Statements in Item 8.

       (2) The only estimates of total proved net oil and gas reserves filed with any federal agency during fiscal 1997 are those contained in this Annual Report on Form 10-K as filed with the Securities and Exchange Commission.

       (3) No production income and cost per unit data for the years ended September 30, 1997, 1996 and 1995 exists and none will be reported until production in Colombia commences in fiscal 1998.

       (4) The Company had two (0.3 net) wells capable of production (located in Colombia) at September 30, 1997. An area of 2,500 acres (386 net acres), which encompasses the two completed wells, was declared commercial in May 1996. The Company's interest in the commercial area is 15.444375%. Additional wells are permitted to be drilled on this acreage and additional areas reported as undeveloped in (5) below may be declared commercial in the future.

       (5) Undeveloped acreage at September 30, 1997, all located in Colombia, consists of 59,327 gross acres, or 18,325 net acres, contained within the areas of the Opon Contract which have not been declared commercial. The Company's interest in this area is 30.88875%. Portions of this acreage are subject to relinquishment to Ecopetrol in the future.

       (6) Net wells completed (all located in Colombia) for the years ended September 30:

                                          1997      1996      1995
                                          ----      ----      ----

            Productive exploratory          -         -       0.3
            Dry exploratory                 -         -         -
            Productive development          -         -         -
            Dry development                 -         -         -

            The Company's interest in net productive exploratory wells is computed at the Company's interest at the time they are drilled. The Company's interest in these wells is subject to a 50% reduction upon a declaration of commerciality.

       (7) Present activity: The Opon No. 6 well was commenced on October 24, 1996 in the non-commercial area of the Opon Contract and encountered several mechanical problems during completion and testing in April and May 1997. Work on the well has been suspended until a plan for further actions has been developed. Amoco Colombia has recently proposed a workover of the Opon No. 6 well using propellant stimulation technology. A decision on the proposal will be made in January 1998 following an economic analysis.* Drilling of the Opon 14 commenced on October 23, 1997 in the non-commercial area of the Opon Contract and is expected to be completed in the spring of 1998.*

       (8)  Delivery Commitments:

            The Company has executed two contracts for sales of specific quantities of natural gas from the Company's wells in Colombia.
            See International Operations in Item 1. The Company believes the reserves discovered in the Opon No. 3 and 4 wells are adequate to meet these sales commitments in the near future.* Additional wells are needed and will be drilled to insure the ability to meet delivery commitments over the life of the contract.*


       OTHER PROPERTIES

       Refer to Item 1 for descriptions of properties owned by the Company other than those described in Item 2, above.


       Item 3.   LEGAL PROCEEDINGS

       The Company is involved in a number of legal and administrative proceedings incident to the ordinary course of its business. In the opinion of management, any liability to the Company relative to the various proceedings will not have a material adverse effect on the Company's operations or financial condition.

       The Company has evaluated the Newhall Refinery site to determine the impact of refining activities on the environment. The Company has conducted an environmental assessment of the refinery site and a remediation plan for the site has been submitted to the Regional Water Quality Control Board and has received staff approval. The Company estimates that $2.0 million would be incurred in executing the approved remediation plan; however, the Company expects to sell the property without incurring these costs by reducing the purchase price. The Company's estimate of the net realizable value of this property has been reduced by estimated remediation costs in determining the carrying value of the property and therefore the remediation costs will not affect future results of operations. See Note 12 to the Consolidated Financial Statements in Item 8.
       ____________________
       * This statement may be considered forward-looking. See Cautionary Statements under General Discussion in Management's Discussion and Analysis of Financial Condition and Results of Operations in Item 7.

       In the agreement for the sale of Fletcher Refinery in 1993, the Company indemnified the buyer as to liabilities in excess of $0.3 million for certain federal and state excise taxes arising from periods prior to the sale. Fletcher notified the Company in July 1994 that an audit for California Motor Vehicle Fuels Tax was underway and a preliminary review by then Fletcher employees indicated that a significant liability might exist. The Company retained a consultant to evaluate the contingent liability. In September 1994, the Company accrued $1.4 million as a result of the consultant's evaluation. An additional $0.7 million was accrued in September 1995, primarily because of increases in the estimated amounts of penalties and interest which could be due. The State of California issued a preliminary report in June 1996 which concluded taxes and penalties of $10.8 million were due as a result of the audit. The State of California issued a Notice of Determination in July 1997 reducing the taxes and penalties due to $5.7 million.
       Assessed amounts are subject to a process of appeal and further adjustment, which remedies are still being pursued. The buyer notified the Company that it claims indemnity in this matter and in January 1997 filed suit in Superior Court, Los Angeles, California for a declaratory judgment enforcing the indemnity and for other relief. The Company accrued an additional $1.2 million in September 1997. The Company has accrued its best estimate of the ultimate liability and believes this is sufficient to provide for the amount that will ultimately be paid based on the information available. No assurances can be given that the ultimate liability, if any, will be the amount accrued, and any such liability may be greater or less than the amount accrued.

       The Newhall Refinery was recently notified by a California state agency that it is considered a potentially responsible party, under a state law that is equivalent to the Federal Comprehensive Response, Compensation and Liability Act, in the matter of the cleanup of a dump site previously operated by Environmental Protection Corporation, the Eastside Disposal Facility, near Bakersfield, California. The Company has no record of having disposed of any waste at the site, and is continuing its investigation of the circumstances that have led to the notification. Based upon the records obtained from other parties, the quantities of waste attributed to Newhall are minute relative to the total amount of waste delivered to the landfill. However, management cannot assess at this time the potential exposure or liability, if any, to the Company.


       Item 4.   SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS

       No matters were submitted to a vote of security holders during the fourth quarter of the fiscal year.

                                       PART II

       Item 5. MARKET FOR REGISTRANT'S COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

       Closing stock price ranges for the quarterly periods during the fiscal years ended September 30, 1997 and 1996, as reported by the American Stock Exchange Monthly Market Statistics reports, were as follows:

                    December 31     March 31        June 30      September 30
                    -----------     --------        -------      ------------
       Fiscal 1997:
            Low       $ 10.75        $ 10.50        $  6.44        $  5.88
            High      $ 15.00        $ 14.00        $ 10.75        $  7.25

       Fiscal 1996:
            Low       $ 13.50        $  9.25        $ 11.13        $ 11.00
            High      $ 20.88        $ 13.88        $ 14.50        $ 16.88

       The common stock is listed on the American Stock Exchange under the symbol HOG. The Company does not fully meet all of the guidelines of the American Stock Exchange for continued listing of its shares. The delisting policies and procedures of the Exchange provide guidelines under which the Exchange will normally give consideration to suspending dealings in a security, or removing a security from listing. Among those guidelines that may be applicable to the Company are: (i) having stockholders' equity of less than $2,000,000 if such company has sustained losses from continuing operations and/or net losses in two of its three most recent fiscal years; or (ii) having sustained losses which are so substantial in relation to its overall operations or its existing financial resources, or its financial condition has become so impaired that it appears questionable, in the opinion of the Exchange, as to whether such company will be able to continue operations and/or meet its obligations as they mature; or (iii) having sold or otherwise disposed of its principal operating assets or having ceased to be an operating company or having discontinued a substantial portion of its operations or business for any reason whatsoever. Where the company has substantially discontinued the business that it conducted at the time it was listed or admitted to trading, and has become engaged in ventures or promotions which have not developed to a commercial stage or the success of which is problematical, it shall not be considered an operating company for the purposes of continued trading and listing on the Exchange.

       The number of shareholders of record on December 12, 1997 was 689.

       DIVIDEND POLICY

       The Company has not paid a dividend on its common stock in the two most recent fiscal years, nor has it ever done so. The Company's loan agreement with Thamesedge, Ltd. restricts the payment of dividends to 35% of the Company's Consolidated Net Adjusted Income (as defined in the loan agreement) plus $2.0 million. Since the Company has incurred net losses during this fiscal year and prior years, the payment of dividends is restricted.

ITEM 6.  SELECTED FINANCIAL DATA

<HEADING>
                                       For the Fiscal Year Ended September 30,
                             ----------------------------------------------------------
                               1997 a      1996 a      1995 a      1994 a       1993
                             ----------   ---------   ---------   ---------   ---------
                                        (In Thousands Except Per Share Data)
OPERATING DATA

Revenue                            $29        $112         $46        $728        $980
Gain (loss) on sale of assets       --          (6)         --      (1,240)         (8)
Operating costs and expenses     4,367       6,293       1,943       2,880       5,910
Depreciation, depletion
  and amortization                 230         156         266         220         365
Interest expense                 6,222       5,009       4,680       4,605       3,411
Provision for income taxes          (2)          5         113        (199)        (46)
                             ----------   ---------   ---------   ---------   ---------
Income (loss) from
  continuing operations        (10,788)    (11,357)     (6,956)     (8,018)     (8,668)

Loss from discontinued
  operations                    (1,600) b   (1,300) c   (4,950) b   (3,038) b  (15,176) d
                             ----------   ---------   ---------   ---------   ---------

Net Loss                      $(12,388)   $(12,657)   $(11,906)   $(11,056)   $(23,844)
                             ==========   =========   =========   =========   =========

Earnings (loss) per share
  Continuing operations         $(0.78)     $(0.83)     $(0.53)     $(0.62)     $(0.67)
  Discontinued operations        (0.12)      (0.10)      (0.37)      (0.23)      (1.16)
                             ----------   ---------   ---------   ---------   ---------

                                $(0.90)     $(0.93)     $(0.90)     $(0.85)     $(1.83)
                             ==========   =========   =========   =========   =========

Weighted average common
  shares outstanding            13,781      13,673      13,171      13,009      13,007
                             ==========   =========   =========   =========   =========

<HEADING>
                                       For the Fiscal Year Ended September 30,
                             ----------------------------------------------------------
                               1997 a      1996 a      1995 a      1994 a       1993
                             ----------   ---------   ---------   ---------   ---------
                                                   (In Thousands)
OTHER FINANCIAL DATA

Working capital (deficit)      $(5,834)    $(5,109)    $(1,077)     $2,413      $1,729
                             ==========   =========   =========   =========   =========

Properties, net                $40,612     $21,248     $12,777     $10,855     $15,910
                             ==========   =========   =========   =========   =========

Net assets of discontinued
  operations                    $2,137  b   $2,202  c   $2,978  b   $6,851  b   $7,750  d
                             ==========   =========   =========   =========   =========

Total assets                   $44,930     $24,540     $18,398     $24,908     $30,142
                             ==========   =========   =========   =========   =========

Long-term debt                $102,903     $83,334     $82,213     $81,888     $78,828
                             ==========   =========   =========   =========   =========

Shareholders' equity(deficit) $(93,173)   $(80,891)   $(73,364)   $(66,681)   $(55,815)
                             ==========   =========   =========   =========   =========









-----------------------------

a Under the terms of a Farmout Agreement, the Company's partner in the Company's Colombian operations paid for most costs incurred (both capitalized and expensed) in Colombia in 1995 and 1994. The Company became responsible for its share of costs in Colombia in 1996.

b The Company recorded valuation provisions against the carrying value of its discontinued real estate operations and accrued for a contingent liability arising from its discontinued refining and marketing operations in 1997, 1995 and 1994.

c The Company recorded valuation provisions against the carrying value of its discontinued real estate operations in 1996.

d The Company completed the sale of substantially all of its discontinued refining and marketing segment and recorded valuation provisions against the carrying value of its discontinued real estate segment in 1993.

       Item 7. MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS


       GENERAL DISCUSSION

       Introduction
       ------------
       Hondo Oil & Gas Company is an independent oil and gas company focusing on international oil and gas exploration and development. The Company's principal asset is its interest in the Opon Association Contract (the "Opon Contract"), an exploration concession for an area in the Middle Magdalena Valley of Colombia, South America. Significant reserves of natural gas and condensate were shown to exist in the Opon Contract area by two discovery wells drilled during 1994 and 1995. In accordance with the terms of the Opon Contract, Empresa Colombiana de Petroleos ("Ecopetrol") declared a portion of the area as commercial in May 1996. A pipeline and related wellsite facilities to deliver natural gas and condensate to a market are complete, and production began in December 1997. Deliveries of natural gas to a power plant located at the Opon Contract area also began in December 1997. The Opon No. 6 well encountered mechanical problems during completion operations and is temporarily suspended to evaluate information and develop plans for further operations on the well, including workover of the well.* Drilling of the Opon No. 14 well began in October 1997. If no problems are encountered, the Opon No. 14 well should be completed and tested in the Spring of 1998.* As further described below, the Company will require additional financing to continue development of the Opon project.


       Cautionary Statements
       ---------------------
       The Company believes that this report contains certain forward-looking statements, as defined in the Private Securities Litigation Reform Act of 1995, including, without limitation, statements containing the words "believes," "anticipates," "estimates," "expects," "may" and words of similar import, or statements of management's opinion. Such forward looking statements involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of the Company to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Such factors include, among others, the following:

       Substantial Reliance On Single Investment. The Company's success currently is dependent on its investment in the Opon project in Colombia, South America. See Note 1 to the Consolidated Financial Statements in Item 8.

       Role Of Ecopetrol. Ecopetrol is a quasi-governmental corporate organization wholly-owned by the Colombian government, a party to the Opon Contract and the purchaser of natural gas and liquid hydrocarbons under contracts for the sale of production from the Opon field. See International Operations, above. At present, the price of natural gas is set by law enacted by the legislature of Colombia in 1983. The
       ____________________
       * This statement may be considered forward-looking. See Cautionary Statements.

       regulated price of natural gas could be changed in the future by governmental action. The participation of Ecopetrol, a government-owned company, in the Opon project as a producer and as a purchaser, and the power of the government of Colombia to set the price of natural gas creates the potential for a conflict of interest in Ecopetrol and/or the government. If such a conflict of interest materializes, the economic value of the Company's interest in the Opon project could be diminished.

       Marketing Of Natural Gas. The Company must secure additional markets and sales contracts for natural gas in Colombia in order to increase production and cash flow from the Opon project. This will depend on the continued development of gas markets and an infrastructure for the delivery of natural gas in Colombia. Also, other producers of natural gas in Colombia will compete for the natural gas market and for access to limited pipeline transportation facilities. See International Operations and Competitive Factors in Item 1.

       Foreign Operations. The Company's operations in Colombia are subject to political risks inherent in all foreign operations. See International Operations in Item 1.

       Risks Of Oil And Gas Exploration. Inherent to the oil and gas industry is the risk that future wells will not find hydrocarbons where information from prior wells and engineering and geological data indicate hydrocarbons should be found. Further, existing wells can deplete faster than anticipated, potentially causing revisions to reserve estimates and increasing costs due to replacement wells. Also, because of the limited number of wells in the Opon Contract area, the impact of the loss of a single well would potentially affect the Company's production capability. Operations in the Opon Contract area are subject to the operating risks normally associated with exploration for, and production of oil and gas. See International Operations in
       Item 1.

       Laws And Regulations. The Company may be adversely affected by new laws or regulations in the United States or Colombia regarding its operations and/or environmental compliance, or by existing laws and regulations. For additional information, see Other Factors Affecting the Company's Business in Item 1.

       Limited Capital. At September 30, 1997 the Company had a deficiency in net assets of $93.2 million. The Company's principal asset, its investment in the Opon project, will require additional capital for exploitation. The Company has been unable to secure financing from sources other than its principal shareholder. See Liquidity and Capital Resources below and Note 1 to the Consolidated Financial Statements in
       Item 8.

       Losses From Operations. The Company experienced losses of $11,906,000, $12,657,000 and $12,388,000 for the years ended September 30, 1995, 1996 and 1997, respectively. The Company anticipates continued losses through fiscal 1998. See Results of Operations below.

       Continuation Of American Stock Exchange Listing. Because of continuing losses and decreases in shareholders' equity, the Company does not fully meet all of the guidelines of the American Stock Exchange for continued listing of its shares. See Market for Registrant's Common Equity and Related Stockholder Matters in Item 5. Management has kept the Exchange fully informed regarding the Company's present status and future plans.

       Although the Company does not or may not meet all of the guidelines, to date, the American Stock Exchange has chosen to allow the Company's shares to remain listed. However, no assurances can be given that the Company's shares will remain listed on the Exchange in the future.

       Given these uncertainties, prospective investors are cautioned not to place undue reliance on such forward-looking statements. The Company disclaims any obligation to update any such factors or to publicly announce the result of any revisions to any of the forward-looking statements contained herein to reflect future events or developments.

       Opon Exploration
       ----------------
       Hondo Magdalena Oil & Gas Limited ("Hondo Magdalena"), a wholly-owned subsidiary, became involved in the Opon Contract through a farmout agreement with Opon Development Company ("ODC") in 1991. In August 1993, Hondo Magdalena and ODC entered into a Farmout Agreement under which Amoco Colombia Petroleum Company ("Amoco Colombia") earned a 60% participating interest in the Opon Contract. To earn the interest, Amoco Colombia paid $3.0 million in cash in 1993 and paid all of the costs related to drilling the Opon No. 3 well in 1994. In addition, Amoco Colombia paid Hondo Magdalena $5.0 million in October 1994 and paid all but $2.0 million of Hondo Magdalena's costs for drilling the Opon No. 4 well in 1995.

       The Opon No. 3 well, completed in September 1994, was drilled to a depth of 12,710 feet at a total cost of approximately $30.0 million. The well tested at a daily rate of 45 million cubic feet of natural gas and 2,000 barrels of condensate. Downhole restrictions prevented the well from testing at higher rates. The Opon No. 4 well, completed in September 1995, was drilled to a depth of 11,500 feet at a total cost of approximately $28.5 million. The well tested at a daily rate of 58 million cubic feet of natural gas and 1,900 barrels of condensate.
       These two wells have confirmed the existence of a significant natural gas field and will supply gas for the contracts described below.

       Presently, Amoco Colombia, Hondo Magdalena and ODC have interests in the Opon Contract (outside the commercial area described below) of approximately 60%, 30.9% and 9.1%, respectively. As provided in the Opon Contract, upon the designation of an area or field as commercial, Ecopetrol acquires a 50% interest in such area or field and will reimburse the associate parties for 50% of the direct exploration costs for each commercial discovery from its share of production. In May 1996, Ecopetrol approved a commercial field of approximately 2,500 acres around the Opon No. 3 and No. 4 wells. The interests in the commercial field are approximately 50%, 30%, 15.4%, and 4.6% for Ecopetrol, Amoco Colombia, Hondo Magdalena, and ODC, respectively. The commercial field is substantially smaller than that requested, but may be enlarged by
       future drilling and/or additional technical information.*   The
       associate parties submitted an application to declare the area around the Opon No. 6 well commercial in August 1997. Ecopetrol responded in September 1997 that it considered the information presented to be insufficient to evaluate the application for the extension of the commercial area. The associate parties are evaluating Ecopetrol's response in light of the terms of the Opon Contract and plan to approach Ecopetrol for clarification of its response. At this date, the area
       ____________________
       * This statement may be considered forward-looking. See Cautionary Statements under General Discussion, above.

       around the Opon No. 6 well is not a part of the commercial area. Ecopetrol will not pay for its share of expenditures to enlarge the commercial field until the new areas are proven and declared commercial. Ecopetrol will participate in further development costs of the existing commercial field.

       The Opon Contract provides that the Opon Contract area will be reduced after the end of the exploration period, or September 30, 1995. The first acreage relinquishment of 50% was completed during 1996. The Opon Contract area now covers 25,021.5 hectares (61,827 acres). The second acreage relinquishment was due on September 30, 1997. By agreement with Ecopetrol, the second relinquishment has been postponed until September 30, 1998. As consideration, the associate parties agreed to perform, for the full Opon Contract area, surface geological studies and petrochemical analysis, and to undertake a study to determine the economic and technical viability of putting the shallow oil producing wells in the Opon Contract area into production. On September 30, 1999, the Opon Contract area will be reduced to the area of the commercial field that is in production or development, plus a reserve zone of five kilometers in width around the productive limit of such field. The commercial field plus the zone surrounding such field will become the area of exploitation. The associate parties designate the acreage to be released. Additional wells will be required to enlarge the commercial area and to increase the size of the area of exploitation.*

       The Opon No. 6 well commenced drilling in October 1996. This well is slightly more than 1 kilometer north of the Opon No. 3 well and is outside the current commercial area. The well is presently estimated to cost $30.2 million, of which Hondo Magdalena's share is 30.9%.* After the drilling was completed, several mechanical problems in the completion and testing of the Opon No. 6 well occurred. After there was a failure of a portion of the guns during the initial completion attempt in April 1997, a second set of perforating guns were fired. Cleanup and testing on the second set of perforations commenced in May 1997 and, while all the guns fired, the well has not flowed as anticipated. The associate parties have suspended operations on the well in order to fully evaluate all data from the well and prepare a plan for further actions. Amoco Colombia has recently proposed a workover of the Opon No. 6 well using propellant stimulation technology. A decision on the proposal will be made in January 1998 following an economic analysis.* The associate parties are attempting to negotiate a settlement of claims against suppliers of services and equipment related to the problems encountered during completion operations on the Opon No. 6 well, but no settlement has been reached. If a settlement is not reached, the next step will be arbitration.* No prediction of the outcome of these matters can be made at this time.

       The Opon No. 14 well, approximately 4 kilometers south of the Opon No. 4 well, commenced drilling in October 1997. The total cost of the well is estimated to be $21.5 million, of which Hondo Magdalena will bear 30.9%.* The well is planned for a total depth of 11,000 feet and is intended to confirm the existence of the La Paz gas and condensate reservoir in the south of the Opon Contract area.* The drilling of the well has progressed in accordance with its plan to this date.


       ____________________
       * This statement may be considered forward-looking. See Cautionary Statements under General Discussion, above.

       In July 1995, Hondo Magdalena, ODC, Amoco Colombia and Ecopetrol agreed to construct a pipeline and wellhead facilities (which were not contemplated in the Opon Contract). The parties constructed a 16 inch pipeline approximately 88 kilometers in length from the Opon Contract area north to Ecopetrol's gas processing plant at El Centro, and from there to Ecopetrol's refinery at Barrancabermeja. The investment in pipeline costs will be recovered through a pipeline tariff.* Ecopetrol has constructed improvements at its El Centro gas processing plant to handle incremental production from the Opon Contract area. Ecopetrol will recover its investment through a gas processing fee.

       The Comision de Regulacion de Energia y Gas (Commission for the Regulation of Energy and Gas, "CREG"), an agency of the Ministry of Mines and Energy of the Colombian government, regulates natural gas pipelines and the sale of natural gas in Colombia. CREG's regulations provide the ceiling price for natural gas and the methodology for establishing pipeline tariffs. Based upon these regulations, Amoco Colombia, as operator applied for a tariff for the pipeline; CREG has not yet responded to this application.

       Contracts, covering the sale of natural gas, the sale of condensate and natural gas liquids, the processing of the gas stream, and transportation of natural gas and liquids are complete and have been signed by all parties. The contracts provide for: (i) the sale of 100 million cubic feet of natural gas per day for the life of the Opon Contract at the regulated price determined semi-annually by a formula based upon the average price received by Ecopetrol for exported fuel oil during the prior two six-month periods (currently US$1.08 per million British Thermal Units); (ii) the sale of condensate and natural gas liquids at market-related and market-indexed prices; and (iii) the processing of the gas stream at Ecopetrol's El Centro gas processing plant for a fee of $0.159 per thousand cubic feet of gas. In a recent amendment to the gas processing agreement the associate parties agreed to bear the cost of processing royalty gas that is attributable to their interests and Ecopetrol reduced the fee for processing from $0.20 to $0.159 per thousand cubic feet of gas. Ecopetrol, as purchaser, pays the pipeline tariff for the natural gas sold by the associate parties.

       In March 1997, Hondo Magdalena, ODC, Amoco Colombia and Ecopetrol, as sellers, signed a contract with Termo Santander de Colombia E.S.P., as purchaser ("Termo Santander"), to supply, subject to the conditions noted below, natural gas to an electric generation plant at the Opon Contract area. Termo Santander's power plant is located at the Opon Contract area. Under the contract, the sellers will supply natural gas requested by the purchaser up to 60 million cubic feet per day. The sellers will receive $4.2 million per year for making the gas available for purchaser's call. Purchaser will pay 60% of the government-regulated price (described above) for the natural gas it takes. The sellers will also receive additional bonus payments if the power plant achieves a price for its electrical power in excess of certain target rates. Condensate associated with the natural gas that is delivered to the purchaser will be separately sold to Ecopetrol. The contract provides for substantial penalties, decreasing over the life of the contract, to the sellers for the failure to deliver gas. The commencement of the contract is conditioned upon the completion of the electric generation plant and a determination by the sellers that there
       ____________________
       * This statement may be considered forward-looking. See Cautionary Statements under General Discussion, above.

       are sufficient reserves to supply natural gas to the purchaser for the entire term of the agreement. In order to begin deliveries before the condition concerning the sufficiency of reserves is satisfied, an interim agreement for the sale of gas to Termo Santander was signed on November 20, 1997. The interim agreement will be effective until January 1, 1999, or until sufficient reserves are determined through additional work on the Opon No. 6 well or the successful completion of the Opon No. 14 well.* The gas sales price under the interim agreement will be equivalent to the price, including pipeline tariff, that would have been received if the same gas were sold under the contract with Ecopetrol described in the preceding paragraph.

       The pipeline and wellsite facilities were completed in June 1997. Ecopetrol completed the improvements to the El Centro gas plant in November 1997. Production from the Opon field began on December 1, 1997, with gas supplied to Termo Santander for testing the first of two turbines at the power plant. The first shipment of gas through the pipeline began on December 5, 1997, but was interrupted for one week shortly thereafter by a landslide. The first shipment of gas was 10 million cubic feet and the quantity is expected to increase to the contract quantity of 100 million cubic feet per day by the end of calendar 1997.*

       The associate parties have submitted invoices to Ecopetrol under the gas sales agreement for payments under the take-or-pay clause. Ecopetrol has indicated that it will not pay these invoices. The associate parties are reviewing their legal options to pursue the collection of these invoices.*

       Amoco Colombia has submitted budgets to Hondo Magdalena and ODC for calendar years 1996, 1997 and 1998. Hondo Magdalena approved capital expenditures for wells and the pipeline projects, and certain other expenditures, but did not approve the proposed overhead. As of this date, no final budget has been approved for calendar years 1996, 1997 or 1998. The parties are currently at an impasse in resolving the dispute about overhead. Hondo Magdalena has paid invoices from Amoco Colombia, including disputed overhead and has charged the full overhead amount to expense. It is management's opinion that the Company is not obligated to pay for overhead unless charged pursuant to an approved budget; however the Company has paid Amoco Colombia's invoices, under protest and subject to audit, in the hope of resolving the dispute. If the dispute cannot be resolved, the joint operating agreement among Amoco Colombia, Hondo Magdalena and ODC provides for arbitration of disputes.













       ____________________
       * This statement may be considered forward-looking. See Cautionary Statements under General Discussion, above.

       Discontinued Operations
       -----------------------

       Two of the Company's former business segments, refining and marketing operations and real estate operations were discontinued in 1991.

       On December 15, 1989, the Company suspended operations at its Newhall refinery. Subsequently, the Company adopted a plan of disposition which included dismantling the refinery, effecting environmental remediation of the land and further developing the land to a condition where it may be sold. Execution of the plan was suspended in September 1993 and the Company is now marketing the site in its current condition and with existing land-use entitlements. The Newhall refinery site consists of approximately 105 acres located adjacent to a major freeway intersection in northern Los Angeles County. See Management's Discussion and Analysis of Financial Condition and Results of Operations in Item 7 and
       Note 12 to the Consolidated Financial Statements in Item 8.

       The Company owns in fee simple approximately 11 acres of undeveloped land located in eastern Los Angeles County. An option to a developer on the Company's Via Verde tract at a price of $3.1 million expires in December 1997. The option agreement allows the Company the right to be released from the current agreement should there be a potential sale of the parcel to a ready and willing buyer.

       On October 1, 1993 the Company completed a transaction for the sale of its Fletcher refinery and related assets. In the agreement for the sale of the Fletcher refinery, the Company indemnified the buyer as to liabilities in excess of $0.3 million for certain federal and state excise taxes arising from periods prior to the sale. As more fully described in Note 12 to the Consolidated Financial Statements in Item 8, the State of California issued a preliminary report in June 1996 finding that the Fletcher refinery owed $10.8 million for certain state excise taxes (and related penalties and interest) arising from periods when the Company owned the Fletcher refinery. The State of California issued a Notice of Determination in July 1997 reducing this amount to $5.7 million. Assessed amounts are subject to a process of appeals and may be further adjusted.* The Company and the Fletcher refinery intend to further contest the assessment through the appeals and hearing process. The Company believes the liability it has accrued is sufficient to provide for the amount ultimately found to be due.*


       RESULTS OF OPERATIONS

       Results of operations for the year ended September 30, 1997 amounted to a loss of $12.4 million, or 90 cents per share, of which $10.8 million arose from continuing operations and $1.6 million resulted from discontinued operations. The Company reported a net loss of $12.7 million, or 93 cents per share, for the year ended September 30, 1996. The 1996 loss included discontinued loss provisions of $1.3 million and a loss of $11.4 million from continuing operations. In 1995, the Company reported a net loss of $11.9 million, or 90 cents per share, which included losses from discontinued operations of $5.0 million and a loss of $6.9 million from continuing operations.

       ____________________
       * This statement may be considered forward-looking. See Cautionary Statements under General Discussion, above.

       As described previously, the Company had moved from a domestic oil and gas operation to a foreign oil and gas operation. The historical results of continuing operations contain many non-recurring transactions. As a result, they are not comparable and are a poor indicator of the Company's future operating results. Management expects losses from continuing operations to continue through fiscal 1998.*

       1997 vs 1996
       ------------
       Operating costs for fiscal 1997 include an accrual of $0.4 million for revisions to estimated plugging and abandonment costs of an offshore unit in California. No comparable costs were incurred in fiscal 1996.

       Overhead, Colombian operations decreased $0.4 million between the years ended September 30, 1997 and 1996 primarily because:(i) year end adjustments recorded by Amoco Colombia increasing the figure in December 1995 did not recur in December 1996 and (ii) Ecopetrol participated in overhead expenses pertaining to the commercial operations for all of fiscal 1997, but only the last five months of fiscal 1996.

       The Company's Colombian operations undertook a seismic exploration program during fiscal 1996. The decrease of $1.7 million in exploration costs between the years arises because there were no comparable expenses incurred in fiscal 1997.

       The level of the Company's indebtedness to Lonrho Plc and to Amoco Colombia under the Funding Agreement has increased by $31.1 million between September 30, 1996 and September 30, 1997. Interest expense increased by only $1.2 million between the years ended September 30, 1997 and 1996 because the majority of the charges from the Funding Agreement are capitalized.

       Management has the following expectations for 1998 results of operations: revenue and related operating costs and depreciation, depletion and amortization will increase significantly in conjunction with the commencement of production in December 1997; overhead, Colombian operations, general and administrative expense, and exploration expenses should not vary significantly from 1997.* These factors are expected to combine to produce approximately break-even results before interest expense.* The level of interest expense to be reported in 1998 is difficult to predict at the current time, but it will increase substantially from 1997 if no outside financing to repay the Funding Agreement is acquired.*

       1996 vs 1995
       ------------
       The Company's share of expenses from the Opon operation was borne solely by Amoco Colombia during 1995 and 1994 while the Opon Nos. 3 and 4 wells were being drilled. The increases in operating expenses, overhead, Colombian operations and exploration costs of $0.1 million, $2.5 million and $1.6 million, respectively, for the year ended September 30, 1996 as compared to the year ended September 30, 1995, all arise from the Company assuming its share of these costs in 1996. The increase in interest expense of $0.3 million between the years arises primarily from Colombian costs financed with the Funding Agreement.

       ____________________
       * This statement may be considered forward-looking. See Cautionary Statements under General Discussion, above.

       Discontinued Operations
       -----------------------
       The Company implemented disposal accounting for its refining and marketing and real estate segments during 1991. In 1997, the Company recorded loss provisions of $1.2 million and $0.4 million for its refining and marketing and real estate segments, respectively, as described previously. Loss provisions of $0.4 million for the refining and marketing segment and $0.9 million for the real estate segment were recorded in 1996. Loss provisions for 1995 amounted to $0.7 million and $4.3 million for refining and marketing and real estate, respectively.

       Operating losses from discontinued operations of $0.3 million, $0.1 million, and $0.4 million for 1997, 1996, and 1995, respectively, were charged against loss provisions established in earlier periods.


       LIQUIDITY AND CAPITAL RESOURCES

       During fiscal, 1997, cash inflows of $14.6 million arose from borrowings from Lonrho Plc. The Company utilized cash of $3.9 million and $0.4 million to finance continuing and discontinued operations, respectively, $8.9 million for capital expenditures, and made scheduled debt repayments of $0.8 million. At September 30, 1997, the Company had cash balances of $1.0 million.

       In December 1993, the Company restructured the terms of its debts to Lonrho Plc. The revised terms included reduction of interest rates to a fixed rate of 6% and provisions allowing the Company to offer payment of future interest in shares of its common stock, and allowing Lonrho Plc to either accept such payment in kind or add the amount of the interest due to principal. The ability to pay interest in kind or capitalize interest allows the Company to service its debt while cash resources are scarce.

       The Company obtained a facility loan of $13.5 million in a Revolving Credit Agreement dated as of June 28, 1996, between the Company and Thamesedge, Ltd., a subsidiary of Lonrho Plc. This loan was amended and restated, as described below. Under a December 1996 letter agreement, as consideration for extension of maturities and certain other financial undertakings, the Company granted to Lonrho a security interest in all of the shares of Hondo Magdalena. The Company signed a Security Interest Agreement dated as of May 13, 1997 to document the pledge of the Hondo Magdalena shares. The Company also agreed to give Lonrho an option to convert $13.5 million of existing loans with an interest rate of 6% into the Company's common stock. The debt will be convertible at Lonrho's option at any time prior to January 1, 1998 at a rate of $12.375 per share. The portion of the debt that may be converted into common stock is not secured by the pledge of the Hondo Magdalena shares. The option to convert the debt into common stock was approved by the Company's shareholders at the 1997 Annual Meeting.

       In July 1997, the Company and Thamesedge, Ltd. agreed to amend and restate the June 1996 Revolving Credit Agreement. Under the Amended and Restated Revolving Credit Agreement dated as of July 2, 1997, Thamesedge agreed to make additional advances of $7.0 million to the Company, making the total amount of the loan $20.5 million. The interest rate remains 13%, due semi-annually; as provided in other debts to Thamesedge and described above, the Company may make interest payments in shares of its common stock. The loan now matures January 1, 1999. As additional consideration for the loan, the Company agreed to give Lonrho an option to convert $7.0 million of existing debt with an interest rate of 6% into the Company's shares at $7.70 per share (110% of the closing price on July 1, 1997). The option to convert must be approved by the Company's shareholders at the next annual meeting. If the option to convert is not approved by the shareholders, the interest rate on $7 million of existing debt will increase to 13.5%. Lonrho has further agreed to vote its shares on the matter of the option to convert in proportion to the votes cast by disinterested shareholders. As of September 30, 1997, $14.6 million of this facility has been drawn.

       In August 1997, Thamesedge Ltd. assigned all of its interest in the Company's indebtedness to London Australian & General Property Company Limited ("LAGP"), a subsidiary of Lonrho Plc. In December 1997 the Company restructured the terms of certain debt to LAGP, and obtained an additional funding commitment of $7.0 million for fiscal 1998. The Company extended all of the above described indebtedness due on January 1, 1998 to January 15, 1999 and amended the notes by adding a cross-default provision and a new event of default. The new event of default requires the Company to furnish to LAGP by October 1, 1998 a reserve report that shows a minimum of 13 billion cubic feet of gas increase over the 1997 proved reserve figure. In the event of a default under this new provision, LAGP has the right to declare all the loans in default and demand payment. The new $7.0 million commitment from Lonrho Plc for fiscal 1998 will be added to the July 1997 Amended and Restated Revolving Credit Agreement under the same terms and condition as the existing agreement explained above. The Company presently owes Lonrho Plc $99.9 million, of which $93.8 million is due January 15, 1999.

       On May 5, 1995, Hondo Magdalena, ODC and Amoco Colombia entered into a Funding Agreement for Tier I Development Project costs (the "Funding Agreement") for the interim financing of costs associated with the construction of a pipeline from the Opon Contract area (see Note 6 to the Consolidated Financial Statements in Item 8) and certain other costs related to the Opon Contract. The Funding Agreement became effective on July 26, 1995. Hondo Magdalena has financed its share of the costs (including overhead) for the pipeline and an approved geological and geophysical work program. The Funding Agreement provides that Hondo Magdalena may repay the amounts financed up to 365 days after the date of first production, along with an equity premium computed on a 22% annualized interest rate. The equity premium is computed monthly on Hondo Magdalena's share of expenditures (including any amounts to be later recouped from Ecopetrol after commerciality). Alternatively, from the date of first production until 90 days thereafter, Hondo Magdalena may elect to repay 125% of its share (excluding any amounts to be later recouped from Ecopetrol after commerciality) of the total costs accumulated up to the date of repayment. If the financed amounts are not repaid within 365 days after the date of first production, an additional penalty of 100% of the amount then due would be recovered out of Hondo Magdalena's revenues. Hondo Magdalena's revenues from production of the first 80 million cubic feet of natural gas and corresponding condensate and natural gas liquids are pledged to secure its obligations under the Funding Agreement. Production may be deemed to have commenced in December 1997 and the Company does not have the commitments or funds to repay the Funding Agreement within either the 90 or 365 day option periods.* If the Company does not secure financing to
       ____________________
       * This statement may be considered forward-looking. See Cautionary Statements under General Discussion, above.

       repay the Funding Agreement prior to 365 days after the date of first production, it will incur the 100% penalty and will pay the increased amount out of production, as described above.*

       Based upon the Company's budget and current information, management believes existing cash, available facilities, Lonrho commitments, net proceeds from the sale of Opon gas and the Funding Agreement will be sufficient to finance the Company's known obligations (the pipeline and related facilities, estimated completion expenses of the Opon No. 6 well, estimated drilling and completion expenses of the Opon No. 14 well, overhead obligations unrelated to capital projects and other business activities) during fiscal 1998.* However, management believes the Company will need additional cash to participate in the drilling of additional wells in Colombia and/or to participate in other capital projects.* If the Company becomes obligated for the drilling of an additional well, or other capital projects, the Company has the option to not participate in some or all of the capital projects.* In management's view, use of this election would be a last resort to preserve the Company's existing interest in the Opon Contract area because substantial penalties would be incurred by not participating.

       Cash flow from operations which commenced in December 1997 is not expected to be a source of free funds since pursuant to the Funding Agreement, Amoco receives the proceeds from the first 80 million cubic feet of gas and associated liquids.* Any additional free cash flow is committed to existing loan obligations. Management is reviewing several options for raising funds including sale of the Company's 15.4% interest in the pipeline.* Management continues to pursue discussions with a number of financial institutions regarding debt or equity financing of the Company's future obligations for the Opon project but has received no commitments.* Additional deliverability from current drilling projects and adequate production capability through the pipeline infrastructure will be important factors in obtaining third party financing.* In the interim, the Company must continue to rely on the financial support of Lonrho.* While the Company will continue to seek permanent financing in the near-term, there can be no assurance that the Opon Project will be successfully developed or that additional debt or equity funds will become available.* Furthermore, the success of the Opon No. 14 well is critical to obtaining third party financing (either debt or equity) and for the decision by the associate parties to the Opon Contract to continue the development of the Opon project.*















       ____________________
       * This statement may be considered forward-looking. See Cautionary Statements under General Discussion, above.


                                          30
Item 8.  FINANCIAL STATEMENTS AND SUPPLEMENTARY DATA


                          HONDO OIL & GAS COMPANY

                     CONSOLIDATED FINANCIAL STATEMENTS

                             SEPTEMBER 30, 1997



                       INDEX TO FINANCIAL STATEMENTS

                                                                       PAGE
                                                                       ----

  Report of Independent Auditors                                         32


  Financial Statements:
    Consolidated Balance Sheets as of
      September 30, 1997 and 1996                                        33

    Consolidated Statements of Operations for the years ended
      September 30, 1997, 1996 and 1995                                  34

    Consolidated Statements of Shareholders' Equity (Deficit)
      for the years ended September 30, 1997, 1996 and 1995              35

    Consolidated Statements of Cash Flows for the years ended
      September 30, 1997, 1996 and 1995                                  36

    Notes to Consolidated Financial Statements                           37


  Supplementary Information about Oil and Gas Producing Activities
    and Reserves (Unaudited)                                             56



























                                    31

<AUDIT-REPORT>
                       REPORT OF INDEPENDENT AUDITORS


Board of Directors and Shareholders
Hondo Oil & Gas Company


We have audited the accompanying consolidated balance sheets of Hondo Oil & Gas Company as of September 30, 1997 and 1996, and the related consolidated statements of operations, shareholders' equity (deficit), and cash flows for each of the three years in the period ended September 30, 1997. Our audits also included the financial statement schedule listed in the Index at Item 14(a). These financial statements and schedule are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements and schedule based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of Hondo Oil & Gas Company at September 30, 1997 and 1996, and the consolidated results of its operations and its cash flows for each of the three years in the period ended September 30, 1997, in conformity with generally accepted accounting principles. Also, in our opinion, the related financial statement schedule, when considered in relation to the basic financial statements taken as a whole, presents fairly in all material respects the information set forth therein.




                                      /s/ ERNST & YOUNG LLP



Denver, Colorado
November 21, 1997,
except for Note 5 as to which the date is December 18, 1997










</AUDIT-REPORT>






                                    32

                          HONDO OIL & GAS COMPANY
                        CONSOLIDATED BALANCE SHEETS
                  (In Thousands Except Share Information)


                                                        September 30,
                                                      1997         1996
                                                   -----------  -----------
ASSETS
Current assets:
  Cash and cash equivalents                            $1,019         $374
  Accounts receivable, net of allowances
    of $44 and $332, respectively                         296          317
  Prepaid expenses and other                                1           79
                                                   -----------  -----------
    Total current assets                                1,316          770

Properties, net (Note 3)                               40,612       21,248
Net assets of discontinued operations (Note 12)         2,137        2,202
Other assets                                              865          320
                                                   -----------  -----------
                                                      $44,930      $24,540
                                                   ===========  ===========

LIABILITIES AND SHAREHOLDERS' EQUITY (DEFICIT)
Current liabilities:
  Accounts payable                                     $3,464       $2,849
  Current portion of long-term debt (Note 5)              265          738
  Accrued expenses and other (Note 4)                   3,421        2,292
                                                   -----------  -----------
    Total current liabilities                           7,150        5,879

Long-term debt, including $99,943 and
  $80,109, respectively, payable to a
  related party (Note 5)                              102,903       83,334
Funding agreement (Note 6)                             22,788       11,513
Other liabilities, including $3,407 and
  $2,411, respectively, payable to a
  related party (Note 7)                                5,262        4,705
                                                   -----------  -----------
                                                      138,103      105,431

Contingent liabilities (Notes 10 and 12)

Shareholders' equity (deficit) (Notes 5 and 8):
  Preferred stock                                          --           --
  Common stock, $1 par value, 30,000,000 shares
    authorized; shares issued and outstanding:
    13,788,424 and 13,776,194, respectively            13,788       13,776
  Additional paid-in capital                           53,675       53,581
  Accumulated deficit                                (160,636)    (148,248)
                                                   -----------  -----------
                                                      (93,173)     (80,891)
                                                   -----------  -----------
                                                      $44,930      $24,540
                                                   ===========  ===========






The accompanying notes are an integral part of these financial statements.

                                    33


                                 HONDO OIL & GAS COMPANY
                          CONSOLIDATED STATEMENTS OF OPERATIONS
                      (In Thousands Except Share and Per Share Data)


                                                            For the years ended
                                                   -------------------------------------
                                                               September 30,
                                                      1997         1996         1995
                                                   -----------  -----------  -----------
REVENUES
Sales and operating revenue                                $4           $2          $23
Other income                                               25          110           23
                                                   -----------  -----------  -----------
                                                           29          112           46
                                                   -----------  -----------  -----------

COSTS AND EXPENSES
Operating costs                                           575          169           47
Depreciation, depletion, and amortization                 230          156          266
Overhead, Colombian operations                          2,183        2,576          119
General and administrative                              1,582        1,779        1,608
Exploration costs                                          27        1,769          169
Interest on indebtedness including $6,222,
  $4,786 and $4,659, respectively, to a
  related party (Note 5)                                6,222        5,009        4,680
Loss on sale of assets                                     --            6           --
                                                   -----------  -----------  -----------
                                                       10,819       11,464        6,889
                                                   -----------  -----------  -----------
Loss from continuing operations
  before income taxes                                 (10,790)     (11,352)      (6,843)
Income tax expense (benefit) (Note 9)                      (2)           5          113
                                                   -----------  -----------  -----------
Loss from continuing operations                       (10,788)     (11,357)      (6,956)

Loss from discontinued operations (Note 12)            (1,600)      (1,300)      (4,950)
                                                   -----------  -----------  -----------
Net Loss                                             $(12,388)    $(12,657)    $(11,906)
                                                   ===========  ===========  ===========

Loss per share:
  Continuing operations                                $(0.78)      $(0.83)      $(0.53)
  Discontinued operations                               (0.12)       (0.10)       (0.37)
                                                   -----------  -----------  -----------
  Net loss per share                                   $(0.90)      $(0.93)      $(0.90)
                                                   ===========  ===========  ===========

Weighted average common shares outstanding         13,780,963   13,672,722   13,171,049



The accompanying notes are an integral part of these financial statements.

                                         34

                                       HONDO OIL & GAS COMPANY
                      CONSOLIDATED STATEMENTS OF SHAREHOLDERS' EQUITY (DEFICIT)
                                 (In Thousands Except Common Shares)


                                                         Common Stock                      Retained
                                                   ------------------------  Additional    Earnings
                                                                               Paid-In   (Accumulated
                                                     Shares       Amount       Capital     Deficit)
                                                   -----------  -----------  -----------  -----------
Balance at October 1, 1994                         13,032,276      $13,032      $43,972    $(123,685)
  Purchase of interest in Opon Association
    Contract with common stock (Note 3)                44,438           44          845           --
  Payment of interest with common stock (Note 5)      189,080          189        2,104           --
  Exercise of stock options (Note 8)                  157,584          158        1,883           --
  Net loss                                                 --           --           --      (11,906)
                                                   -----------  -----------  -----------  -----------
Balance at September 30, 1995                      13,423,378       13,423       48,804     (135,591)

  Payment of interest with common stock (Note 5)      319,316          319        4,423           --
  Exercise of stock options (Note 8)                   33,500           34          354           --
  Net loss                                                 --           --           --      (12,657)
                                                   -----------  -----------  -----------  -----------
Balance at September 30, 1996                      13,776,194       13,776       53,581     (148,248)

  Payment of liabilities with common stock             12,230           12           94           --
  Net loss                                                 --           --           --      (12,388)
                                                   -----------  -----------  -----------  -----------
Balance at September 30, 1997                      13,788,424      $13,788      $53,675    $(160,636)
                                                   ===========  ===========  ===========  ===========




The accompanying notes are an integral part of these financial statements.

                                                 35

                                       HONDO OIL & GAS COMPANY
                                CONSOLIDATED STATEMENTS OF CASH FLOWS
                                            (In Thousands)


                                                                         For the years ended
                                                                -------------------------------------
                                                                            September 30,
                                                                   1997         1996         1995
                                                                -----------  -----------  -----------
Cash flows from operating activities:
  Pretax loss from continuing operations                          $(10,790)    $(11,352)     $(6,843)
  Adjustments to reconcile pretax loss from continuing
    operations to net cash used by continuing operations:
    Depreciation, depletion and amortization                           230          156          266
    Loss on sale of assets                                              --            6           --
    Accrued interest added to long-term debt                         5,261           34        2,385
    Accrued interest paid with common stock                             --        4,742        2,292
    Changes in operating assets and liabilities:
      Decrease (increase) in:
        Accounts receivable                                             21           10          199
        Prepaid expenses and other                                      78          (72)          26
        Other assets                                                  (731)         (12)        (201)
      Increase (decrease) in:
        Accounts payable                                               230        1,189          159
        Accrued expenses and other                                     (40)          --          123
        Funding agreement                                            1,961        3,361          275
        Other liabilities                                             (118)        (178)        (357)
                                                                -----------  -----------  -----------
      Net cash used by continuing operations                        (3,898)      (2,116)      (1,676)
      Net cash used by discontinued operations                        (366)        (210)        (473)
                                                                -----------  -----------  -----------
      Net cash used by operating activities                         (4,264)      (2,326)      (2,149)
                                                                -----------  -----------  -----------
Cash flows from investing activities:
  Sale of assets                                                        --            1        4,804
  Capital expenditures                                              (8,926)        (913)      (2,021)
                                                                -----------  -----------  -----------
      Net cash provided (used) by investing activities              (8,926)        (912)       2,783
                                                                -----------  -----------  -----------
Cash flows from financing activities:
  Proceeds from long-term borrowings                                14,600        1,825        3,175
  Principal payments on long-term debt                                (765)        (235)      (5,220)
  Issuance of stock                                                     --          251        2,041
                                                                -----------  -----------  -----------
      Net cash provided (used) by financing activities              13,835        1,841           (4)
                                                                -----------  -----------  -----------

Net increase (decrease) in cash and cash equivalents                   645       (1,397)         630

Cash and cash equivalents at the beginning of the year                 374        1,771        1,141
                                                                -----------  -----------  -----------
Cash and cash equivalents at the end of the year                    $1,019         $374       $1,771
                                                                ===========  ===========  ===========

        Refer to Notes 3 and 6 for descriptions of non-cash transactions.



The accompanying notes are an integral part of these financial statements.

                                                 36


                          HONDO OIL & GAS COMPANY
                 NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                             September 30, 1997

                     (All Dollar Amounts in Thousands)


1)  Nature of Business
    ------------------

    Hondo Oil & Gas Company ("Hondo Oil" or "the Company") is an independent oil and gas exploration and development company. The Hondo Company owns
    62.7%     of Hondo Oil & Gas Company.  Lonrho Plc ("Lonrho"), a publicly-
    traded English company and the Company's primary lender, owns 100% of The Hondo Company and owns an additional 5.7% of the Company through another wholly-owned subsidiary. In total, Lonrho controls 68.4% of the Company's outstanding shares.

    During 1991 the Company adopted plans of disposal for its refining and marketing and real estate operations. Substantially all of the refining an marketing assets were sold in 1993. Following the sale of substantially all of its domestic oil and gas properties in 1992, the Company's sole continuing business activity is exploitation of an oil and gas concession in Colombia, South America.

    The Company's wholly-owned subsidiary, Hondo Magdalena Oil & Gas Limited ("Hondo Magdalena"), became involved in the Opon Association Contract (the "Opon Contract") in Colombia in 1991. Amoco Colombia Petroleum Company ("Amoco Colombia") earned an interest in the Opon Contract through a Farmout Agreement executed in 1993. Amoco Colombia, Hondo Magdalena, and Opon Development Company presently have working interests of approximately 60%, 31%, and 9%, respectively. The Colombian national oil company, Ecopetrol, has the right to acquire 50% of the Opon Contract when commerciality is declared and will reimburse the associate parties (out of future production) for 50% of the direct exploration costs. In 1995, Ecopetrol agreed to include certain costs related primarily to construction of a pipeline and wellsite facilities in the commercial area, and to pay cash for its share of those costs. Commerciality was declared for a portion of the Contract area in May 1996 and Ecopetrol reimbursed the associate parties for its share of the above described costs in September 1996 (See Note 6). Subsequent to the declaration of commerciality, the Company's share of costs for activities within the commercial area is approximately 15%.

    Amoco Colombia was obligated by the 1993 Farmout Agreement to fund all but $2,000 of Hondo Magdalena's share of drilling and related costs during the drilling of two exploration wells and to make certain payments to Hondo Magdalena. Amoco Colombia spent approximately $56,500 to drill the first two exploratory natural gas wells in 1994 and 1995. The combined results of production tests of these wells indicate they will produce at a daily rate of 103 million cubic feet of natural gas and 3,900 barrels of condensate. The Company was able to attribute proved reserves to this discovery as of September 30, 1996 following completion of negotiations for sales of the discovered hydrocarbons. As more fully described in Note 6, Amoco Colombia agreed to finance the Company's share of costs to build a natural gas pipeline, construct wellhead facilities, and acquire seismic data, including related overhead. Acquisition of the seismic data was completed during fiscal 1996, and construction of the pipeline and related wellhead facilities was completed during fiscal 1997. The Company began earning revenue in December 1997.





                                    37

                          HONDO OIL & GAS COMPANY
                 NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                             September 30, 1997

                     (All Dollar Amounts in Thousands)


1)  Nature of Business (continued)
    ------------------------------

    A third well was drilled during fiscal 1997. In April and May 1997, several mechanical problems were encountered during the completion and testing of the third well. Further work on the well has been suspended until a plan has been finalized (estimated to occur in January 1998). Drilling of a fourth well commenced in October 1997. Both of the third and fourth wells are located in the non-commercial portion of the concession, therefore, Ecopetrol does not pay a share of the drilling costs.

    As more fully described in Note 6, a substantial portion of the Company's revenue is pledged to repayment of the Funding Agreement. Cash from operations after Funding Agreement repayments will not be sufficient to fund Colombian operating costs and capital expenditures, and U.S. overheads, during fiscal 1998. Based upon the Company's budget, management believes existing facilities and further commitments from Lonrho and the Funding Agreement will be sufficient to finance the Company's known cash requirements during fiscal 1998. The Company will require significant additional funding for the continued development of the Opon Contract area and repayment of the Funding Agreement subsequent to fiscal 1998. The Company has the option to not participate in some or all of the Opon capital projects which may be proposed in the future and the option to allow the Funding Agreement to be repaid entirely from production. However, substantial penalties would be incurred by choosing either of these alternatives.

    The Company continues to be dependent on its majority shareholder, Lonrho Plc, to fund its future cash needs. Management believes that outside financing will not be forthcoming until Opon 14 is successfully completed in the spring of 1998. Obtaining permanent financing for development of the Company's Opon project is vital to the Company's ability to successfully exploit this concession in the future. There can be no assurance that the Opon Project will be successfully developed or that additional debt or equity funds will become available.


2)  Summary of Significant Accounting Policies
    ------------------------------------------

    (a) Basis of Consolidation and Presentation
        ---------------------------------------

    The consolidated financial statements of Hondo Oil include the accounts of all subsidiaries, all of which are wholly owned. All significant intercompany transactions have been eliminated.

    In 1991, the Company adopted plans of disposal for its refining and marketing and its real estate segments, respectively. Accordingly, the results of operations and the net assets of the discontinued segments have been reclassified to discontinued operations for all periods presented. Assets of discontinued operations are recorded at the lower of cost or net realizable value. Refer to Note 12.




                                    38

                          HONDO OIL & GAS COMPANY
                 NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                             September 30, 1997

                     (All Dollar Amounts in Thousands)


2)  Summary of Significant Accounting Policies (continued)
    ------------------------------------------------------

    (b) Cash Equivalents
        ----------------

    Cash equivalents represent highly liquid investments with original maturities of three months or less.

    (c) Oil and Gas Properties
        ----------------------

    Oil and gas properties are accounted for using the successful efforts method. Under this method, property acquisition costs are capitalized when incurred. Exploratory geological and geophysical costs and general and administrative costs, including salaries, are expensed as incurred. The Company capitalizes interest expense for individual capital projects requiring more than three months for completion and costing more than $1,000. The costs of drilling exploratory wells are capitalized pending determination of whether the wells have found proved reserves. If proved reserves are not discovered, such dry hole costs are expensed. All developmental drilling costs, including those for unsuccessful wells, are capitalized.

    Acquisition costs of unproved properties which are considered to be individually significant are periodically assessed for impairment on a property-by-property basis. Individually insignificant properties are assessed for impairment as a group. Any decline in value is included in the statement of operations in exploration costs.

    Intangible drilling and development costs and tangible equipment are depleted by the units-of-production method using proved developed reserves on a field basis. Leasehold costs are also depleted on a field basis using total proved reserves. Estimates of proved reserves are based upon reports of independent petroleum engineers.

    (d) Other Fixed Assets
        ------------------

    Other fixed assets are recorded at historical cost and are depreciated by the straight-line method using useful lives of 7 to 10 years.

    (e) Earnings Per Share
        ------------------

    In February 1997, the Financial Accounting Standards Board issued SFAS No. 128, Earnings per Share. Under the new requirements, the dilutive effect of stock options is to be excluded from the primary earnings per share computation. The Company has incurred losses in each of the periods covered in these financial statements, thereby making the inclusion of stock options in the primary earnings per share computation antidilutive. Accordingly, stock options have already been excluded from the primary earnings per share computation and previously reported primary earnings per share amounts do not need to be restated. Fully diluted per share amounts are the same as primary per share amounts and, accordingly, are not presented.


                                    39

                          HONDO OIL & GAS COMPANY
                 NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                             September 30, 1997

                     (All Dollar Amounts in Thousands)


2)  Summary of Significant Accounting Policies (continued)
    ------------------------------------------------------

    (f) Income Taxes
        ------------

    The Company accounts for income taxes under the provisions of SFAS No. 109, "Accounting For Income Taxes." Under Statement 109, the liability method is used in accounting for income taxes. Deferred tax assets and liabilities are determined based on reversals of differences between financial reporting and tax bases of assets and liabilities and are measured using the enacted effective tax rates and laws that will be in effect when the differences are expected to reverse.

    Investment tax credits are accounted for by the flow-through method which recognizes related benefits in the year realized.

    (g) Loan Fees
        ---------

    Capitalized loan fees pertaining to long-term loans are included in other assets. The loan fees are stated at cost and are amortized by the straight-line method, which approximates the level yield method, over the life of the related loan.

    (h) Foreign Currency Translation
        ----------------------------

    The Company's Colombian business is conducted in a highly inflationary economic environment. Accordingly, the financial statements of the Company's foreign subsidiary are remeasured as if the functional currency were the U.S. dollar using historical exchange rates. Exchange gains and losses, which have been immaterial to date, are included in operating costs.

    (i) Use of Estimates
        ----------------

    The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.

    (j) Fair Value of Financial Instruments
        -----------------------------------

    SFAS Statement No. 107, Disclosures About Fair Value of Financial Instruments, requires disclosures of fair value information about financial instruments for which it is practicable to estimate that value. The Company's financial instruments include: cash and cash equivalents, receivables, accounts payable, long-term debt, the Funding Agreement, and certain other long-term liabilities. Disclosures of fair values determined in accordance with SFAS No. 107 are included in Notes 5, 6, and 7. The Company believes that the recorded values approximate fair values for financial instruments for which no separate disclosure of fair value is made.


                                    40

                          HONDO OIL & GAS COMPANY
                 NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                             September 30, 1997

                     (All Dollar Amounts in Thousands)


2)  Summary of Significant Accounting Policies (continued)
    ------------------------------------------------------

    (k) Stock Option Valuation
        ----------------------

    The Company implemented the disclosure requirements of SFAS No. 123, Accounting and Disclosure of Stock-Based Compensation as of September 30, 1997. The Statement gives companies the option to either follow fair value accounting or to continue to follow Accounting Principles Board Opinion No. 25, Accounting for Stock Issued to Employees ("APB No. 25"), and related interpretations. The Company has elected to continue to follow APB No. 25 for recognition of expense from stock options and stock-based awards. Therefore, implementation of the Statement had no impact on results of operations for any of the years reported.

    (l) Reclassifications
        -----------------

    Certain reclassifications have been made to the prior years' amounts to make them comparable to the fiscal 1997 presentation. These additional changes had no impact on previously reported results of operations or shareholders' equity (deficit).


3)  Properties
    ----------

    Properties, at cost, consist of the following:

                                                        September 30,
                                                      1997         1996
                                                   -----------  -----------

    Oil and gas properties (Colombia):
      Proved                                          $11,923      $11,803
      Accumulated depletion, depreciation
        and amortization                                   --           --
                                                   -----------  -----------
                                                       11,923       11,803
                                                   -----------  -----------
    Other properties - Colombia:
      Wellsite facilities                               4,689        2,039
      Pipelines                                        12,061        5,398
      Wells in progress                                11,821        1,858
    Other properties - domestic
      Other fixed assets                                  323          311
      Accumulated depreciation                           (205)        (161)
                                                   -----------  -----------

                                                      $40,612      $21,248
                                                   ===========  ===========





                                    41

                          HONDO OIL & GAS COMPANY
                 NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                             September 30, 1997

                     (All Dollar Amounts in Thousands)


3)  Properties (continued)
    ----------------------

    The balance of wells in progress includes non-cash increases of $674 and $1,225 which were accrued in accounts payable as of September 30, 1997 and 1996, respectively. The Company capitalized interest of $782 and $180 in the balance of wells in progress for the years ended September 30, 1997 and 1996, respectively. The balances of wellsite facilities and pipelines include non-cash increases of $6,538 and $7,968 for 1997 and 1996, respectively, which were charged to the Funding Agreement (Note 6). The balances of wells in progress, wellsite facilities and pipelines include a non-cash decrease of $2,916 for 1996 pertaining to amounts due from Ecopetrol under the commerciality declaration (See Note 1), of which $2,629 had been collected and applied to the Funding Agreement as of September 30, 1997. The balance of $287 was retained by Ecopetrol subject to completion of an audit and is included in accounts receivable as of September 30, 1997.

    Total costs incurred (both capitalized and expensed) in Colombia for oil and gas producing activities were:

<HEADING>
                                                            For the years ended
                                                   -------------------------------------
                                                               September 30,
                                                      1997         1996         1995
                                                   -----------  -----------  -----------
    Property acquisition costs (a)                        $--          $38         $889
                                                   ===========  ===========  ===========
    Exploration costs                                 $10,051       $3,731         $169
                                                   ===========  ===========  ===========
    Development costs                                  $2,709       $2,558         $190
                                                   ===========  ===========  ===========

    (a) In September 1995, the Company acquired an additional 0.88875% interest in the Opon Contract by the issuance of 44,438 shares of its common stock.


4)  Accrued expenses
    ----------------

    Accrued expenses consist of the following:
                                                        September 30,
                                                      1997         1996
                                                   -----------  -----------

    Refining and marketing costs (Note 12)             $3,198       $2,028
    Other                                                 223          264
                                                   -----------  -----------
                                                       $3,421       $2,292
                                                   ===========  ===========





                                    42


                          HONDO OIL & GAS COMPANY
                 NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                             September 30, 1997

                     (All Dollar Amounts in Thousands)


5)  Long-Term Debt
    --------------

    Long-term debt consists of the following:           September 30,
                                                      1997         1996
                                                   -----------  -----------
    Notes payable to Lonrho Plc (a),(b):
      Note A (c)                                       $3,479       $3,277
      Note B (c)                                        4,535        4,271
      Note C (a),(d)                                   38,577       36,361
      Note D (d)                                       33,126       31,200
      Note E (e)                                        5,294        5,000
      Note F (f)                                       14,932           --
    Pollution Control Revenue Bonds (g)                 2,225        2,475
    Industrial Development Revenue Bonds (g)            1,000        1,000
    Other                                                  --          488
                                                   -----------  -----------
                                                      103,168       84,072
    Less current maturities                              (265)        (738)
                                                   -----------  -----------

                                                     $102,903      $83,334
                                                   ===========  ===========

    Maturities are as follows for the years ending September 30:
    1998                                                 $265
    1999                                               93,812
    2000                                                1,898
    2001                                                1,918
    2002                                                1,938
    Thereafter                                          3,337
                                                   -----------
                                                     $103,168
                                                   ===========


    (a) In December 1997, the Company and Lonrho agreed to defer commencement of principal amortization for Notes A through E. The descriptions in
        (b) through (e) below reflect the revisions. As consideration for extensions and certain other financial undertakings received from Lonrho in 1996, the Company granted to Lonrho a security interest in all of the shares of Hondo Magdalena and agreed to give Lonrho an option to convert $13,500 of Note C into the Company's common stock at a rate of $12.375 per share. The portion of the debt that may be converted into common stock will not be secured by the pledge of the Hondo Magdalena shares. In 1997, as consideration for extension of the term of Note F and the granting of $7,000 additional credit thereunder, the Company gave Lonrho an option to convert another $7,000 of Note C into the Company's common stock at a rate of $7.70 per share. The debt will be convertible at Lonrho's option at any time prior to maturity. The option to convert the debt into common stock given in 1997 will be subject to shareholder approval at the Company's 1998 annual meeting. If the conversion option is not approved by the shareholders, the interest rate on the $7,000 will revert to 13.5%, the rate of interest on such debt prior to the 1993 restructuring.

                                    43

                          HONDO OIL & GAS COMPANY
                 NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                             September 30, 1997

                     (All Dollar Amounts in Thousands)

5)  Long-Term Debt (continued)
    --------------------------

    (b) The following terms apply to Notes A through E:
        (1) Interest is payable semiannually at a rate of 6%.
        (2) If management determines sufficient cash is not available to pay interest, management may offer to issue the Company's unregistered stock valued at the American Stock Exchange closing price on the interest due date as payment in kind. Lonrho may choose to either add the accrued interest to the balance of the debt outstanding or accept the payment in kind. The Company has an obligation to register any shares issued in connection with the above if so requested by Lonrho.
        (3) Accrued interest of $3,407, $2,823, $2,411 and $2,354 has been added to the outstanding debt as of October 1, 1997, April 1, 1997, October 1, 1996, and October 1, 1994, respectively. Accrued interest of $2,375, $2,367 and $2,293 has been paid by the issuance of 197,944, 121,372 and 189,080 shares, respectively, of the Company's common stock for amounts due on April 1, 1996, October 1, 1995 and April 1, 1995, respectively.
        (4) As consideration for past deferrals of interest and principal payments due under the terms of the first four notes, the Company has granted Lonrho Plc a 5% share of the Company's net profits, as defined, under the Opon Contract. Following repayment of these notes, Lonrho's entitlement will be reduced by half.
        (5) If the Company does not furnish to Lonrho by October 1, 1998 a report that shows an increase in proved gas reserves of 13,000,000 mcf, then Lonrho has the right to declare Notes A through E in default and demand payment.

    (c) Notes A and B are secured by mortgages on the Company's real estate included in discontinued operations. Absent repayment in full as a result of the sale of the securing real estate, principal amortization in ten equal semiannual installments will commence January 15, 1999. Note A is secured by the Company's Via Verde Bluffs real estate. Note B is secured by the Company's Valley Gateway real estate.

    (d) Notes C and D are secured by the Company's Valley Gateway real estate. Notes C and D are due January 15, 1999 and are subordinated to the Company's other indebtedness existing at September 30, 1997.

    (e) In October 1994, the Company received $4,800, net of withholding taxes, from Amoco Colombia under the terms of the Farmout Agreement (See Note 1). Also in October 1994, the Company paid $5,000 to Lonrho Plc to reduce the balance of Note D and the related interest expense. At the same time, Lonrho Plc made available $5,000 in the form of a new facility loan to be drawn as needed by the Company. The Company drew $3,175 of this facility loan during 1995 and the remaining $1,825 during 1996. Note E is due January 15, 1999.

    (f) In June 1996, Lonrho Plc agreed to provide the Company an additional facility loan of $13,500 at a rate of 13%, payable semiannually. In July 1997, the loan was amended to extend the maturity date to January 1, 1999 and revise the amount available to $20,500. The provisions for payment of interest with the Company's common shares described in
        (b)(2) above apply to this loan. The loan is secured by free cash flow, as defined, from Hondo Magdalena's operations. The Company drew $14,600 during fiscal 1997 and additional amounts of $1,700 and $1,400 in October and December 1997, respectively.
                                    44

                          HONDO OIL & GAS COMPANY
                 NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                             September 30, 1997

                     (All Dollar Amounts in Thousands)


5)  Long-Term Debt (continued)
    --------------------------

    (g) Both issues of these tax-exempt bonds were issued under the authority of the California Pollution Control Financing Authority. The Pollution Control Revenue bonds bear interest at an average rate of 6.15%, payable semiannually, and mature serially through November 1, 2003. The Industrial Development Revenue Bonds bear interest at a rate of 7.5%, payable semiannually, and mature September 1, 2011.
        Both bond issues are collateralized by certain refinery facilities and equipment located at Valley Gateway and the Fletcher refinery. The collateral at the Fletcher refinery is leased to the buyer for a nominal annual fee. The trustee of the bonds was notified of changes to the collateral in 1993 and the trustee has not taken any action to declare a breach of covenant or a default. The Company routinely communicates with the Trustee and has received no indication that the Trustee is contemplating any such action.

    According to the terms of the various credit agreements, the Company is restricted in its ability to: (a) incur additional debt; and (b) pay dividends on and/or redeem capital stock.

    Hondo Oil paid interest of $219, $234 and $248 for the years ended September 30, 1997, 1996 and 1995, respectively. In accordance with the provisions of SFAS No. 107, the Company has estimated the fair value of its long-term debt to be $97,414 as of September 30, 1997 using a discount rate of 13%.


6)  Funding Agreement
    -----------------

    Effective July 26, 1995, Hondo Magdalena, Amoco Colombia, and Opon Development Company entered into a Funding Agreement for Tier I Development Project costs (the "Funding Agreement") for the interim financing of costs associated with the construction of a pipeline from the Opon Contract area, certain wellsite facilities, a geological and geophysical work program, and for related overheads. The Funding Agreement provides that Hondo Magdalena may repay the amounts financed by Amoco Colombia from prior to the date of first production until 365 days thereafter, along with an equity premium computed using a 22% annualized interest rate. The equity premium will be computed monthly on Hondo Magdalena's share of expenditures (including any amounts to be recouped from Ecopetrol after commerciality). Alternatively, from the date of first production until 90 days thereafter, Hondo Magdalena may elect to repay 125% of its share (excluding any amounts to be recouped from Ecopetrol after commerciality) of the total costs accumulated up to the date of repayment. If the financed amounts are not repaid within 365 days after the date of first production, an additional penalty of 100% of the amount then due would be recovered out of Hondo Magdalena's revenues. Hondo Magdalena's revenues from production of the first 80 million cubic feet of natural gas and related condensate and natural gas liquids are pledged to secure its obligations under the Funding Agreement.






                                    45

                          HONDO OIL & GAS COMPANY
                 NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                             September 30, 1997

                     (All Dollar Amounts in Thousands)


6)  Funding Agreement (continued)
    -----------------------------

    The Company has accrued equity premiums computed in accordance with the 22% annualized interest rate option. Equity premiums of $2,774, $1,262 and $57 related to the financed pipeline costs and wellsite facilities have been capitalized for the years ended September 30, 1997, 1996 and 1995, respectively. The remainder of the equity premiums accrued to date, relating to the financed geological and geophysical work and overheads, have been expensed.

    The balance of the Funding Agreement consists of the following:

                                                        September 30,
                                                      1997         1996
                                                   -----------  -----------

    Outstanding principal                             $17,566       $9,771
    Equity premiums                                     5,222        1,742
                                                   -----------  -----------
                                                      $22,788      $11,513
                                                   ===========  ===========

    The balance of the Funding Agreement was reduced by $2,629 in September 1996 by application of the Company's share of payments from Ecopetrol arising from the declaration of commerciality (Note 1).

    In accordance with the provisions of SFAS No. 107, the Company has estimated the fair value of the Funding Agreement to be $24,690 as of September 30, 1997 using a discount rate of 13%.


7)  Other Liabilities
    -----------------

    Other liabilities consist of the following:

                                                        September 30,
                                                      1997         1996
                                                   -----------  -----------

    Interest payable to Lonrho Plc (Note 5)            $3,407       $2,411
    City of Long Beach (a)                              1,594        1,533
    Other                                                 261          761
                                                   -----------  -----------
                                                       $5,262       $4,705
                                                   ===========  ===========

    (a) Due January 1, 1999 together with interest accrued at 6%. In accordance with the provisions of SFAS No. 107, the Company has estimated the fair value of this liability to be $1,462 as of September 30, 1997 using a discount rate of 13%.





                                    46

                          HONDO OIL & GAS COMPANY
                 NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                             September 30, 1997

                     (All Dollar Amounts in Thousands)


8)  Shareholders' Equity
    --------------------

    In addition to its common shares, the Company has authorized 10,000,000 shares of one dollar par value preferred stock. No preferred shares have been issued as of September 30, 1997.

    The Company has a stock option plan under which options to purchase common shares of the Company are granted to certain officers, directors and key employees. The options are priced equal to or greater than the market price in effect at the date of grant. Accordingly, no compensation expense is recognized in connection with this plan. Generally, options granted under the plan have a term of five years, are half vested after six months of service and are fully vested after eighteen months of service. As of September 30, 1997 and 1996 additional options of 94,000 and 15,000, respectively, were available for future grants under the stock option plan.

    The information for 1995 in the table below includes the exercise of 74,700 options priced at $19.00 per share originating from the Company's terminated 1982 Stock Option Plan. The Company granted an option for 25,000 shares at $7.50 per share to a former officer in March 1995. The option was not granted under a stock option plan and was priced less than the market price at date of grant. Compensation of $138 was included in general and administrative expense at the date of grant. The option was exercised during 1996. All other reported options originate from the Company's 1993 Stock Incentive Plan.

    As required by SFAS 123 "Accounting for Stock-Based Compensation," the Company has determined the fair value of options granted in 1997 and 1996 and the pro forma effect on net loss and net loss per share as if compensation expense equal to that fair value had been recorded. The fair value at date of grant was determined using the Black-Scholes option pricing model and the assumptions listed in the table below. The Black-Scholes option valuation model was developed for use in estimating the fair value of traded options which have no vesting restrictions and are fully transferable. In addition, option valuation models require the input of highly subjective assumptions including the expected stock price volatility. Because the Company's employee stock options have characteristics significantly different from those of traded options, and because changes in the subjective input assumptions can materially affect the fair value estimate, management believes the model used does not necessarily provide a reliable single measure of the fair value of its stock options. The estimated fair value of an option is included in pro forma expense as it vests. Therefore, as required by the transition provisions of SFAS 123, options granted in 1995 and vesting in 1996 were not valued and were not included in the pro forma computations.











                                    47

                          HONDO OIL & GAS COMPANY
                 NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                             September 30, 1997

                     (All Dollar Amounts in Thousands)


8)  Shareholders' Equity (continued)
    --------------------------------

    The following table summarizes information relative to stock options outstanding:

    <HEADING>
                                                            For the years ended
                                                   -------------------------------------
                                                               September 30,
                                                      1997         1996         1995
                                                   -----------  -----------  -----------

    Options outstanding - beginning of year           218,232      187,732      220,316
      Granted                                          58,000       64,000      125,000
      Exercised                                            --      (33,500)    (157,584)
                                                   -----------  -----------  -----------
    Options outstanding - end of year                 276,232      218,232      187,732
                                                   ===========  ===========  ===========

    Options exercisable - end of year                 186,232      154,232      137,732

    Weighted-average exercise prices:
      Options outstanding - beginning of year          $12.57       $11.14       $11.40
      Granted
        Contractual price                               $9.00       $14.13       $12.96
        Fair value price                                $3.99        $6.24           NA
      Exercised                                            NA        $7.50       $12.95
      Options outstanding - end of year                $11.82       $12.57       $11.14
      Options exercisable - end of year                $12.30       $11.93        $9.98

    End of year - outstanding options:
      Low exercise price                                $7.50        $7.50        $7.50
      High exercise price                              $14.63       $14.63       $14.63
      Average remaining contractual life (years)         2.81         3.32         3.29

    Fair value of options granted:
      Net loss - as reported                         $(12,388)    $(12,657)          NA
      Net loss - pro forma                           $(12,630)    $(12,773)          NA
      Loss per share - as reported                     $(0.90)      $(0.93)          NA
      Loss per share - pro forma                       $(0.92)      $(0.93)          NA

    Assumptions for fair value determination:
      Expected life (years)                              3.56         3.56           NA
      Volatility                                         0.52         0.52           NA
      Interest rate                                      6.41%        6.30%          NA
      Dividend yield                                     0.00%        0.00%          NA



                                48

                          HONDO OIL & GAS COMPANY
                 NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                             September 30, 1997

                     (All Dollar Amounts in Thousands)


9)  Income Taxes
    ------------

    Income tax expense (benefit) reported in the statements of operations is comprised entirely of current income taxes paid (received) in Colombia. Significant components of the Company's deferred tax assets and liabilities are as follows:
                                                        September 30,
                                                      1997         1996
                                                   -----------  -----------
    Deferred tax assets, long-term:
      Domestic net operating loss carryforwards       $44,953      $43,734
      Foreign income tax basis of
        capitalized assets in excess of
        financial reporting basis                       1,178        1,432
      Income tax basis of real estate in
        excess of financial reporting basis             1,991        1,965
      Financial reporting basis of accrued
        liabilities in excess of tax basis              1,311        1,045
      Valuation allowances                            (48,850)     (47,467)
                                                   -----------  -----------
                                                          583          709
                                                   -----------  -----------
    Deferred tax liabilities, long-term:
      Foreign income tax depreciation in
        excess of financial reporting
        depreciation                                      583          709
                                                   -----------  -----------
                                                          583          709
                                                   -----------  -----------
    Net deferred tax liability                            $--          $--
                                                   ===========  ===========

    The differences between income tax expense (benefit) from continuing opera-tions and the amount computed by applying the statutory Federal income tax rate to loss from continuing operations before income taxes are as follows:

<HEADING>
                                                            For the years ended
                                                   -------------------------------------
                                                               September 30,
                                                      1997         1996         1995
                                                   -----------  -----------  -----------
    Benefit computed at the effective
      statutory rate                                  $(4,273)     $(4,499)     $(2,365)
    Nondeductible interest                              2,468        1,425           --
    Losses from foreign operations                        999        1,919          215
    Foreign income tax expense                             (2)           5          113
    Net operating loss for which no benefit
      is recognized                                       806        1,155        2,150
                                                   -----------  -----------  -----------
                                                          $(2)          $5         $113
                                                   ===========  ===========  ===========



                                    49

                          HONDO OIL & GAS COMPANY
                 NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                             September 30, 1997

                     (All Dollar Amounts in Thousands)


9)  Income Taxes (continued)
    ------------------------

    At September 30, 1997, the Company had the following domestic net operating loss and investment tax credit carryforwards:

<HEADING>
                                                                Alternative
                                                     Tax Net    Minimum Net  Investment
                                                    Operating   Tax Operating    Tax
    Year of Expiration                                Loss         Loss        Credit
    ------------------                             -----------  -----------  -----------
    Consolidated Carryforwards:
      2003                                             $3,166           --
      2004                                             12,469      $10,917
      2005                                              2,803           --
      2006                                             26,755       22,155
      2007                                             15,807       30,041
      2008                                             25,551       23,919
      2009                                             13,115       14,517
      2010                                              7,616        7,620
      2011                                              3,388        3,393
      2012                                              2,818        2,818
                                                   -----------  -----------
                                                     $113,488     $115,380
                                                   ===========  ===========

    Separate Carryforwards (a)
      1998                                                 --           --         $144
      1999                                                 --           --          210
      2000                                            $12,397      $12,397           74
      2002                                              6,101        6,101           --
      2003                                              6,714       10,715           --
                                                   -----------  -----------  -----------
                                                      $25,212      $29,213         $428
                                                   ===========  ===========  ===========

    (a) These separate carryforwards can only be used against future income and tax liabilities of the company within the consolidated group which generated the carryforwards.

    In conjunction with the sale of the Fletcher refinery in 1993 as described in Note 12, unrestricted net operating loss carryforwards of $59,658 and separate net operating loss carryforwards of $23,983 pertaining to the Fletcher refinery were reattributed to Hondo Oil.


                                  50

                          HONDO OIL & GAS COMPANY
                 NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                             September 30, 1997

                     (All Dollar Amounts in Thousands)


10) Contingent liabilities
    ----------------------

    The Company is involved in a number of legal and administrative proceedings incident to the ordinary course of its business. In the opinion of management, any liability to the Company relative to the various proceedings will not have a material adverse effect on the Company's operations or financial condition.

    The Company is subject to various environmental laws and regulations of the United States and Colombia. As is the case with other companies engaged in similar industries, the Company faces exposure from actual or potential claims and lawsuits involving environmental matters. These matters may involve alleged soil and water contamination and air pollution. The Company's policy is to accrue environmental and clean-up costs when it is probable that a liability has been incurred and the amount of the liability is reasonably estimable. However, future environmental related expenditures cannot be reasonably quantified in many circumstances due to the conjectural nature of remediation and clean-up cost estimates and methods, the imprecise and conflicting data regarding the characteristics of various types of waste, the number of other potentially responsible parties involved, and changing environmental laws and interpretations. Management believes the reduced scope of the Company's operations following the sale of the Company's domestic oil and gas properties and the Fletcher refinery have significantly reduced the Company's potential exposure to environmental liability, including potential Superfund claims against Fletcher, which liability, in the opinion of management, is not material.







                                    51

                          HONDO OIL & GAS COMPANY
                 NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                             September 30, 1997

                     (All Dollar Amounts in Thousands)


11) Segment information
    -------------------

    The Company's operations are concentrated in one industry segment, the exploration for and production of reserves of oil and natural gas. Since 1992, the Company's continuing activities have been limited to exploration for oil and gas reserves located in Colombia. The Company has no foreign sales and no export sales in the reported periods, but has begun producing its reserves in fiscal 1998. The Company currently has two contracts for the sale of its production in place. These two customers, Ecopetrol and Termosantander (an affiliate of Amoco Corporation separate from the Company's partner in Opon), will comprise 100% of the Company's revenue. Information segregating the Company's continuing domestic and foreign operations is as follows:

<HEADING>
                                                            For the years ended
                                                   -------------------------------------
                                                               September 30,
                                                      1997         1996         1995
                                                   -----------  -----------  -----------
    Sales and operating revenue:
      United States                                        $1           $2          $23
      Foreign                                               3           --           --
                                                   -----------  -----------  -----------
                                                           $4           $2          $23
                                                   ===========  ===========  ===========

    Operating profit (loss):
      United States                                     $(406)        $(45)       $(140)
      Foreign                                          (2,419)      (4,511)        (326)
                                                   -----------  -----------  -----------
      Operating loss                                   (2,825)      (4,556)        (466)
      Loss on sale of assets                               --           (6)          --
      Interest expense                                 (6,222)      (5,009)      (4,680)
      Corporate expense and other                      (1,743)      (1,781)      (1,697)
                                                   -----------  -----------  -----------
      Loss from continuing operations
        before income taxes                          $(10,790)    $(11,352)     $(6,843)
                                                   ===========  ===========  ===========

    Identifiable assets:
      United States                                    $3,247       $2,973       $5,645
      Foreign                                          41,683       21,567       12,753
                                                   -----------  -----------  -----------
                                                      $44,930      $24,540      $18,398
                                                   ===========  ===========  ===========






                                    52

                          HONDO OIL & GAS COMPANY
                 NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                             September 30, 1997

                     (All Dollar Amounts in Thousands)


12) Discontinued Operations
    -----------------------

    In 1991, the Company adopted plans of disposal for its refining and marketing and real estate segments. A summary, by segment, of the results of discontinued operations is as follows:

<HEADING>
                                                            For the years ended
                                                   -------------------------------------
                                                               September 30,
                                                      1997         1996         1995
                                                   -----------  -----------  -----------
    Refining and marketing                            $(1,200)       $(400)       $(650)
    Real estate                                          (400)        (900)      (4,300)
    Income tax expense (benefit)                           --           --           --
                                                   -----------  -----------  -----------
                                                      $(1,600)     $(1,300)     $(4,950)
                                                   ===========  ===========  ===========

    Per share                                          $(0.12)      $(0.10)      $(0.37)
                                                   ===========  ===========  ===========

    In September 1993, the Company executed an agreement for the sale of its Fletcher refinery and its asphalt terminal in Hilo, Hawaii. These assets represented the material portion of the Company's refining and marketing segment. Loss provisions pertaining to the refining and marketing segment of $1,200, $400 and $650 have been required in 1997, 1996 and 1995 for reasons described below.

    The agreement for the sale of Fletcher included a provision allowing the Company to share in the proceeds from the sale of certain components of the refinery equipment which the buyer planned to sell. Based on estimates of a broker of used refinery equipment, the Company recorded $1,000 as the estimated realizable value at the time of the transaction. The buyer and the Company have not succeeded in selling this equipment. In September 1994, the Company reduced the carrying value of the receivable by $600 on the basis of an offer from the buyer for the Company's share of equipment sale proceeds. In September 1996, the Company wrote off the remaining receivable of $400 as uncollectible.





                                    53

                          HONDO OIL & GAS COMPANY
                 NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                             September 30, 1997

                     (All Dollar Amounts in Thousands)


12) Discontinued Operations (continued)
    -----------------------------------

    In the agreement for the sale of the Fletcher refinery, the Company indemnified the buyer as to liabilities in excess of $300 for certain federal and state excise taxes arising from periods prior to the sale. Fletcher notified the Company in July 1994 that an audit for California Motor Vehicle Fuels Tax was underway and a preliminary review by then Fletcher employees indicated that a significant liability might exist. The Company retained a consultant to evaluate the contingent liability. In September 1994, the Company accrued $1,400 as a result of the consultant's evaluation. An additional $650 was accrued in September 1995, primarily because of increases in the estimated amounts of penalties and interest which could be due. The State of California issued a preliminary report in June 1996 which concluded taxes and penalties of $10,820 were due as a result of the audit. The State of California issued a Notice of Determination in July 1997 reducing the taxes and penalties due to $5,740. Assessed amounts are subject to a process of appeal and further adjustment, which remedies are still being pursued. The buyer notified the Company that it claims indemnity in this matter and in January 1997 filed suit in Superior Court, Los Angeles, California for a declaratory judgment enforcing the indemnity and for other relief. The Company accrued an additional $1,200 in September 1997. The Company has accrued its best estimate of the ultimate liability and believes this is sufficient to provide for the amount that will ultimately be paid based on the information available.

    In 1989, the Company permanently suspended operations at its Newhall refinery because of expectations of continued operating losses. The Company reclassified the cost of Newhall's dismantled properties to the real estate segment. All costs incurred subsequent to 1989 have been charged against previously established loss provisions. In 1993, the Company suspended execution of a development plan for the property, now referred to as Valley Gateway, which included dismantling the refinery, effecting environmental remediation of the land and further developing the land to a condition where it could be sold as land ready for construction. This decision was made as a result of continued declines in the local real estate market and the Company's limited cash resources. Management believed that a sale of the property in its present condition with existing entitlements was the best course of action. The Company has conducted an environmental assessment of the refinery site and a remediation plan for the site has been submitted to the Regional Water Quality Control Board and has received staff approval. The Company estimates that $2.0 million would be incurred in executing the approved remediation plan; however, the Company expects to sell the property without incurring these costs by reducing the purchase price. The Company's estimate of the net realizable value of this property has been reduced by estimated remediation costs in determining the carrying value of the property and therefore the remediation costs will not affect future results of operations.

    In addition to the Valley Gateway property, the Company owns the 11 acre Via Verde Bluffs property, carried at $2,580 and $2,548 at September 30, 1997 and 1996, respectively. Both properties have been listed with brokers since 1994.




                                    54

                          HONDO OIL & GAS COMPANY
                 NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                             September 30, 1997

                     (All Dollar Amounts in Thousands)


12) Discontinued Operations (continued)
    -----------------------------------

    In 1995 the carrying value of the real estate was reduced by $4,300 as a result of depressed demand in the local market, sale negotiations, and the timing of possible sales. In September 1996, the Company revised its estimate of the realizable value of the Valley Gateway property to zero, resulting in an additional loss provision of $900. This decision was made following three years of unsuccessful efforts to sell the property in its present state and little interest from potential buyers. In September 1997, the Company provided for an additional carrying costs of $400. Management believes it can dispose of the property and any associated liabilities for little or no additional cost.

    Changes in the balance of real estate are as follows:

                                                        September 30,
                                                      1997         1996
                                                   -----------  -----------

    Beginning balance                                  $2,202       $2,978
      Development and dismantlement costs                  --           --
      Valuation provisions established                   (400)        (900)
      Valuation provisions used                           335          124
                                                   -----------  -----------
    Ending balance                                     $2,137       $2,202
                                                   ===========  ===========

    Remaining acres                                       116          116
                                                   ===========  ===========

    Interest expense included in the losses from discontinued operations pertains only to debt directly attributable to the discontinued segments. Allocations of interest to the real estate operations were $240, $262 and $274 for 1997, 1996 and 1995, respectively.


55

                          HONDO OIL & GAS COMPANY
           SUPPLEMENTARY INFORMATION ABOUT OIL AND GAS PRODUCING
                    ACTIVITIES AND RESERVES (UNAUDITED)
                             September 30, 1997

                     (All Dollar Amounts in Thousands)

The following supplemental information regarding the oil and gas activities of Hondo Oil is presented pursuant to the disclosure requirements promulgated by the Securities and Exchange Commission ("SEC") and Statement of Financial Accounting Standards ("SFAS") No. 69, "Disclosures About Oil and Gas Producing Activities." Estimated Reserve Quantities and the Standardized Measure of Discounted Future Net Cash Flows Relating to Proved Reserves are presented on the basis of reserve reports prepared by Netherland, Sewell & Associates. Information regarding capitalized costs relating to oil and gas producing activities and costs incurred for property acquisition, exploration, and development activities are included in Note 3 to the consolidated financial statements. SEC rules restrict the disclosure of reserves to proved reserves. Proved reserves are estimated quantities of crude oil, condensate, natural gas, and natural gas liquids which geological and engineering data demonstrate with reasonable certainty to be recoverable in future years from known reservoirs under existing economic and operating conditions. Proved reserves do not include hydrocarbons the recovery of which is subject to reasonable doubt because of uncertainty as to economic factors.

During fiscal 1996, three contracts covering the sale of natural gas, the sale of condensate and natural gas liquids, and the processing of the gas stream were executed with the Colombian national oil company, Ecopetrol. These provide for (i) the sale of 100 million cubic feet of natural gas per day for the life of the concession (July 2015) at the regulated price determined semi-annually by a formula based upon the average price received by Ecopetrol for exported fuel oil during the prior two six-month periods; (ii) the sale of condensate and natural gas liquids at market-related and market-indexed prices; and (iii) the processing of the gas stream at Ecopetrol's El Centro gas processing plant for a fee of $0.20 per thousand cubic feet of gas. In March 1997, a contract was executed for the sale of up to 60 million cubic feet of natural gas per day to an electric generation facility being constructed adjacent to the concession. The contract has not and will not become effective until the sellers determine that there are sufficient reserves to supply natural gas to the purchaser for the life of the contract. An interim one-year agreement has recently been executed to allow deliveries of available gas.

The Company successfully completed drilling of a second well in Colombia in September 1995 and commenced construction of a pipeline and related wellhead facilities for production and transportation of the discovered natural gas and related liquids. Following execution of the first contract described above, the Company reported proved reserves for the first time in it's 1996 Annual Report.

A third well was drilled during fiscal 1997. In April and May 1997, several mechanical problems were encountered during the completion and testing of the third well. Further work on the well has been suspended until a plan has been finalized. Construction of the pipeline and wellhead facilities is complete and production commenced in December 1997. A fourth well is presently being drilled and is expected to be completed in the spring of 1998.









                                    56

                          HONDO OIL & GAS COMPANY
           SUPPLEMENTARY INFORMATION ABOUT OIL AND GAS PRODUCING
                    ACTIVITIES AND RESERVES (UNAUDITED)
                             September 30, 1997

                     (All Dollar Amounts in Thousands)


Assumptions used in determining proved reserves and future net cash flows are:

- Condensate and natural gas liquid reserves produced in association with the natural gas are a function of the natural gas reserves.
- The Company's share of reserves and future net cash flows is 15.444375%, subject to a royalty of 20% payable to the Colombian government.
- Prices of $18.64 and $21.31 per barrel of condensate and natural gas liquids and $1.09 and $1.20 per million British Thermal Units of natural gas are used in the cash flow projections for September 30, 1997 and 1996, respectively. These prices were determined in accordance with the terms of the executed sales contract described above. Both prices are held constant through the life of the properties. Production costs and capital costs were projected at current price levels.
- Pipeline capital and operating costs are not included in the cash flow projections because these costs will be recovered through pipeline tariffs.


Estimated Reserve Quantities
----------------------------

Proved reserves are estimated quantities of crude oil, condensate, natural gas, and natural gas liquids which geological and engineering data demonstrate with reasonable certainty to be recoverable in future years from known reservoirs under existing economic and operating conditions. Proved developed reserves are those proved reserves that can be expected to be recovered through existing wells with existing equipment and operating methods.

Estimates of oil and gas proved reserves and production, all located in Colombia, are as follows:
                                                     Oil (a)        Gas
                                                     (MBBLS)      (MMCF)
                                                   -----------  -----------
Proved reserves, October 1, 1995                           --           --
  Revisions in previous estimates                          --           --
  Extensions, discoveries and purchases                 2,337       61,561
                                                   -----------  -----------
Proved reserves, September 30, 1996                     2,337       61,561

  Revisions in previous estimates                        (394)      (9,085)
                                                   -----------  -----------
Proved reserves, September 30, 1997                     1,943       52,476
                                                   ===========  ===========

  (a) All condensate and natural gas liquids.

As of September 30, 1997, 671 mbbls and 18,176 mmcf of the above reserves were classified as proved developed. None of the 1996 reserves were classified as proved developed.

A new interpretation (by the reserve engineers) of the reservoir limits after the drilling of the third well was the primary reason for a downward revision of the proved reserves for fiscal 1997.




                                    57

                          HONDO OIL & GAS COMPANY
           SUPPLEMENTARY INFORMATION ABOUT OIL AND GAS PRODUCING
                    ACTIVITIES AND RESERVES (UNAUDITED)
                             September 30, 1997

                     (All Dollar Amounts in Thousands)


Standardized Measure of Discounted Future Net Cash Flows Relating to Proved
---------------------------------------------------------------------------
Reserves
--------

The following table sets forth the computation of the standardized measure of discounted future cash flows relating to proved reserves. The standardized measure is the estimated future cash inflows from proved reserves less estimated future production and development costs, estimated future income taxes and a discount factor. Future cash inflows represent expected revenues from the production of proved reserves based on prices in existence at the fiscal year end. Escalation based on inflation, regulatory changes and supply and demand are not considered. Estimated future production and development costs related to future production of reserves are based on historical information, as available, and estimates drawn from similar gas fields in other locations. Such costs include, but are not limited to, production, drilling development wells and installation of production facilities. Inflation and other anticipatory costs are not considered until the actual cost change takes effect. Estimated future income tax expenses are computed using tax rates legislated in Colombia. Consideration is given to the effects of permanent differences, utilization of net operating loss carryforwards, tax credits and allowances. A discount rate of 10% is applied to the annual future net cash flows after income taxes.

The methodology and assumptions used in calculating the standardized measure are those required by SFAS NO. 69. It is not intended to be representative of the fair market value of proved reserves. The valuations of revenues and costs do not necessarily reflect the amounts to be received or expended by the Company. In addition to the valuations used, numerous other factors are considered in evaluating known and prospective oil and gas reserves.

                                                      For the years ended
                                                   ------------------------
                                                        September 30,
                                                      1997         1996
                                                   -----------  -----------

Future cash inflows                                   $96,223     $126,564
Future production costs                               (40,239)     (33,934)
Future development costs                              (27,028)     (36,063)
Future income tax expenses                                 --      (14,843)
                                                   -----------  -----------
  Net future cash flows                                28,956       41,724
10% annual discount for estimated timing
  of cash flows                                       (12,942)     (22,071)
                                                   -----------  -----------
Standardized measure of discounted
  future net cash flows                               $16,014      $19,653
                                                   ===========  ===========







                                    58

                          HONDO OIL & GAS COMPANY
           SUPPLEMENTARY INFORMATION ABOUT OIL AND GAS PRODUCING
                    ACTIVITIES AND RESERVES (UNAUDITED)
                             September 30, 1997

                     (All Dollar Amounts in Thousands)


Standardized Measure of Discounted Future Net Cash Flows Relating to Proved
---------------------------------------------------------------------------
Reserves (continued)
--------------------

The principal sources of changes in the standardized measure of discounted future cash flows between September 30, 1997 and 1996 are as follows:

Net change due to changes in prices and production
  costs                                              $(12,532)
Net change due to revisions in quantity estimates (5,530) Previously estimated development costs incurred
  during the period                                    11,056
Changes in estimated future development costs          (1,324)
Net change in income taxes                              6,991
Accretion of discount                                   1,965
Other                                                  (4,265)
                                                   -----------

                                                      $(3,639)
                                                   ===========


Results of Operations for Oil and Gas Producing Activities
----------------------------------------------------------

The following table sets forth the results of operations from oil and gas producing and exploration activities. Income tax expense was computed using the statutory tax rate for the period adjusted for utilization of net operating loss carryforwards, permanent differences, tax credits and allowances.


<HEADING>                                                   For the years ended
                                                   -------------------------------------
                                                               September 30,
                                                      1997         1996         1995
                                                   -----------  -----------  -----------
Revenues                                                   $4           $2          $23
Production costs                                       (2,758)      (2,745)        (166)
Exploration expenses                                      (27)      (1,769)        (169)
Depreciation, depletion and amortization                   --           --           --
                                                   -----------  -----------  -----------
                                                       (2,781)      (4,512)        (312)
Income tax benefit                                     (1,102)      (1,787)        (124)
                                                   -----------  -----------  -----------
Results of operations from exploration
  and production activities (excluding
  corporate overhead and interest)                    $(1,679)     $(2,725)       $(188)
                                                   ===========  ===========  ===========





                                    59

                                       HONDO OIL & GAS COMPANY
                           Schedule II - VALUATION AND QUALIFYING ACCOUNTS
                                          September 30, 1997

                                  (All Dollar Amounts in Thousands)


<HEADING>
                                                                 Additions
                                                   Balance at   charged to                  Balance
                                                    beginning    costs and                  at end
                                                    of period    expenses    Write-offs    of period
                                                   -----------  -----------  -----------  -----------
Allowance for doubtful receivables:
Continuing operations:
  1997                                                   $332          $--        $(288)         $44
                                                   ===========  ===========  ===========  ===========
  1996                                                   $399           $4         $(71)        $332
                                                   ===========  ===========  ===========  ===========
  1995                                                   $399          $--          $--         $399
                                                   ===========  ===========  ===========  ===========









                                                 60

Item 9. CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE

None


                                  PART III

Item 10. DIRECTORS AND EXECUTIVE OFFICERS OF THE REGISTRANT

The information required by this item will be contained in the Company's Proxy Statement to be filed within 120 days after fiscal year end and is incorporated herein by reference.

Item 11. EXECUTIVE COMPENSATION

The information required by this item will be contained in the Company's Proxy Statement to be filed within 120 days after fiscal year end and is incorporated herein by reference.

Item 12. SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The information required by this item will be contained in the Company's Proxy Statement to be filed within 120 days after fiscal year end and is incorporated herein by reference.

Item 13. CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

The information required by this item will be contained in the Company's Proxy Statement to be filed within 120 days after fiscal year end and is incorporated herein by reference.

                                  PART IV

Item 14. EXHIBITS, FINANCIAL STATEMENT SCHEDULES AND REPORTS ON FORM 8-K

(a) (1) Financial Statements: See the Index to Financial Statements in Item 8 hereof.

    (2) Financial Statement Schedules:                   Page

        II.  Valuation and Qualifying Accounts              60

        Schedules other than those listed above are omitted because they are not required or not applicable, or because the information required in a schedule is otherwise included in the Notes to Consolidated Financial Statements.

    (3) Exhibits filed with this report:  See Item (c) below.

(b) Reports on Form 8-K:

    The Company filed no reports on Form 8-K during the quarter ended September 30, 1997.

(c) Exhibits: See Exhibit Index on page 63 for exhibits required by
    Item 601 of Regulation S-K.

(d) Financial statement schedules required by Regulation S-X which are excluded from the annual report to shareholders by Rule
    14a-3 (b)(1): See Item (a)(2) above.



                                    61

                                 SIGNATURES

Pursuant to the requirements of Section 13 or 15(d) of the Securities and Exchange Act of 1934, the registrant has duly caused this report on Form 10-K for the year ended September 30, 1997 to be signed on its behalf by the undersigned, thereunto duly authorized.

                                      HONDO OIL & GAS COMPANY

Date: December 23, 1997             By/s/ Stanton J. Urquhart
                                      ------------------------
                                      Stanton J. Urquhart
                                      Vice President

Pursuant to the requirements of the Securities Exchange Act of 1934, this report on Form 10-K for the year ended September 30, 1997 has been signed below by the following persons on behalf of the registrant in the capacities and on the dates indicated.

<HEADING>
       Signature                                Title                             Date
-----------------------               --------------------------           -----------------
/s/ John J. Hoey                      President, Chief Executive           December 23, 1997
-----------------------               Officer, and Director
JOHN J. HOEY


/s/ Douglas G. McNair                 Director                             December 23, 1997
-----------------------
DOUGLAS G. MCNAIR


/s/ Nicholas J. Morrell               Director                             December 23, 1997
-----------------------
Nicholas J. Morrell


/s/ John F. Price                     Director                             December 23, 1997
-----------------------
JOHN F. PRICE


/s/ Robert K. Steer                   Director                             December 23, 1997
-----------------------
ROBERT K. STEER


/s/ R.E. Whitten                      Director                             December 23, 1997
-----------------------
R.E. WHITTEN


/s/ Stanton J. Urquhart               Vice President, Principal            December 23, 1997
-----------------------               Financial and Principal
STANTON J. URQUHART                   Accounting Officer









                                    62

                               EXHIBIT INDEX


Exhibit
Number  Subject
------- ---------------------------------------------------------------------

   3.1  Restated Certificate of Incorporation.

   3.2  Bylaws, as amended on September 5, 1995.

* 4.1 Documents relating to the $1 million principal amount of California Pollution Control Authority, 7 1/2% Industrial Development Revenue Bonds (Newhall Refining Co., Inc. Project) including Installment Sale Agreement and Indenture of Trust.

* 4.2 Documents relating to the $5 million principal amount of California Pollution Control Financing Authority Pollution Control Revenue Bonds (Newhall Refining Co., Inc. Project), including Pollution Control Facilities Lease Agreement, Indenture, U.S. Small Business Administration Pollution Control Facility Payment Guaranty and Reimbursement Agreement.

* 10.1 Note Purchase Agreement and Letter Agreement dated November 28, 1988, between the Company and Thamesedge, Ltd.

* 10.2 Letter Agreement dated December 18, 1992, between the Company and Thamesedge, Ltd., amending Note Purchase Agreement (Exhibit 10.1, above).

* 10.3 Loan Agreement dated December 20, 1991, by and between Hondo Oil & Gas Company and Lonrho Plc, including the Promissory Notes and Letter Agreement related thereto.

* 10.4 Letter Agreement dated December 18, 1992, between the Company and Lonrho Plc, amending Loan Agreement (Exhibit 10.3, above).

* 10.5 Net Profits Share Agreement dated December 18, 1992, among the Company, Lonrho Plc, Thamesedge, Ltd.

**10.6 Note Dated April 30, 1993, for $3,000,000, from Via Verde Development Company to Lonrho Plc; Guaranty of the Company (incorporated by reference to Exhibit 19.1 to the Company's Quarterly Report on Form 10-Q for the quarter ended March 31, 1993, filed with the Securities and Exchange Commission on May 17, 1993).

**10.7 Note dated June 25, 1993 for $4,000,000 from the Company to Lonrho Plc; Letter Agreement relating to same (incorporated by reference to Exhibit 10.7 to the Company's Annual Report on Form 10-K for the fiscal year ended September 30, 1993, filed with the Securities and Exchange Commission on December 28, 1993).

**10.8 Letter Agreement dated December 17, 1993, by and among the Company, Via Verde Development Company, Newhall Refining Co., Inc., Lonrho Plc and Thamesedge Ltd. and Note Amendments, amending prior loan agreements and notes (Exhibits 10.1 through 10.7, above),(incorporated by reference to Exhibit 10.8 to the Company's Annual Report on Form 10-K for the fiscal year ended September 30, 1993, filed with the Securities and Exchange Commission on December 28, 1993).





                                    63

                         EXHIBIT INDEX (continued)


Exhibit
Number  Subject
------- ---------------------------------------------------------------------

**10.9 Letter Agreement dated November 10, 1994, by and among the Company, Via Verde Development Company, Newhall Refining Co., Inc., Lonrho Plc and Thamesedge Ltd. and Note Amendments (excluding Exhibit E to the Letter Agreement filed as Exhibit 10.10, below) amending prior loan agreements and notes (Exhibits 10.1 through 10.8, above),(incorporated by reference to Exhibit 10.1 to the Company's Current Report on Form 8-K dated November 29, 1994, filed with the Securities and Exchange Commission on November 29, 1994).

**10.10 Promissory Note dated October 31, 1994, in the original principal amount of $5,000,000, from the Company to Lonrho Plc (additional loan facility),(incorporated by reference to Exhibit 10.2 to the Company's Report on Form 8-K dated November 29, 1994, filed with the Securities and Exchange Commission on November 29, 1994).

**10.11 Letter Agreement dated December 22, 1995, by and among the Company,
        Via Verde Development Company, Newhall Refining Co., Inc., Lonrho Plc and Thamesedge Ltd. and Note Amendments amending prior loan agreements and notes (Exhibits 10.1 through 10.10, above),(incorporated by reference to Exhibit 10.11 to the Company's Annual Report on Form 10-K for the year ended September 30, 1995, filed with the Securities and Exchange Commission on December 28, 1995).

**10.12 Letter Agreement dated December 13, 1996, by and among the Company,
        Via Verde Development Company, Newhall Refining Co., Inc., and Thamesedge Ltd. and Note Amendments amending prior loan agreements and notes (Exhibits 10.1 through 10.11, above), (incorporated by reference to Exhibit 10.15 to the Company's Annual Report on Form 10-K for the year ended September 30, 1996, filed with the Securities and Exchange Commission on December 30, 1996).

**10.13 Security Interest Agreement dated as of May 13, 1997 by and between the Company, Thamesedge Ltd., Folio Trust Company Limited and Folio Nominees Limited, (incorporated by reference to Exhibit 10.1 to the Company's Quarterly Report on Form 10-Q for the period ended June 30, 1997, filed with the Securities and Exchange Commission on August 14,
        1997).

**10.14 Amended and Restated Revolving Credit Agreement dated as of July 2,
        1997 by and between the Company and Thamesedge Ltd., (incorporated by reference to Exhibit 10.2 to the Company's Quarterly Report on Form 10-Q for the period ended June 30, 1997, filed with the Securities and Exchange Commission on August 14, 1997).

**10.15 Promissory Note for $20,500,000 dated as of July 2, 1997 from the
        Company to Thamesedge Ltd. delivered pursuant to the Amended and Restated Revolving Credit Agreement (Exhibit 10.14, above), (incorporated by reference to Exhibit 10.3 to the Company's Quarterly Report on Form 10-Q for the period ended June 30, 1997, filed with the Securities and Exchange Commission on August 14, 1997).

**10.16 Guaranty dated as of July 2, 1997 of Hondo Magdalena Oil & Gas Limited
        to Thamesedge Ltd. guaranteeing the obligations of the Company under the Amended and Restated Revolving Credit Agreement (Exhibit 10.14, above), (incorporated by reference to Exhibit 10.4 to the Company's Quarterly Report on Form 10-Q for the period ended June 30, 1997, filed with the Securities and Exchange Commission on August 14, 1997).
                                    64

                         EXHIBIT INDEX (continued)


Exhibit
Number  Subject
------- ---------------------------------------------------------------------

  10.17 Letter Agreement dated December 18, 1997, by and among the Company, Via Verde Development Company, Newhall Refining Co., Inc., and Lonrho Australian Land & General Property Company Limited and Note Amendments amending prior loan agreements and notes (Exhibits 10.1 through 10.15, above).

* 10.18 Employee Capital Appreciation Savings Plan, effective January 1, 1985.

* 10.19 Form of Indemnity Agreement between Pauley and its directors and officers, approved January 27, 1987.

* 10.20 Opon Association Contract (translation) dated July 15, 1987, between Ecopetrol and Opon Development Company, excluding exhibits and attachments.

**10.21 Farmout Agreement dated August 9, 1993, among Hondo Magdalena Oil &
        Gas Limited, Opon Development Company and Amoco Colombia Petroleum Company, excluding exhibits (incorporated by reference to Exhibit 19.1 to the Company's Quarterly Report on Form 10-Q for the quarter ended June 30, 1993, filed with the Securities and Exchange Commission on August 16, 1993).

**10.22 New Operating Agreement dated as of August 9, 1993, among Hondo
        Magdalena Oil & Gas Limited, Amoco Colombia Petroleum Company, and Opon Development Company (incorporated by reference to Exhibit 10.15 to the Company's Annual Report on Form 10-K for the fiscal year ended September 30, 1993, filed with Securities and Exchange Commission on December 28, 1993).

**10.23 Stock and Asset Purchase Agreement dated September 15, 1993, between
        Signal Oil & Refining Company, Inc. and the Company and Pauley Pacific Inc., excluding exhibits (incorporated by reference to Exhibit 99.1 to the Company's Current Report on Form 8- K dated October 12, 1993, filed with the Securities and Exchange Commission on October 12,
        1993).

**10.24 Letter Agreement dated February 2, 1994 between the Company and the
        City of Long Beach, excluding exhibits (incorporated by reference to Exhibit 10.1 to the Company's Quarterly Report on Form 10-Q for the quarter ended December 31, 1993, filed with the Securities and Exchange Commission on February 14, 1994).

**10.25 Amendment to Letter Agreement dated November 26, 1996 between the
        Company and the City of Long Beach, excluding exhibits, (incorporated by reference to Exhibit 10.23 to the Company's Annual Report on Form 10-K for the year ended September 30, 1996, filed with the Securities and Exchange Commission on December 30, 1996).

**10.26 Hondo Oil & Gas Company 1993 Stock Incentive Plan as amended, excluding exhibits (incorporated by reference to Exhibit A to the Company's Proxy Statement on Schedule 14A filed with the Securities and Exchange Commission on February 10, 1997).





                                    65

                         EXHIBIT INDEX (continued)


Exhibit
Number  Subject
------- ---------------------------------------------------------------------

**10.27 Funding Agreement for Tier 1 Development Project dated May 5, 1995, among Hondo Magdalena Oil & Gas Limited, Amoco Colombia Petroleum Company and Opon Development Company, excluding exhibits (except exhibit A) (incorporated by reference to Exhibit 10.1 to the Company's Quarterly Report on Form 10-Q for the quarter ended June 30, 1995, filed with the Securities and Exchange Commission on July 28, 1995).

  21    Subsidiaries of the Company.

  23    Consent of Ernst & Young LLP.

  27    Financial Data Schedules.

































--------------------------------------

* These exhibits, previously incorporated by reference to the Company's reports under file number 1-8979, have now been on file with the Commission for more than 5 years and are not filed with this Annual Report. The Company agrees to furnish these documents to the Commission upon request.

**  Incorporated by reference

                                                        EX-3.1




                         RESTATED CERTIFICATE OF INCORPORATION OF
                                 HONDO OIL & GAS COMPANY


       Hondo Oil & Gas Company, a corporation organized and existing under the laws of the State of Delaware, hereby certifies as follows:

       1. The name of corporation is Hondo Oil & Gas Company and the name under which the corporation was originally incorporated is Pauley Petroleum Inc. The date of filing of its original Certificate of Incorporation was June 2, 1958.

       2. This Restated Certificate of Incorporation only restates and integrates and does not further amend the provisions of the Certificate of Incorporation of this corporation as heretofore amended or supplemented; there is no discrepancy between those provisions and the provisions of this Restated Certificate of Incorporation. The restatement of the articles of incorporation does not contain an amendment of the articles of incorporation that requires shareholder approval.

       3. The text of the Certificate of Incorporation as amended or supplemented heretofore is hereby restated, without further amendments or changes, to read as set forth in Exhibit A hereto.

       4. This Restated Certificate of Incorporation was duly adopted by the Board of Directors of the corporation in accordance with Section 245 of the Delaware General Corporation Law.

       Dated: November 10, 1994      Hondo Oil & Gas Company

                                     By:/s/ John J. Hoey
                                        --------------------------
                                          John J. Hoey
                                          President and Chief Executive Officer


                                     By:/s/ C.B. McDaniel
                                        ---------------------------
                                          C.B. McDaniel
                                          Secretary

                                        Exhibit A

                                         RESTATED

                               CERTIFICATE OF INCORPORATION

                                            OF

                                 HONDO OIL & GAS COMPANY


       FIRST:  The name of the corporation is Hondo Oil & Gas Company.

       SECOND: Its principal office in the State of Delaware is located at Corporation Trust Center, 1209 Orange Street, Wilmington, Delaware 19801. The name and address of its resident agent is The Corporation Trust Company, Corporation Trust Center, 1209 Orange Street, Wilmington, Delaware 19801.

       THIRD: The nature of the business, or objects or purposes to be transacted, promoted or carried on are:

                 To purchase, or otherwise acquire or invest in, own, mortgage, pledge, sell, assign, transfer, or otherwise dispose of, in whole or in part, oil, gas and mineral leases; oil, gas and mineral concessions, rights or interests granted or created by any government or any subdivision thereof; oil, gas and mineral rights; any interest of any type in any of the foregoing, including expressly interests known as oil payments, gas payments and production payments; fee lands; mineral interests in lands; mining claims; applications or options to acquire oil, gas or mineral leases, concessions or rights; royalty interests; overriding royalty interests; net profits interests and any other interest in lands or any rights or interests created by contract or otherwise which entitle the owner or owners thereof to participate in any way in, or obtain any advantage from, the production or sale of oil, gas or other minerals.

                 To operate, maintain, improve and develop oil, gas or other mineral properties, to explore for oil, gas or other minerals by any means, including the drilling of wells for such purposes, and to purchase and sell oil, gas or other minerals and all products and by-products thereof.

                 To enter into, maintain, operate or carry on in any or all of its branches the business of exploring for, producing, developing, mining, processing, refining, treating, handling, marketing or dealing in, petroleum, oil, natural gas, asphalt, bituminous rock and any and all other mineral and hydrocarbon substances, and any and all products or by-products which may be derived from such substances, or any of them; and for all or any of such purposes to acquire, own, lease, operate or otherwise deal in or with oil or gas wells, tanks, storage facilities, gathering systems, pipelines, processing plants, mines, refineries, smelters, crushers, mills, wharves, watercraft, aircraft, tank cars, communication systems, machinery, equipment and any and all other kinds and types of real or personal property that may in anywise be deemed necessary, convenient or advisable in connection with the carrying on of such business or any branch thereof.

                 To acquire, own, store, transport, buy and sell salt brine and other mineral solutions and sand and clay for the manufacture and sale of clay products.

                 To buy, exchange, contract for, lease, and in any and all
            other ways, acquire, take, hold and own, and to deal in, sell, mortgage, lease or otherwise dispose of real property, and rights and interests in and to real property, and to manage, operate, maintain, improve, and develop the same.

                 To manufacture, purchase or otherwise acquire, invest in, own, mortgage, pledge, sell, assign and transfer or otherwise dispose of, trade, deal in and deal with machinery, equipment, pipe, appliances, building materials, goods, wares and merchandise and personal property of every class and description.

                 To acquire, and pay for in cash, stock, or bonds of the
            corporation or otherwise, the good will, rights, assets and property, and to undertake or assume the whole or any part of the obligations or liabilities, of any person, firm, association or corporation.

                 To acquire, hold, use, sell, assign, lease, grant licenses in respect of, mortgage or otherwise dispose of letters patent of the United States or any foreign country, patent rights, licenses and privileges, inventions, improvements and processes, copyrights, trademarks and trade-names, relating to or useful in connection with any business of this corporation.

                 To acquire by purchase, subscription or otherwise, and to
            receive, hold, own, guarantee, sell, assign, exchange, transfer, mortgage, pledge or otherwise dispose of or deal in or with any of the shares of capital stock, or any voting trust certificates in respect of shares of capital stock, or any scrip, warrants, rights, bonds, debentures, notes, trust receipts, obligations, evidences of indebtedness or interest or other securities or choses in action, issued or created by any corporations, joint stock companies, syndicates, associations, firms, trusts or persons, public or private, or by the government of the United States of America, or by any foreign government, or by any state, territory, province, municipality or other political subdivision or by any governmental agency, and as owner thereof to possess and exercise all the rights, powers and privileges of ownership, including the right to execute consents and vote thereon, and to do any and all acts and things necessary or advisable for the preservation, protection, improvement and enhancement in value thereof.

                 To enter into, make and perform contracts of every kind and description with any person, firm, association, corporation, municipality, county, state, body politic or government or colony or dependency thereof.

                 To borrow or raise moneys for any of the purposes of the
            corporation and, from time to time, without limit as to amount, to draw, make, accept, endorse, execute and issue promissory notes, drafts, bills of exchange, warrants, bonds, debentures and other negotiable or non-negotiable instruments and evidences of indebtedness, and to secure the payment of any thereof and of the interest thereon by mortgage upon or pledge, conveyance or assignment in trust of the whole or any part of the property of the corporation, whether at the time owned or thereafter acquired, or by assignment of the proceeds, applicable to the corporation's interest, in any and all oil, gas and other hydrocarbons or minerals produced from any properties in which the corporation may own any interest, or by assignment of any moneys owing or to be owing to the corporation, or otherwise and to sell, pledge or otherwise dispose of such bonds or other obligations of the corporation for its corporate purposes.

                 To buy, sell or otherwise deal in notes, open accounts, and other similar evidences of debt, or to loan money and take notes, open accounts, and other similar evidences of debt as collateral security therefor.

                 To purchase, hold, sell and transfer the shares of its own capital stock; provided it shall not use its funds or property for the purchase of its own shares of capital stock when such use would cause any impairment of its capital except as otherwise permitted by law, and provided further that shares of its own capital stock belonging to it shall not be voted upon directly or indirectly.

                 To have one or more offices, to carry on all or any of its operations and business and, without restriction or limit as to amount, to purchase or otherwise acquire, hold, own, mortgage, sell, convey or otherwise dispose of real and personal property of every class and description in any of the States, Districts, Territories or Colonies of the United States, and in any and all foreign countries, subject to the laws of such State, District, Territory, Colony or Country.

                 In general, to carry on any other business in connection with the foregoing, and to have and exercise all the powers conferred by the laws of Delaware upon corporations formed under the act hereinafter referred to, and to do any or all of the things hereinbefore set forth to the same extent as natural persons might or could do; provided, however, that nothing herein contained shall be deemed to authorize this corporation to carry on within the State of Delaware any public utility business.

                 The objects and purposes specified in the foregoing clauses shall, except where otherwise expressed, be in nowise limited or restricted by reference to, or inference from, the terms of any other clause in this certificate of incorporation, but the objects and purposes specified in each of the foregoing clauses of this article shall be regarded as independent objects and purposes.

       FOURTH: The total number of shares of all classes of stock which the corporation shall have authority to issue is forty million (40,000,000) shares, divided into ten million (10,000,000) shares of Preferred Stock, of the par value of one dollar ($1.00) per share (herein called "Preferred Stock"), and thirty million (30,000,000) shares of Common Stock, of the par value of one dollar per share (herein called "Common Stock").

            The following is a statement of the designations and the powers, preferences and rights, and the qualifications, limitations or restrictions thereof, of the classes of stock of the corporation:

                                            I.

                 1. The Preferred Stock may be issued in one or more series. The designations, powers, preferences and relative, participating, optional, and other special rights, and the qualifications, limitations and restrictions thereof, of the Preferred Stock of each series shall be such as are stated and expressed herein and to the extent not stated and expressed herein, shall be such as may be fixed by the Board of Directors (authority so to do being hereby expressly granted) and stated and expressed in a resolution or resolutions adopted by the Board of Directors providing for the issue of Preferred Stock of such series. Such resolution or resolutions shall (a) specify the series to which such Preferred Stock shall belong, (b) fix the dividend rate therefor, (c) fix the amount which the holders of the Preferred Stock of such series shall be entitled to be paid in the event of a voluntary or involuntary liquidation, dissolution or winding up of the corporation, (d) state whether or not the Preferred Stock of such series shall be redeemable and at what times and under what conditions and the amount or amounts payable thereon in the event of redemption; and may, in a manner not inconsistent with the provisions of this Article Fourth, (i) limit the number of shares of such series which may be issued, (ii) provide for a sinking fund for the purchase or redemption or a purchase fund for the purchase of shares of such series and the terms and provisions governing the operation of any such fund and the status as to reissuance of shares of Preferred Stock purchased or otherwise re-acquired or redeemed or retired through the operation thereof, (iii) grant voting rights to the holders of shares of such series, (iv) impose conditions or restrictions upon the creation of indebtedness of the corporation or upon the issue of additional Preferred Stock or other capital stock ranking equally therewith or prior thereto as to dividends or distributions of assets on liquidation, (v) impose conditions or restrictions upon the payment of dividends upon, or the making of other distributions to, or the redemption, purchase or acquisition of shares of capital stock ranking junior to the Preferred Stock as to dividends or distribution of assets upon liquidation (referred to in this Article Fourth as "junior stock"),
            (vi) grant to the holders of the Preferred Stock of such series the right to convert such stock into other shares of the corporation, and (vii) grant such other special rights to the holders of shares of such series as the directors may determine. The term "fixed for such series" and similar terms shall mean stated and expressed in this Article Fourth or in a resolution or resolutions adopted by the Board of Directors providing for the issue of Preferred Stock of the series referred to.

                 2. The holders of the Preferred Stock of the respective series shall be entitled to receive, when and as declared by the Board of Directors, out of any funds legally available therefor, cumulative preferential dividends in cash, at the rate per annum fixed for such series, and no more, payable quarter-yearly on the first days of February, May, August and November to stockholders of record on a date, not exceeding fifty days preceding each such dividend payment date fixed for the purpose by the Board of Directors in advance of payment of each particular dividend. Dividends on shares of the Preferred Stock shall accrue from the dividend payment date immediately preceding the date of issuance

            (unless the date of issuance shall be a dividend payment date, in which case they shall accrue from that date), or from such other date or dates as may be fixed by the Board of Directors for any series, and shall be cumulative.

                 3. Except as by law expressly provided and except as may be provided for any series of Preferred Stock by the resolution of the Board of Directors providing for the issuance thereof as herein permitted, the Preferred Stock shall have no right or power to vote on any question or in any proceeding or to be represented at or to receive notice of any meeting of stockholders.

                 4. Preferred Stock redeemed or otherwise retired by the corporation shall assume the status of authorized but unissued preferred stock and may thereafter, subject to the provisions of this Article Fourth and of any restrictions contained in any resolution of the Board of Directors providing for the issue of any particular series of Preferred Stock, be reissued in the same manner as other authorized but unissued Preferred Stock:

                                           II.

                 Subject to and on the conditions set forth in any resolution of the Board of Directors providing for the issuance of any particular series of Preferred Stock, and not otherwise, such dividends (payable in cash, stock or otherwise) as may be determined by the Board of Directors may be declared and paid on the Common Stock from time to time out of any funds legally available therefor.

                 The holders of the Common Stock shall be entitled to one vote for each share held at all meetings of the stockholders of the corporation.

       FIFTH: The minimum amount of capital with which the corporation will commence business is $1,000.

       SIXTH: The names and places of residence of the incorporators are as follows:

                    Names                     Residences

                 H. K. Webb               Wilmington, Delaware
                 H. C. Broadt             Wilmington, Delaware
                 A. D. Atwell             Wilmington, Delaware


       SEVENTH:  The corporation is to have perpetual existence.

       EIGHTH: The private property of the stockholders shall not be subject to the payment of corporate debts to any extent whatever.

       NINTH: No holder of stock of the corporation of any class authorized hereby or which may hereafter be authorized, or any series of any such class, shall as such holder and because of his ownership of such stock have any preemptive or other right to purchase or subscribe for any shares of stock of the corporation of any class, or of any series of any class, or for any notes, debentures, bonds, obligations or instruments which the corporation may issue or sell that are convertible into or exchangeable for or entitle the holders thereof to subscribe for or purchase any shares of stock of the corporation of any class, or of any series of any class. Any part of the stock of the corporation and any part of any notes, debentures, bonds, obligations, or instruments convertible into or carrying options or warrants to purchase stock of the corporation of any class authorized hereby, or which may hereafter be authorized, may at any time be issued, optioned for sale and sold or otherwise disposed of pursuant to resolutions of the Board of Directors to such persons, upon such terms and conditions and for such lawful consideration, as may to the Board of Directors seem proper and advisable, without first offering said stock or such other securities, or any part thereof, to any holders of stock of the corporation.

       TENTH: In furtherance and not in limitation of the powers conferred by statute, the Board of Directors is expressly authorized:

                 To make, alter or repeal the by-laws of the corporation.

                 To authorize and cause to be executed mortgages and liens upon the real and personal property of the corporation.

                 To set apart out of any of the funds of the corporation
            available for dividends a reserve or reserves for any proper purpose and to abolish any such reserve in the manner in which it was created.

                 By resolution or resolutions passed by a majority of the whole
            Board to designate one or more committees, each committee to consist of two or more of the directors of the corporation, which, to the extent provided in said resolution or resolutions or in the by-laws of the corporation, shall have and may exercise the powers of the Board of Directors in the management of the business and affairs of the corporation, and may have power to authorize the seal of the corporation to be affixed to all papers which may require it. Such committee or committees shall have such name or names as may be stated in the by-laws of the corporation or as may be determined from time to time by resolution adopted by the Board of Directors.

                 When and as authorized by the affirmative vote of the holders of a majority of the stock issued and outstanding having voting power given at a stockholders' meeting duly called for that purpose, or when authorized by the written consent of the holders of a majority of the voting stock issued and outstanding, to sell, lease or exchange all of the property and assets of the corporation, including its good will and its corporate franchises, upon such terms and conditions and for such consideration, which may be in whole or in part shares of stock in, and/or other securities of, any other corporation or corporations, as its Board of Directors shall deem expedient and for the best interests of the corporation.

       ELEVENTH: No contract or other transaction between the corporation and any other corporation shall be affected or invalidated by the fact that any one or more of the directors of this corporation is or are interested in or is or are a director or directors or officer or officers of such other corporation, and no contract or other transaction between the corporation and any other person or firm shall be affected or invalidated by the fact that any one or more directors of this corporation is a party to, or are parties to, or interested in, such contract or transaction; provided that in each such case the nature and extent of the interest of such director or directors in such contract or other transaction and/or the fact that such director or directors is or are a director or directors or officer or officers of such other corporation is disclosed at the meeting of the Board of Directors at which such contract or other transaction is authorized.

       TWELFTH: Whenever a compromise or arrangement is proposed between this corporation and its creditors or any class of them and/or between this corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of this corporation or of any creditors or stockholders thereof, or on the application of any receiver or receivers appointed for this corporation under the provisions of section 291 of Title 8 of the Delaware Code or on the application of trustees in dissolution or of any receiver or receivers appointed for this corporation under the provisions of section 279 of Title 8 of the Delaware Code order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three-fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of this corporation as consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders, of this corporation, as the case may be, and also on this corporation.

       THIRTEENTH: Meetings of stockholders may be held without the State of Delaware, if the by-laws so provide. The books of the corporation may be kept (subject to any provision contained in the statutes) outside of the State of Delaware at such place or places as may be from time to time designated by the Board of Directors or in the by-laws of the corporation.

       FOURTEENTH: The corporation reserves the right to amend, alter, change or repeal any provision contained in this certificate of incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation.


       FIFTEENTH: To the fullest extent permitted by the General Corporation Law of the State of Delaware as the same exists or may hereafter be amended, a director of the corporation shall not be liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as director. Any repeal or modification of this Article shall not result in any liability for a director with respect to any action or omission occurring prior to such repeal or modification.

                                                     EX-3.2





                                 HONDO OIL & GAS COMPANY

                                          BYLAWS


                                        ARTICLE I
                                         Offices

                   Section 1. Principal Office. The principal office of the Corporation shall be located in the City of Wilmington, County of New Castle, State of Delaware, and the name of the resident agent in charge thereof shall be The Corporation Trust Company.

                   Section 2. Other Offices. The Corporation may also have offices at such other places, within or without the State of Delaware, as the Board of Directors may from time to time appoint or the business of the Corporation may require.

                                        ARTICLE II
                                           Seal

                   The corporate seal shall be circular in form and shall contain the name of the Corporation, the year of its organization and the words "Corporate Seal, Delaware".

                                       ARTICLE III
                                 Meeting of Stockholders

                   Section 1. Place of Meeting. Meetings of the stockholders for the selection of directors shall be held at such place within the State of New Mexico, or such other place, as the Board of Directors may fix, provided that at least ten (10) days' notice be given to stockholders entitled to vote thereat of the place so fixed. Each other meeting of the stockholders may be held at such place, either within or without the State of Delaware, as may be stated in the notice or waiver of notice of such meeting.

                   Section 2. Annual Meetings. The Annual Meeting of Stockholders shall be held on such date and at such time each year as shall be designated from time to time by the Board of Directors and stated in the notice of the meeting, at which meeting the stockholders shall elect directors by a plurality vote and shall transact such other business as may properly be brought before the meeting.

                   Section 3. Special Meeting. Special meetings of the stockholders for any purpose or purposes, unless otherwise prescribed by statute or by the Certificate of Incorporation, may be called by the Chairman of the Board of Directors, the President or by the Board of Directors (either by written instrument signed by a majority or by resolution adopted by a vote of the majority), and special meetings shall be called by the Chairman, the President or the Secretary whenever stockholder owning a majority of the capital stock issued, outstanding and entitled to vote so request in writing. Such request shall state the purpose or purposes of the proposed meeting.

                   Section 4. Notice. Written or printed notice of every meeting of stockholders, annual or special, stating the time and place thereof, and, if a special meeting, the purpose or purposes in general terms for which the meeting is called shall not less than ten (10) days before such meeting be served upon or mailed to each stockholder entitled to vote thereat, at his address as it appears upon the stock records of the Corporation or, if such stockholder shall have filed with the Secretary of the Corporation a written request that notices intended for him be mailed to some other address, then to the address designated in such request.

                   Notice of the time, place and/or purpose of any meeting of stockholders may be dispensed with if every stockholder entitled to vote thereat shall attend either in person or by proxy, or if every absent stockholder entitled to such notice shall in writing, filed with the records of the meeting, either before or after the holding thereof, waive such notice.

                   SECTION 5. Quorum. Except as otherwise provided by law or by the Certificate of Incorporation, the presence in person or by proxy at any meeting of stockholders of the holders of a majority of the shares of the capital stock of the Corporation issued and outstanding and entitled to vote thereat, shall be requisite and shall constitute a quorum. If, however, such majority shall not be present or represented at any meeting of the stockholders regularly called, the holders of a majority of the shares present or represented and entitled to vote thereat shall have power to adjourn the meeting to another time, or to another time and place, without notice other than announcement of adjournment at the meeting, and there may be successive adjournment for like cause and in like manner until the requisite amount of shares entitled to vote at such meeting shall be represented. At such adjourned meeting at which the requisite amount of shares entitled to vote thereat shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally notified.

                   SECTION 6. Votes. Proxies. At each meeting of stockholders, every stockholder shall have one vote for each share of capital stock entitled to vote which is registered in his name on the books of the Corporation on the date on which the transfer books were closed, if closed, or on the date set by the Board of Directors for the determination of stockholders entitled to vote at such meeting. At each such meeting every stockholder shall be entitled to vote in person, or by proxy appointed by an instrument in writing subscribed by such stockholder and bearing a date not more than three years prior to the meeting in question, unless said instrument provides for a longer period during which it is to remain in force.

                   All elections of directors shall be held by ballot. If the Chairman of the meeting shall so determine, a vote may be taken upon any other matter by ballot, and shall be so taken upon the request of any stockholder entitled to vote on such matter.

                   At elections of directors, the Chairman shall appoint two inspectors of election, who shall first take and subscribe an oath or affirmation faithfully to execute the duties of inspector at such meeting with strict impartiality and according to the best of their ability and who shall take charge of the polls and after the balloting shall make a certificate of the result of the vote taken; but no director or candidate for the office of director shall be appointed as such inspector.

                   A nomination for the position of director shall be accepted, and votes cast for a proposed nominee shall be counted, by the inspectors of election only if the Secretary of the Company has received at least 30 days prior to the meeting a statement over the signature of the proposed nominee that he consents to being a nominee and, if elected, intends to serve as a director. Such statement shall also contain the number of shares of stock of the Corporation held by the nominee, occupations and business history for the previous five years, other directorships, names of business entities in which the proposed nominee owns a 10 percent or more equity interest, listing of any criminal convictions including federal or state securities violations, and all other information required by the federal proxy rules in effect at the time the proposed nominee submits said statement.

                   SECTION 7. Organization. The Chairman of the Board, if there be one, or in his absence the President, or in the absence of both the Chairman of the Board and the President, a Vice President, shall call meetings of the stockholders to order and shall act as chairman thereof. The Secretary of the Corporation, if present, shall act as secretary of all meetings of stockholders and, in his absence, the presiding officer may appoint a secretary.

                                        ARTICLE IV
                                        Directors

                      SECTION 1. Number. The business and property of the Corporation shall be conducted and managed by a Board of Directors consisting of not less than three (3) nor more than eleven (11)
       directors, none of whom need be a stockholder.   The Board of Directors
       of the Corporation shall initially be composed of five (5) directors, but the Board may at any time by resolution increase or decrease the number of directors to not more than eleven (11) or less than three (3), and the vacancies resulting from any such increase shall be filled as provided in Section 3 of this Article IV.

                   SECTION 2. Term of Office. Each director shall hold office until the next annual meeting of stockholders and until his successor is duly elected and qualified or until his earlier death or resignation, subject to the right of the stockholders at any time to remove any director or directors as provided in Section 4 of this Article.

                   SECTION 3. Vacancies. If any vacancy shall occur among the directors, or if the number of directors shall at any time be increased, the directors in office, although less than a quorum, by a majority vote may fill the vacancies or newly created directorships, or any such vacancies or newly created directorships may be filled by the stockholders at any meeting.

                   SECTION 4.  Removal by Stockholders.   The holders of record
       of the capital stock of the Corporation entitled to vote for the election of directors may in their discretion at any meeting duly called for the purpose, by a majority vote, remove any director or directors and elect a new director or directors in place thereof.

                   SECTION 5. Meetings. Meetings of the Board of Directors shall be held at such place within or without the State of Delaware, as may from time to time be fixed by resolution of the Board or as may be specified in the notice or waiver of notice of any meeting. Meetings may be held at any time upon the call of the Chairman, the President or the Secretary or any two (2) or the directors by oral, telegraphic, or written notice, duly served or sent or mailed to each director not less than two (2) days before such meeting. Meetings may be held at any time and place without notice if all the directors are present or if those not present shall, in writing or by telegram, waive notice thereof. A regular meeting of the Board may be held without notice immediately following the annual meeting of stockholders at the place where such annual meeting is held or at such other place, as determined by the directors. Regular meetings of the Board may also be held without notice at such time and place as shall from time to time be determined by resolution of the Board.

                   SECTION 6. Action Without a Meeting. Unless otherwise restricted by the Certificate of Incorporation or these bylaws, any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting, if all members of the Board or committee, as the case may be, consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the Board or committee.

                   SECTION 7. Telephone Meetings. Subject to the provisions of applicable law and these Bylaws regarding notice of meetings, members of the Board of Directors or members of any committee designated by such Board may, unless otherwise restricted by the Certificate of Incorporation or these Bylaws, participate in and hold a meeting of such Board of Directors or committee by using conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting pursuant to this Section shall constitute presence in person at such meeting, except when a person participates in the meeting for the express purpose of objecting to the transaction of any business on the ground that the meeting was not lawfully called or convened.

                   SECTION 8. Quorum. A majority of the directors shall constitute a quorum for the transaction of business. If at any meeting of the Board there shall be less than a quorum present, a majority of those present may adjourn the meeting from time to time without notice other than announcement of the adjournment at the meeting, and at such adjourned meeting at which a quorum is present any business may be transacted which might have been transacted at the meeting as originally noticed.

                   SECTION 9. Compensation. Directors, as such, shall not receive any stated compensation for their services, but by resolution of the Board of Directors, a fixed sum, and expenses of attendance, if any, may be allowed for attendance at each regular or special meeting thereof. By resolution of the Board of Directors, outside directors who do not receive compensation from the Corporation in any other capacity may receive compensation for their services. Nothing in this Section shall be construed to preclude a director from serving the Corporation in any other capacity and receiving compensation therefor.

                                        ARTICLE V
                                   Executive Committee

                   SECTION 1. Executive Committee. The Board of Directors may appoint an Executive Committee of three (3) or more members (with such alternates, if any, as may be deemed desirable), to serve during the pleasure of the Board, to consist of such directors as the Board may from time to time designate. The Chairman of the Executive Committee shall be designated by the Board of Directors.

                   SECTION 2. Procedure. The Executive Committee, by a vote of a majority of its members, shall fix its own times and places of meeting, shall determine the number of its members constituting a quorum for the transaction of business, and shall prescribe its own rules or procedure; no change in which shall be made save by a majority vote to its members.

                   SECTION 3. Powers. During the intervals between the meetings of the Board of Directors, the Executive Committee shall possess and may exercise all the powers of the Board in the management and direction of the business and affairs of the Corporation.

                   SECTION 4. Reports. The Executive Committee shall keep regular minutes of its proceedings and all action by the Executive Committee shall be reported promptly to the Board of Directors. Such action shall be subject to review by the Board, provided that no rights of third parties shall be affected by such review.


                                        ARTICLE VI
                        Other Committee of the Board of Directors

                   The Board of Directors may designate one or more directors (with such alternate, if any, as may be deemed desirable) to constitute another committee or committees for any purpose, which shall have and may exercise the powers of the Board of Directors in the management of the business and affairs of the Corporation, and may have power to authorize the seal of the Corporation to be affixed to all papers which may require it.

                                       ARTICLE VII
                                         Officers

                   SECTION 1. Officers. The Board of Directors shall elect, as executive officers, a Chairman of the Board of Directors (who may also occupy the office of President), a President, a Secretary and a Treasurer, one or more Vice Presidents (in the case of each such Vice President, with such descriptive title, if any, as the Board of Directors may deem appropriate), and one or more Assistant Secretaries and Assistant Treasurers. The Chairman of the Board of Directors or the President may also be the Chief Executive Officer, as designated by the Board of Directors.


                   SECTION 2.  Vacancies.   Any vacancy in any office may be
       filled for the unexpired portion of the term by the Board of Directors, at any regular or special meeting.

                   SECTION 3. President. The President may be a member of the Board of Directors and the chief operating officer of the Corporation. Subject to the directions of the Board of Directors, he shall have any exercise direct charge of and general supervision over the business and affairs of the Corporation and shall perform all duties incident to the office of a president of a corporation, and such other duties as from time to time may be assigned to him by the Board of Directors.

                   SECTION 4. Chairman of the Board. The Chairman of the Board, if elected, shall be a member of the Board of Directors and shall preside at its meetings. He shall keep in close touch with the administration of the affairs of the Corporation, shall advise and counsel with the President, and, in his absence, with other executives of the Corporation, and shall perform such other duties as may from time to time be assigned to him by the Board of Directors.

                   SECTION 5. Vice Presidents. Each Vice President, if elected, shall be and exercise such powers and shall perform such duties as from time to time may be conferred upon or assigned to him by the Board of Directors, or as may be delegated to him by the President.

                   SECTION 6. Secretary. The Secretary shall keep the minutes of all meetings of the stockholders and of the Board of Directors in books provided for the purpose; he shall see that all notices are duly given in accordance with the provisions of law and these bylaws; he shall be responsible for the custody and safekeeping of the records, and of the corporate seal or seals of the Corporation; he shall see that the corporate seal is affixed to all documents, the execution of which, on behalf of the Corporation, under its seal, is duly authorized and when the seal is so affixed he may attest the same; he may sign, with the President or Vice President, certificates of stock of the Corporation; and in general, he shall perform all duties incident to the office of a secretary of a corporation, and such other duties as from time to time may be assigned to him by the Board of Directors.

                   SECTION 7. Assistant Secretaries. The Assistant Secretaries shall, in the absence or disability or at the direction of the Secretary, perform the duties and exercise the powers of the Secretary and shall perform such other duties as the Board of Directors shall prescribe.

                   SECTION 8. Treasurer. The Treasurer shall have charge of and be responsible for all funds, securities, receipts and disbursements of the Corporation, and shall deposit, or cause to be deposited, in the name of the Corporation, all moneys or other valuable effects in such banks, trust companies or other depositaries as shall, from time to time, be selected by the Board of Directors; he may indorse for collection on behalf of the Corporation, checks, notes and other obligations; he may sign receipts and vouchers for payments made to the Corporation; singly or jointly with another person as the Board of Directors may authorize, he may sign checks of the Corporation and pay out and dispose of the proceeds under the direction of the Board; he shall render to the President and to the Board of Directors, whenever requested, an account of the financial condition of the Corporation; he may sign, with the President or a Vice President, certificates of stock of the Corporation; and in general, shall perform all the duties incident to the office of a treasurer of a corporation, and such other duties as from time to time may be assigned to him by the Board of Directors.

                   SECTION 9. Assistant Treasurers. The Assistant Treasurers shall, in the absence or disability or at the direction of the Treasurer, perform the duties and exercise the powers of the Treasurer and shall perform such other duties as the Board of Directors shall prescribe.

                   SECTION 10. Subordinate Officers. The Board of Directors may appoint such subordinate officers as it may deem desirable. Each such officer shall hold office for such period, have such authority and perform such duties as the Board of Directors may prescribe. The Board of Directors may, from time to time, authorize any officer to appoint and remove subordinate officers and to prescribe the powers and duties thereof.

                   SECTION 11. Compensation. The Board of Directors shall have power to fix the compensation of all officers of the Corporation. It may authorize any officer, upon whom the power of appointing subordinate officers may have been conferred, to fix the compensation of such subordinate officers.

                   SECTION 12. Removal. Any officer of the Corporation may be removed, with or without cause, by a majority vote of the Board of Directors at a meeting called for that purpose.

                   SECTION 13. Bonds. The Board of Directors may require any officer of the Corporation to give a bond to the Corporation, conditional upon the faithful performance of his duties, with one or more sureties and in such amount as may be satisfactory to the Board of Directors.

                                       ARTICLE VIII
                                  Certificates of Stock

                   SECTION 1. Form and Execution of Certificates. The interest of each stockholder of the Corporation shall be evidenced by a certificate or certificates for shares of stock in such form as the Board of Directors may from time to time prescribe. The certificates of stock of each class and series shall be consecutively numbered and signed by the President or Vice President and by the Secretary or an Assistant Secretary or the Treasurer or an Assistant Treasurer of the Corporation, and may be countersigned and registered in such manner as the Board of Directors may by resolution prescribe, and shall bear the corporate seal or a printed or engraved facsimile thereof. Where any such certificate is signed by a transfer agent or transfer clerk acting on behalf of the Corporation and by a registrar, the signatures of any such President, Vice President, Treasurer, Assistant Treasurer, Secretary or Assistant Secretary may be facsimiles, engraved or printed.
        In case any officer or officers who shall have signed, or whose facsimile signature or signatures shall have been used on, any such facsimile signature or signature shall have been used on, any such certificate or certificates shall cease to be such officer or officers, whether because of death, resignation or otherwise, before such certificate or certificates shall have been delivered by the Corporation, such certificate or certificates may nevertheless be issued and delivered by the Corporation as though the person or persons who signed such certificate or certificates or whose facsimile signature or signatures shall have been used thereon had not ceased to be such officer or officers.

                   SECTION 2. Transfer of Shares. Subject to any applicable restrictions contained in the Certificate of Incorporation, the shares of the stock of the Corporation shall be transferred on the books of the Corporation by the holder thereof in person or by his attorney lawfully constituted, upon surrender for cancellation of certificates for the same number of shares, with an assignment and power of transfer endorsed thereon or attached thereto, duly executed, with such proof or guaranty of the authenticity of the signature as the Corporation or its agents may reasonably require. The Corporation shall be entitled to treat the holder of record of any share or shares of stock as the holder in fact thereof and accordingly shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person whether or not it shall have express or other notice thereof, save as expressly provided by law or by the Certificate of Incorporation.

                   SECTION 3. Closing of Transfer Books. The stock transfer books of the Corporation may, if deemed expedient by the Board of Directors, be closed for such length of time not exceeding sixty (60) days as the Board may determine, preceding the date of any meeting of stockholders or the date for the payment of any dividend or the date for the allotment of rights or the date when any issuance, change, conversion or exchange of capital stock shall go into effect, during which time no transfer of stock on the books of the Corporation may be made.

                   SECTION 4. Dates of Record. If deemed expedient, the Board of Directors may fix in advance a date for such length of time not exceeding sixty (60) days as the Board may determine, preceding the date of any meeting of stockholders, or the date for the payment of any dividend, or the date for the allotment of rights or the date when any issuance, change, conversion or exchange or capital stock shall go into effect, as a record date for the determination of the stockholders entitled to notice of, and to vote at, any such meeting or entitled to receive payment of any such dividend or to any such allotment of rights, or to exercise the rights in respect of any such issuance, change, conversion or exchange of capital stock, as the case may be, and in such case only such stockholders as shall be stockholders of record on the date so fixed shall be entitled to such notice of, and to vote at, such meeting, or to receive payment of such dividend, or to receive such allotment of rights, or to exercise such rights, as the case may be, notwithstanding any transfer of any stock on the books of the Corporation after any record date fixed as aforesaid; provided, however, that no record date for the determination of the stockholders entitled to notice of, and to vote at, any meeting of stockholders shall be fixed on a date less than ten (10) days before the date of such meeting.

                   SECTION 5. Lost or Destroyed Certificates. In case of the loss or destruction of any certificate of stock, a new certificate may be issued upon the following conditions:

                   The owner of said certificate shall file with the Secretary of the Corporation an affidavit giving the facts in relations to the ownership, and in relation to the loss or destruction of said certificate, stating its number and the number of shares represented thereby; such affidavit to be in such form and contain such statements as shall satisfy the President and Secretary that said certificate has been accidentally destroyed or lost, and that a new certificate ought to be issued in lieu thereof. Upon being so satisfied, the President and Secretary shall require such owner to file with the Secretary a bond in such penal sum and in such form as they may deem advisable, and with a surety or sureties approved by them, to indemnify and save harmless the Corporation from any claim, loss, damage or liability which may be occasioned by the issuance of a new certificate in lieu thereof. Upon such bond being so filed a new certificate for the same number of shares shall be issued to the owner of the certificate so lost or destroyed; and the transfer agent and registrar of stock shall countersign and register such new certificate upon receipt of a written order signed by the said President and Secretary, and thereupon the Corporation will save harmless said transfer agent and registrar in the premise. A Vice President may act hereunder in the stead of the President, and an Assistant Secretary in the stead of the Secretary. In case of the surrender of the original certificate, in lieu of which a new certificate has been issued, or the surrender of such new certificate, for cancellation, the bond or indemnity given as a condition of the issue of such new certificate may be surrendered.

                                        ARTICLE IX
                                   Checks, Notes, Etc.

                   SECTION 1. Execution of Checks, Notes Etc. All checks and drafts on the Corporation's bank accounts and all bills of exchange and promissory notes, and all acceptances, obligations and other instruments for the payment of money, shall be signed by such officer or officers, agent or agents, as shall be thereunto authorized from time to time by the Board of Directors.

                   SECTION 2. Execution of Contracts, Assignments, Etc. All contracts, agreements, endorsements, assignments, transfers, stock powers, or other instruments shall be signed by the President, the Chairman of the Board, or any Vice President or by such other officer of officers, agent or agents, as shall be thereunto authorized from time to time by the Board of Directors; and, when necessary or appropriate, shall be attested by the Secretary or any Assistant Secretary or the Treasurer or any Assistant Treasurer.

                   SECTION 3. Execution of Proxies. The President or the Chairman of the Board or, in their absence or disability, a Vice President, may authorize from time to time the signature and issuance of proxies to vote shares of stock of other companies standing in the name
       of the Corporation.   All such proxies shall be signed in the name of
       the Corporation by the President, the Chairman of the Board or a Vice President and by the Secretary or an Assistant Secretary.


                                        ARTICLE X
                                   Waivers and Consents

                   Whenever any notice is required to be given by law, or under the provisions of the Certificate of Incorporation, or of these bylaws, such notice may be waived, in writing, signed by the person or persons entitled to such notice, or by his attorney or attorneys thereunto authorized, whether before or after the event or action to which such notice relates.

                   Whenever the vote of stockholders at a meeting thereof is required or permitted to be taken in connection with any corporate action by any provision of law or of the Certificate of Incorporation or of these bylaws, the meeting and vote of stockholders may be dispensed with if all the stockholders who would have been entitled to vote upon the action if such meeting were held shall consent in writing to such action being taken.

                   Any action required or permitted to be taken at any meeting of the Board of Directors or of any Committee of the Board of Directors may be taken without a meeting, if prior to such action a written consent thereto is signed by all members of the Board of Directors or of such Committee as the case may be, and such written consent is filed with the minutes of proceedings of the Board of Directors or of such Committee.

                                        ARTICLE XI
                                        Dividends

                   Except as otherwise provided by law or by the Certificate of Incorporation, the Board of Directors may declare dividends out of the surplus of the Corporation at such times and in such amounts as it may from time to time designate.

                   Before crediting net profits to surplus in any year, there may be set aside out of the net profits of the Corporation for that year such sum or sums as the Board of Directors from time to time in its absolute discretion may deem proper as a reserve fund or funds to meet contingencies or for equalizing dividends or for repairing or maintaining any property of the Corporation or for such other purpose as the Board of Directors shall deem conducive to the interests of the Corporation.

                                       ARTICLE XII
                              Indemnification and Insurance

                   SECTION 1. Right to Indemnification. Each person who was or is a party or is threatened to be made a party to or is involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter a "proceeding"), by reason of the fact that he or she, or a person of whom he or she is the legal representative, is or was a director or officer of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, whether the basis of such proceeding is alleged action or inaction in an official capacity or in any other capacity while serving as a director, officer, employee or agent, shall be indemnified and held harmless by the Corporation to the fullest extent permitted by the laws of Delaware, as the same exist or may hereafter be amended, against all costs, charges, expenses, liabilities and losses (including attorneys' fees, judgments, fines, ERISA excise taxes or penalties and amounts paid or to be paid in settlement) reasonably incurred or suffered by such person in connection therewith, and such indemnification shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of his or her heirs, executors and administrators; provided, however, that, except as provided in Section 2 hereof, the Corporation shall indemnify any such person seeking indemnification in connection with a proceeding (or part thereof) initiated by such person only if such proceeding (or part thereof) was authorized by the Board of Directors of the Corporation. The right to indemnification conferred in this Article shall be a contract right and shall include the right to be paid by the Corporation the expenses incurred in defending any such proceeding in advance of its final disposition; provided, however, that, if the Delaware General Corporation Law requires, the payment of such expenses incurred by a director or officer in his or her capacity as a director or officer (and not in any other capacity in which service was or is rendered by such person while a director or officer, including, without limitation, service to an employee benefit plan) in advance of the final disposition of a proceeding, shall be made only upon delivery to the Corporation of an undertaking, by or on behalf of such director of officer, to repay all amounts so advanced if it shall ultimately be determined that such director or officer is not entitled to be indemnified under this Section or otherwise. The Corporation may, by action of its Board of Directors, provide indemnification to employees and agents of the Corporation with the same scope and effect as the foregoing indemnification of directors and officers.

                   SECTION 2. Right of Claimant to Bring Suit. If a claim under Section 1 of this Article is not paid in full by the Corporation within thirty days after a written claim has been received by the Corporation, the claimant may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim and, if successful in whole or in part, the claimant shall be entitled to be paid also the expense of prosecuting such claim. It shall be a defense to any such action (other than an action brought to enforce a claim for expenses incurred in defending and proceeding in advance of its final disposition where the required undertaking, if any is required, has been tendered to the Corporation) that the claimant has failed to meet a standard of conduct which makes it permissible under Delaware law for the Corporation to indemnify the claimant for the amount claimed. Neither the failure of the Corporation (including its Board of Directors, independent legal counsel, or its stockholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is permissible in the circumstances because he or she has met such standard or conduct, nor an actual determination by the Corporation (including its Board of Directors, independent legal counsel, or its stockholder) that the claimant has not met such standard or conduct, shall be a defense to the action or create a presumption that the claimant has failed to meet such standard of conduct.

                   SECTION 3. Non-Exclusivity or Rights. The right to indemnification and the payment of expenses incurred in defending a proceeding in advance of its final disposition conferred in this Article shall not be exclusive or any other right which any person may have or hereafter acquire under any statute, provision of the Certificate of Incorporation, bylaw, agreement, vote of stockholders or disinterested directors or otherwise.

                   SECTION 4. Insurance. The Corporation may maintain insurance, at its expense, to protect itself and any director, officer, employee or agent of the Corporation or another corporation, partnership, joint venture, trust or other enterprise against any such expense, liability or loss, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under Delaware law.

                   SECTION 5. Expenses as a Witness. To the extent that any director, officer, employee or agent of the Corporation is by reason of such position, or a position with another entity at the request of the Corporation, a witness in any action, suit or proceeding, he shall be indemnified against all costs and expenses actually and reasonably incurred by him or her or on his or her behalf in connection therewith.

                   SECTION 6. Indemnity Agreements. The Corporation may enter into agreements with any director, officer, employee or agent of the Corporation providing for indemnification to the full extent permitted by Delaware law.

                                       ARTICLE XIII
                                   Inspection of Books

                   The Board of Directors shall determine from time to time whether, and if allowed, when and under what conditions and regulations, the accounts and books of the Corporation (except such as may be specifically open to inspection) or any of them, shall be open to the inspection of the stockholders and the stockholders' rights in this respect are and shall be restricted and limited accordingly.

                                       ARTICLE XIV
                                       Fiscal Year

                   The fiscal year of the Corporation shall end on such dates as the Board of Directors may by resolution specify and the Board of Directors may by resolution change such date for future fiscal years at any time or from time to time.

                                        ARTICLE XV
                                        Amendments

                   These Bylaws may be altered, amended or repealed and new Bylaws adopted by the stockholders or by the Board of Directors by a majority vote at any meeting called for that purpose.

                                                    EX-10.17





                 [LETTERHEAD OF HONDO OIL & GAS COMPANY APPEARS HERE]






       December 18, 1997


       London Australian & General Property Company Limited
       4 Grosvenor Place
       London, England  SW1X 7DL

       Dear Sirs:

            This Agreement is entered into by and among Hondo Oil & Gas Company, a Delaware corporation ("Hondo"), and its wholly-owned subsidiaries, Via Verde Development Company, a California corporation ("Via Verde"), and Newhall Refining Co., Inc., a Delaware corporation ("Newhall"), and London Australian & General Property Company Limited ("LAGP"), with reference to:

       a) Note Purchase Agreement dated November 28, 1988, between Pauley Petroleum Inc. (now Hondo) and Thamesedge, Ltd. ("Thamesedge"), as amended (the "Thamesedge Note Purchase Agreement"), and Note dated November 30, 1988, for $75,000,000 from Pauley Petroleum Inc. to Thamesedge (the "Thamesedge Note");

       b) Letter agreements dated November 28, 1988 and December 18, 1992, between Hondo and Thamesedge referring to and amending the Thamesedge Note Purchase Agreement and the Thamesedge Note;

       c) Net Profits Share Agreement dated December 18, 1992, by and among Hondo, Lonrho Plc ("Lonrho") and Thamesedge (the "Net Profits Share Agreement");

       d) Amended and Restated Letter Agreement dated December 20, 1991, between Hondo and Lonrho (the "Lonrho Loan Agreement") and Notes dated September 1, 1991, for $10,000,000, dated November 1, 1991, for $9,000,000, and dated December 20, 1991, for $13,000,000, from
       Hondo to Lonrho (the "Lonrho Notes");

       e) Letter Agreement dated December 18, 1992, between Hondo and Lonrho referring to and amending the Lonrho Loan Agreement and the Lonrho Notes;

       f) Note dated April 30, 1993, for $3,000,000 from Via Verde to Lonrho (the "Via Verde Note"), secured by Deed of Trust dated recorded as Instrument No. 93-840817 in the Real Property Records of Los Angeles County, California, (the "Via Verde Mortgage"), guaranteed by Hondo in Guaranty dated April 30, 1993 (the "Hondo Guaranty"), and subject to a letter agreement dated April 30, 1993;

       g) Note dated June 25, 1993, for $4,000,000 from Hondo to Lonrho (the "Valley Gateway Note"), secured by Deed of Trust dated August 30, 1993, granted by Hondo and Newhall, recorded as Instrument No. 93-2006475 in the Real Property Records of Los Angeles County, California, (the "Valley Gateway Mortgage");

       h) Letter Agreement dated December 17, 1993, between Hondo, Via Verde, Newhall, and Lonrho and Thamesedge, restructuring the above-described indebtedness and amending the Thamesedge Note, the Lonrho Notes, the Via Verde Note and the Valley Gateway Note;

       i) Letter Agreement dated November 10, 1994, between Hondo, Via Verde, Newhall, and Lonrho and Thamesedge, restructuring the above-described indebtedness and amending the Thamesedge Note, the Lonrho Notes, the Via Verde Note and the Valley Gateway Note, and creating a new $5,000,000 loan facility and a Note therefor dated October 31, 1994 (the "Facility Note");

       j) Letter Agreement dated December 22, 1995, between Hondo, Via Verde, Newhall, and Lonrho and Thamesedge, restructuring the above-described indebtedness and amending the Thamesedge Note, the Lonrho Notes, the Via Verde Note, the Valley Gateway Note and the Facility Note; and

       k) Letter Agreement dated December 13, 1996, between Hondo, Via Verde, Newhall, and Lonrho and Thamesedge, restructuring the above-described indebtedness and amending the Thamesedge Note, the Lonrho Notes, the Via Verde Note, the Valley Gateway Note and the Facility Note.

            On March 29, 1996, Lonrho assigned to Thamesedge all of its interest in the above-described agreements and notes. On August 29, 1997, Thamesedge assigned to LAGP all of its interest in the above-described agreements and notes. The Thamesedge Note, the Lonrho Notes, the Via Verde Note, the Valley Gateway Note, and the Facility Note, each as amended, are collectively referred to herein as the "Indebtedness".

            Hondo and LAGP have agreed to extend the date of repayment for the Indebtedness (i) by changing the mandatory redemption date on the Thamesedge Note from January 1, 1998 to January 15, 1999; and (ii) by extending the principal repayment date of each of the Lonrho Notes, the Via Verde Note, the Valley Gateway Note, and the Facility Note from January 1, 1998 to January 15, 1999.

            Hondo, Via Verde and Newhall, and Lonrho and LAGP hereby agree, as follows:

       1. This Agreement shall be effective for all purposes on September 30, 1997.

       2. Amendment of Notes. The Thamesedge Note, the Lonrho Notes (collectively), the Via Verde Note, the Valley Gateway Note, and the Facility Note, each will be amended as provided, respectively, in Exhibits A, B, C, D, and E to this Agreement. Hondo and Via Verde, as applicable, will execute the note amendments, LAGP will execute them to acknowledge consent thereto, and the note amendments will be attached to the original notes held by LAGP.

       3. Event of Default. If the borrower does not furnish to the lender by October 1, 1998 a Netherland, Sewell & Associates proved reserve report that shows a minimum of 13,000,000 mcf (25%) increase in the 1997 proved reserve figure of 52,475,554 mcf then the lender has the right to declare all the loans in default and demand payment.

       4. Cross-default Provision. Each of the notes will have a cross-default provision whereby a default in any other note will trigger a default in the note in question whereby the effect will be that all notes of the lender to the borrower will be in default and the payments of principal and interest will be accelerated and immediately due and payable.

       5. Effect on Other Agreements. Except as amended by the note amendments, the terms and provisions of the above-described agreements relating to the Lonrho Indebtedness shall remain in full force and effect, including, without limiting the generality of the foregoing, the Letter Agreements dated December 17, 1993, November 10, 1994, December 22, 1995 and December 13, 1996. The parties agree to execute such other and further documents as may be necessary to effect the understandings of this letter agreement. Nothing in this letter agreement shall be construed as an agreement on the part of LAGP to provide extensions of the maturity or other restructuring of the Indebtedness in the future.

            Please confirm that the foregoing correctly sets forth the agreement between us.


                                        Very truly yours,

                                        HONDO OIL & GAS COMPANY

                                        By: /s/ John J. Hoey
                                           -----------------
                                           John J. Hoey, President


                                        VIA VERDE DEVELOPMENT COMPANY

                                        By: /s/ John J. Hoey
                                           -----------------
                                           John J. Hoey, President


                                        NEWHALL REFINING CO., INC.

                                        By: /s/ John J. Hoey
                                           -----------------
                                           John J. Hoey, President





       Confirmed and accepted as of the date of first above written:


       LONDON AUSTRALIAN & GENERAL PROPERTY COMPANY LIMITED



       By:  /s/ R.E. Whitten
            ----------------
            R.E. Whitten, Director

                                       Exhibit A
                                    Thamesedge Note

            This Note Amendment dated September 30, 1997 amends that certain 13/% Senior Subordinated Note due 1998 dated November 28, 1988 in the original principal amount of US$75,000,000, from Pauley Petroleum Inc. (now Hondo Oil & Gas Company), to Thamesedge, Ltd., as amended by Note Amendments dated September 30, 1993, September 30, 1994, September 30, 1995 and September 30, 1996 (the "Original Note"), and is attached to the Original Note. On August 29, 1997, Thamesedge, Ltd. assigned to London Australian & General Property Company Limited all of its interest in the Original Note. Effective on September 30, 1997, the Original
       Note is amended as follows:

       1. Principal Amount. As of September 30, 1997, the principal amount of the Original Note owing is US$38,576,110.98, and interest accrued thereon is US$1,157,283.30.

       2. Principal Repayment. The mandatory Redemption dates on the Original Note are amended to January 15, 1999, with the aggregate principal of the Original Note then outstanding, plus accrued interest, being payable on such date.

       3. Event of Default. If the borrower does not furnish to the lender by October 1, 1998 a Netherland, Sewell & Associates proved reserve report that shows a minimum of 13,000,000 mcf (25%) increase in the 1997 proved reserve figure of 52,475,554 mcf then the lender has the right to declare all the loans in default and demand payment.

       4. Cross-default Provision. Each of the notes will have a cross-default provision whereby a default in any other note will trigger a default in the note in question whereby the effect will be that all notes of the lender to the borrower will be in default and the payments of principal and interest will be accelerated and immediately due and payable.

       5. Letter Agreement. This Note Amendment is issued and delivered under that certain letter agreement dated December 18, 1997 by and among Hondo Oil & Gas Company, Via Verde Development Company, and Newhall Refining Co., Inc., and London Australian & General Property Company Limited.

                                          HONDO OIL & GAS COMPANY

                                          By:
                                               ----------------
                                               John J. Hoey, President

       The undersigned hereby acknowledges and consents to this Note Amendment.

       LONDON AUSTRALIAN & GENERAL PROPERTY COMPANY LIMITED

       By:
                 ----------------
       Name:
                 ----------------
       Title:
                 ----------------

                                       Exhibit B
                                     Lonrho Notes

            This Note Amendment dated September 30, 1997 amends those certain Promissory Notes dated September 1, 1991, in the original principal amount of US$10,000,000, dated November 1, 1991, in the original principal amount of US$9,000,000, and dated December 20, 1991, in the original principal amount of US$13,000,000, each from Hondo Oil & Gas Company, to Lonrho Plc, as amended by Note Amendments dated September 30, 1993, September 30, 1994, September 30, 1995 and September 30, 1996 (the "Original Notes"), and is attached to the Original Notes. On March 29, 1996, Lonrho Plc assigned to Thamesedge, Ltd. all of its interest in the Original Notes. On August 29, 1997, Thamesedge, Ltd. assigned to London Australian & General Property Company Limited all of its interest in the Original Notes. Effective on September 30, 1997, the Original Notes are amended as follows:

       1. Principal Amount. As of September 30, 1997, the principal amount of the Original Notes owing is US$33,126,684.98, and interest accrued thereon is US$1,010,363.88.

       2. Principal Repayment. The principal of the Original Notes, together with all accrued interest to such date, is payable on January 15, 1999.

       3. Event of Default. If the borrower does not furnish to the lender by October 1, 1998 a Netherland, Sewell & Associates proved reserve report that shows a minimum of 13,000,000 mcf (25%) increase in the 1997 proved reserve figure of 52,475,554 mcf then the lender has the right to declare all the loans in default and demand payment.

       4. Cross-default Provision. Each of the notes will have a cross-default provision whereby a default in any other note will trigger a default in the note in question whereby the effect will be that all notes of the lender to the borrower will be in default and the payments of principal and interest will be accelerated and immediately due and payable.

       5. Letter Agreement. This Note Amendment is issued and delivered under that certain letter agreement dated December 18, 1997 by and among Hondo Oil & Gas Company, Via Verde Development Company, and Newhall Refining Co., Inc., and London Australian & General Property Company Limited.
                                          HONDO OIL & GAS COMPANY

                                          By:
                                               ----------------
                                               John J. Hoey, President

       The undersigned hereby acknowledges and consents to this Note Amendment.

       LONDON AUSTRALIAN & GENERAL PROPERTY COMPANY LIMITED
       By:
                 ----------------
       Name:
                 ----------------
       Title:
                 ----------------

                                       Exhibit C
                                    Via Verde Note

            This Note Amendment dated September 30, 1997 amends that certain Promissory Note dated April 30, 1993, in the original principal amount of US$3,000,000, from Hondo Oil & Gas Company to Lonrho Plc, as amended by Note Amendments dated September 30, 1993, September 30, 1994, September 30, 1995 and September 30, 1996 (the "Original Note"), and is attached to the Original Note. On March 29, 1996, Lonrho Plc assigned to Thamesedge, Ltd. all of its interest in the Original Note. On August 29, 1997, Thamesedge, Ltd. assigned to London Australian & General Property Company Limited all of its interest in the Original Note. Effective on September 30, 1997, the Original Note is amended as follows:

       1. Principal Amount. As of September 30, 1997, the principal amount of the Original Note owing is US$3,479,554.45, and interest accrued thereon is US$106,126.41.

       2. Principal Repayment. The principal of this note is payable on the earlier of (i) the sale of the property securing the loan or
            (ii) in ten (10) semi-annual installments, commencing on January 15, 1999.

       3. Event of Default. If the borrower does not furnish to the lender by October 1, 1998 a Netherland, Sewell & Associates proved reserve report that shows a minimum of 13,000,000 mcf (25%) increase in the 1997 proved reserve figure of 52,475,554 mcf then the lender has the right to declare all the loans in default and demand payment.

       4. Cross-default Provision. Each of the notes will have a cross-default provision whereby a default in any other note will trigger a default in the note in question whereby the effect will be that all notes of the lender to the borrower will be in default and the payments of principal and interest will be accelerated and immediately due and payable.

       5. Letter Agreement. This Note Amendment is issued and delivered under that certain letter agreement dated December 18, 1997 by and among Hondo Oil & Gas Company, Via Verde Development Company, and Newhall Refining Co., Inc., and London Australian & General Property Company Limited.
                                          VIA VERDE DEVELOPMENT COMPANY
                                          By:
                                               ----------------
                                               John J. Hoey, President

       The undersigned hereby acknowledges and consents to this Note Amendment.

       LONDON AUSTRALIAN & GENERAL PROPERTY COMPANY LIMITED

       By:
                 ----------------
       Name:
                 ----------------
       Title:
                 ----------------

                                       Exhibit D
                                  Valley Gateway Note

            This Note Amendment dated September 30, 1997 amends that certain Promissory Note dated June 25, 1993, in the original principal amount of US$4,000,000, from Hondo Oil & Gas Company to Lonrho Plc, as amended by Note Amendments dated September 30, 1993, September 30, 1994, September 30, 1995 and September 30, 1996 (the "Original Note"), and is attached to the Original Note. On March 29, 1996, Lonrho Plc assigned to Thamesedge, Ltd. all of its interest in the Original Note. On August 29, 1997, Thamesedge, Ltd. assigned to London Australian & General Property Company Limited all of its interest in the Original Note. Effective on September 30, 1997, the Original Note is amended as follows:

       1. Principal Amount. As of September 30, 1997, the principal amount of the Original Note owing is US$4,534,554.22, and interest accrued thereon is US$138,303.90.

       2. Principal Repayment. The principal of this note is payable on the earlier of (i) the sale of the property securing the loan or
            (ii) in ten (10) semi-annual installments, commencing on January 15, 1999.

       3. Event of Default. If the borrower does not furnish to the lender by October 1, 1998 a Netherland, Sewell & Associates proved reserve report that shows a minimum of 13,000,000 mcf (25%) increase in the 1997 proved reserve figure of 52,475,554 mcf then the lender has the right to declare all the loans in default and demand payment.

       4. Cross-default Provision. Each of the notes will have a cross-default provision whereby a default in any other note will trigger a default in the note in question whereby the effect will be that all notes of the lender to the borrower will be in default and the payments of principal and interest will be accelerated and immediately due and payable.

       5. Letter Agreement. This Note Amendment is issued and delivered under that certain letter agreement dated December 18, 1997 by and among Hondo Oil & Gas Company, Via Verde Development Company, and Newhall Refining Co., Inc., and London Australian & General Property Company Limited.
                                          HONDO OIL & GAS COMPANY

                                          By:
                                               ----------------
                                               John J. Hoey, President

       The undersigned hereby acknowledges and consents to this Note Amendment.

       LONDON AUSTRALIAN & GENERAL PROPERTY COMPANY LIMITED
       By:
                 ----------------
       Name:
                 ----------------
       Title:
                 ----------------

                                       Exhibit E
                                     Facility Note

            This Note Amendment dated September 30, 1997 amends that certain Promissory Note dated October 31, 1994, in the original principal amount of US$5,000,000, from Hondo Oil & Gas Company to Lonrho Plc, as amended by Note Amendment dated September 30, 1995 and September 30, 1996 (the "Original Note"), and is attached to the Original Note. On March 29, 1996, Lonrho Plc assigned to Thamesedge, Ltd. all of its interest in the Original Note. On August 29, 1997, Thamesedge, Ltd. assigned to London Australian & General Property Company Limited all of its interest in the Original Note. Effective on September 30, 1997, the Original Note is amended as follows:

       1. Principal Amount. As of September 30, 1997, the principal amount of the Original Note owing is US$5,294,075.89, and interest accrued thereon is US$161,469.33.

       2. Principal Repayment. The principal of the Original Note is payable on January 15, 1999.

       3. Event of Default. If the borrower does not furnish to the lender by October 1, 1998 a Netherland, Sewell & Associates proved reserve report that shows a minimum of 13,000,000 mcf (25%) increase in the 1997 proved reserve figure of 52,475,554 mcf then the lender has the right to declare all the loans in default and demand payment.

       4. Cross-default Provision. Each of the notes will have a cross-default provision whereby a default in any other note will trigger a default in the note in question whereby the effect will be that all notes of the lender to the borrower will be in default and the payments of principal and interest will be accelerated and immediately due and payable.

       5. Letter Agreement. This Note Amendment is issued and delivered under that certain letter agreement dated December 18, 1997 by and among Hondo Oil & Gas Company, Via Verde Development Company, and Newhall Refining Co., Inc., and London Australian & General Property Company Limited.
                                          HONDO OIL & GAS COMPANY

                                          By:
                                               ----------------
                                               John J. Hoey, President

       The undersigned hereby acknowledges and consents to this Note Amendment.

       LONDON AUSTRALIAN & GENERAL PROPERTY COMPANY LIMITED


       By:
                 ----------------
       Name:
                 ----------------
       Title:
                 ----------------

                                                 EX-21





                               SUBSIDIARIES OF THE COMPANY

                                                          State/Country
                      Name*                              of Incorporation
                      -----                              ----------------

       Hondo Magdalena Oil & Gas Limited                      Jersey/UK

       Newhall Refining Co., Inc.                             Delaware

       Pauley Pacific Inc.                                    Delaware

       Via Verde Development Company                          California


       * None of the Company's subsidiaries use trade or other names under which the do business.

                                           EX-23





                             Consent of Independent Auditors

       We consent to the incorporation by reference in the Registration Statements and related Prospectuses on:

            Form S-3, File No. 33-52496, as amended on February 2, 1995

            Form S-3, File No. 33-59197

            Form S-3, File No. 33-64015

            Form S-8, File No. 33-34833

            Form S-8, File No. 33-53813

            Form S-8, File No. 33-58517

       of our report dated November 21, 1997, except for Note 5 as to which the date is December 18, 1997, with respect to the consolidated financial statements and schedule of Hondo Oil & Gas Company included in the Annual Report on Form 10-K for the year ended September 30, 1997.



                                                       /s/ ERNST & YOUNG LLP


       Denver, Colorado
       December 23, 1997


       Indicate by check mark whether the registrant (1) has filed all reports required to be filed by Section 13 or 15(d) of the Securities Exchange Act of 1934 during the preceding 12 months (or for such shorter period that the registrant was required to file such reports), and (2) has been
       subject to such filing requirements for the past 90 days.   Yes X    No

       Indicate by check mark if disclosure of delinquent filers pursuant to
       Item 405 of Regulation S-K (section 229.405 of this chapter) is not contained herein, and will not be contained, to the best of registrant's knowledge, in definitive proxy or information statements incorporated by reference in Part III of this Form 10-K or any amendment to this Form 10-K. [ ]

       The aggregate market value of the voting stock of the registrant held by non-affiliates of the registrant on December 12, 1997 based on the closing price on the American Stock Exchange of such stock on such date was $32,381,596.

       Registrant's Common Stock outstanding at December 12, 1997 was 13,788,424 shares.

       DOCUMENTS INCORPORATED BY REFERENCE: Portions of the proxy statement for the annual shareholders meeting are incorporated by reference into
       Part III.

                               HONDO OIL & GAS COMPANY

                         INDEX TO ANNUAL REPORT ON FORM 10-K


           Caption                                                       Page

       PART I

           Item  1.  Business ............................................. 4

           Item  2.  Properties ...........................................14

           Item  3.  Legal Proceedings ....................................15

           Item  4.  Submission of Matters to a Vote of Security
                      Holders .............................................16

       PART II

           Item  5.  Market for Registrant's Common Equity and
                      Related Stockholder Matters .........................17

           Item  6.  Selected Financial Data ..............................18

           Item  7.  Management's Discussion and Analysis of Financial
                      Condition and Results of Operations .................20

           Item  8.  Financial Statements .................................31

           Item  9.  Changes In and Disagreements with Accountants
                      on Accounting and Financial Disclosure ..............61

       PART III

           Item 10.  Directors and Executive Officers of
                      the Registrant ......................................61

           Item 11.  Executive Compensation ...............................61

           Item 12.  Security Ownership of Certain Beneficial
                      Owners and Management ...............................61

           Item 13.  Certain Relationships and Related Transactions .......61

       PART IV

           Item 14.  Exhibits, Financial Statement Schedules, and
                      Reports on Form 8-K .................................61

       SIGNATURES  ........................................................62

                     PART I

       As used in this report, unless the context otherwise requires, the terms "Registrant", "the Company" and "Hondo Oil" refer to Hondo Oil & Gas Company and its consolidated subsidiaries.


       Item 1.   BUSINESS

       (a)  General Development of Business

       The Company is an independent oil and gas company, presently focusing on international oil and gas exploration and development. The Company was incorporated as Pauley Petroleum Inc. ("Pauley") in 1958. In January 1988, The Hondo Company ("Hondo") acquired a controlling interest in Pauley in exchange (the "Exchange") for all of the outstanding stock of Hondo's subsidiary, Hondo Oil & Gas Company. In March 1988, the Company acquired Fletcher Oil and Refining Company ("Fletcher" or the "Fletcher refinery"). In January 1990, Pauley merged ("the Merger") with the wholly-owned subsidiary acquired in the Exchange, Hondo Oil & Gas Company. In conjunction with the Merger, Pauley Petroleum Inc., the surviving corporation, changed its name to Hondo Oil & Gas Company.

       In December 1989, the Company permanently suspended operations at its wholly-owned subsidiary, Newhall Refining Co., Inc. ("Newhall refinery"). During 1991, Hondo Oil adopted plans of disposal for both its refining and marketing operations and its real estate operations (primarily the land underlying the Newhall refinery). The Company suspended operations at its Fletcher refinery in October 1992 and completed a sale of substantially all of the refining and marketing operations in October 1993.

       In June 1992, the Company completed a sale of substantially all of its domestic oil and gas assets and repaid a substantial portion of its long-term debt with the proceeds.

       In January 1996, Lonrho Plc acquired control of the Company. Prior to that date the control of the Company was effectively shared with Robert
       O. Anderson and his family. In a Schedule 13D amendment filed October 15, 1997, by Lonrho Plc and its affiliates, the filing parties said that Lonrho Plc had retained Morgan Stanley & Co. Incorporated to assess and implement strategic alternatives with respect to Lonrho's direct and indirect investment in the Company. Lonrho Plc said such strategic alternatives could include, without limitation, a possible recapitalization of the Company or a sale or business combination involving the Company or Lonrho's direct and indirect equity interest in the Company (including the sale or assumption of the debt obligations of the Company to affiliates of Lonrho).

       The Company's principal asset is its exploration concession in Colombia.



       (b)  Financial Information About Industry Segments

       See Note 11 to the Consolidated Financial Statements in Item 8. The Company presently operates in one segment.

        (c) Narrative Description of Business


       INTERNATIONAL OPERATIONS

       The Company's wholly-owned subsidiary, Hondo Magdalena Oil & Gas Limited ("Hondo Magdalena"), participates in the Opon Association Contract (the "Opon Contract") with Empresa Colombiana de Petroleos ("Ecopetrol"), Opon Development Company ("ODC") and Amoco Colombia Petroleum Company ("Amoco Colombia"). Ecopetrol is a quasi-governmental corporate organization wholly-owned by the government of Colombia. The Opon Contract was entered into between Ecopetrol and ODC in 1987, and approved by the Ministry of Mines and Energy in 1988, to explore and develop an area of approximately 190 square miles located in the Middle Magdalena Basin about 125 miles north of Bogota, Colombia. The Opon Contract is divided into an exploration period and an exploitation period and expires in July 2015.

       The Opon Contract provides for an exploration period of six years, which commenced in July 1988 and was extended through September 30, 1995. The minimum work obligations required by the Opon Contract for the exploration period were completed by the associate parties (Amoco Colombia, Hondo Magdalena and ODC). The Opon Contract provides that at the end of the exploration period, the associate parties may seek to declare a field capable of producing commercial hydrocarbons (repaying investment and expenses and returning a profit) by presenting an application to Ecopetrol. Ecopetrol has 90 days to respond to the associate parties' application. If Ecopetrol agrees, then the field is declared to be commercial and production may commence. Upon the designation of an area or field as commercial, Ecopetrol acquires a 50% interest in such area or field and reimburses the associate parties for 50% of the direct exploration costs for each commercial discovery from its share of production. Thereafter, Ecopetrol pays 50% of costs and will receive 50% of production. Revenue from the Opon Contract area is subject to a 20% royalty, which is paid to the Colombian government.

       The associate parties completed the minimum work obligations for each of the six years of the exploration period with completion of the Opon No. 4 well in September 1995. An application for commerciality was submitted by Amoco Colombia in February 1996. On May 8, 1996, Ecopetrol approved a commercial field of approximately 2,500 acres around the Opon No. 3 and No. 4 wells (described below). The interests in the commercial field are approximately: Ecopetrol, 50%, Amoco Colombia, 30%, Hondo Magdalena, 15.4%, and ODC, 4.6%. Amoco Colombia, Hondo Magdalena and ODC have interests in the remainder of the Opon Contract area of approximately 60%, 30.9% and 9.1%, respectively. The commercial field is substantially smaller than that requested by Amoco Colombia. The commercial field may be enlarged by future drilling and/or additional technical information.* The associate parties submitted an application to declare the area around the Opon No. 6 well commercial in August 1997. Ecopetrol responded in September 1997 that it considered the information presented to be insufficient to evaluate the application for the extension of the commercial area. The associate parties are evaluating Ecopetrol's response in light of the terms of the Opon Contract and plan to approach Ecopetrol for clarification of its
       ____________________
       * This statement may be considered forward-looking. See Cautionary Statements under General Discussion in Management's Discussion and Analysis of Financial Condition and Results of Operations in Item 7.

       response. At this date, the area around the Opon No. 6 well is not a part of the commercial area. Ecopetrol will not pay for its share of expenditures to enlarge the commercial field until the new areas are proven and declared commercial. Ecopetrol will participate in further development costs of the existing commercial field.

       The Opon Contract provides that at the end of the exploration period, if a field capable of producing hydrocarbons in commercial quantities has been discovered, the Opon Contract area will be reduced by 50%. Two years thereafter, the Opon Contract area will be further reduced to 25% of the original area. Two years thereafter, the Opon Contract area will be reduced to the area of the commercial field that is in production or development, plus a reserve zone of five kilometers in width around the productive limit of such field. The commercial field plus the zone surrounding such field will become the area of exploitation. The associate parties designate the acreage to be released. Additional wells will be required to enlarge the commercial area and to increase the size of the area of exploitation.

       The first acreage relinquishment of 50% occurred during 1996, effective September 30, 1995, reducing the area of the Opon Contract area to 25,021.5 hectares (61,828 acres). The Company believes that the first relinquishment did not cause the loss of significant exploration opportunities. The second acreage relinquishment was due on September 30, 1997. By agreement with Ecopetrol, the second relinquishment has been postponed until September 30, 1998. As consideration, the associate parties agreed to perform, for the full Opon Contract area, surface geological studies and petrochemical analysis, and to undertake a study to determine the economic and technical viability of putting the shallow oil producing wells in the Opon Contract area into production.

       Hondo Magdalena acquired its interest in the Opon Contract from ODC. Prior to fiscal 1993, Hondo Magdalena and ODC drilled four wells to the shallow Mugrosa formation. Following extended production and pressure testing, one of these wells was declared a dry hole. In fiscal 1993, Hondo Magdalena drilled the Lilia No. 10 well to the La Paz formation at its sole cost. The well was drilled to a total depth of 10,003 feet. The well encountered mechanical problems after the logs were run, and it was temporarily plugged and suspended. The well may be re-entered at a future date. By completing these operations, Hondo Magdalena acquired an 80% interest in the Opon Contract from ODC.

       Under a Farmout Agreement dated August 9, 1993, Amoco Colombia earned a 60% participating interest in the Opon Contract, 50% from Hondo Magdalena and 10% from ODC. Hondo Magdalena retained a 30% interest. Amoco Colombia paid $3.0 million in cash and paid Hondo Magdalena's costs related to the Opon No. 3 well, a well drilled to the La Paz formation. Under the Farmout Agreement, Amoco Colombia paid Hondo Magdalena an additional $5.0 million in October 1994 and paid all but $2.0 million of Hondo Magdalena's costs related to the Opon No. 4 well, also drilled to the La Paz formation.

       The Opon No. 3 well, completed in September 1994, was drilled to a depth of 12,710 feet at a total cost of approximately $30.0 million. The well tested at a daily rate of 45 million cubic feet of natural gas and 2,000 barrels of condensate. The hydrocarbons were tested from 1,118 feet of perforations in the La Paz formation through a 42/64-inch opening at the surface with 6,000 pounds-per-square-inch flowing tubing pressure. Downhole restrictions prevented the well from testing at higher rates.

       The Opon No. 4 well, completed in September 1995, was drilled to a depth of 11,500 feet at a total cost of approximately $28.5 million. The well tested at a daily rate of 58 million cubic feet of natural gas and 1,900 barrels of condensate. The hydrocarbons were tested from 1,022 feet of perforations in the La Paz formation through a 40/64-inch opening at the surface with 8,121 pounds-per-square-inch flowing tubing pressure.
       These two wells have confirmed the existence of a significant natural gas field.

       The Opon No. 6 well commenced drilling in October 1996. This well is slightly more than 1 kilometer north of the Opon No. 3 well and is outside the current commercial area. The well is presently estimated to cost $30.2 million, of which Hondo Magdalena's share is 30.9%.* After the drilling was completed, several mechanical problems in the completion and testing of the Opon No. 6 well occurred. After there was a failure of a portion of the guns during the initial completion attempt in April 1997, a second set of perforating guns were fired. Cleanup and testing on the second set of perforations commenced in May 1997 and, while all the guns fired, the well has not flowed as anticipated. The associate parties have suspended operations on the well in order to fully evaluate all data from the well and prepare a plan for further actions. Amoco Colombia has recently proposed a workover of the Opon No. 6 well using propellant stimulation technology. A decision on the proposal will be made in January 1998 following an economic analysis.* The associate parties are attempting to negotiate a settlement of claims against suppliers of services and equipment related to the problems encountered during completion operations on the Opon No. 6 well, but no settlement has been reached. If a settlement is not reached, the next step will be arbitration.* No prediction of the outcome of these matters can be made at this time.

       The Opon No. 14 well, approximately 4 kilometers south of the Opon No. 4 well commenced drilling in October 1997. The total cost of the well is estimated to be $21.5 million, of which Hondo Magdalena will bear 30.9%.* The well is planned for a total depth of 11,000 feet and is intended to confirm the existence of the La Paz gas and condensate reservoir in the south of the Opon Contract area.* The drilling of the well has progressed in accordance with its plan to this date.

       Operations in the Opon Contract area are subject to the operating risks normally associated with exploration for, and production of, oil and gas, including blowouts, cratering, and fires, each of which could result in damage to, or destruction of, the oil and gas wells, formations or production facilities or properties. In addition, there are greater than normal mechanical drilling risks at the Opon Contract area associated with high pressures in the La Paz and other formations. These pressures may: cause collapse of the well bore, impede the drill string while drilling, or cause difficulty in completing a well with casing and cement.

       Production is subject to political risks inherent in all foreign operations, including: (i) loss of revenue, property, and equipment as a result of unforeseen events such as expropriation, nationalization, war and insurrection, (ii) risks of increases in taxes and governmental royalties, (iii) renegotiation of contracts with governmental entities,
       ____________________
       * This statement may be considered forward-looking. See Cautionary Statements under General Discussion in Management's Discussion and Analysis of Financial Condition and Results of Operations in Item 7.

       as well as, (iv) changes in laws and policies governing operations of foreign-based companies in Colombia. Guerrilla activity in Colombia has disrupted the operation of oil and gas projects, including those at the Opon Contract area. Security in the area has been improved and the associate parties have taken steps to enhance relations with the local population through a community relations program. The government continues its efforts through negotiation and legislation to reduce the problems and effects of insurgent groups, including regulations containing sanctions such as impairment or loss of contract rights on companies and contractors if found to be giving aid to such groups. The associate parties will continue to cooperate with the government, and do not expect that future guerrilla activity will have a material impact on the exploration and development of the Opon Project. However, there can be no assurance that such activity will not occur or have such an impact and no opinion can be given on what steps the government may take in response to any such activity.

       Colombia is among several nations whose progress in stemming the production and transit of illegal drugs is subject to annual certification by the United States government. In February 1997, the President of the United States announced that Colombia again would neither be certified nor granted a national interest waiver. The consequences of the failure to receive certification generally include the following: all bilateral aid, except anti-narcotics and humanitarian aid, has been or will be suspended; the Export-Import Bank of the United States and the Overseas Private Investment Corporation will not approve financing for new projects in Colombia; U. S. representatives at multilateral lending institutions will be required to vote against all loan requests from Colombia, although such votes will not constitute vetoes; and the President of the United States and Congress retain the right to apply future trade sanctions. Each of these consequences of the failure to receive such certification could result in adverse economic consequences in Colombia and could further heighten the political and economic risks associated with the Company's operations in Colombia.

       The government of Colombia has established a natural gas policy and is pursuing a program to maximize the utilization of natural gas throughout the country, including the industrial cities of Medellin, Cali and Bogota, where developed markets and infrastructure are expanding. The Colombian government's policy on natural gas is intended to increase the consumption of natural gas in order to provide a more balanced use of its energy resources. The policy includes the use of natural gas in place of higher cost electricity and in place of wood to reduce deforestation. The government intends to encourage the development of markets for natural gas and is pursuing the development of pipeline transportation systems for new markets. The proximity of the Opon Contract area to these potential gas markets will be an advantage for marketing the natural gas.

       In July 1995, Hondo Magdalena, ODC, Amoco Colombia and Ecopetrol agreed to construct a pipeline and wellhead facilities (which were not contemplated in the Opon Contract). The parties constructed a 16 inch pipeline approximately 88 kilometers in length from the Opon Contract area north to Ecopetrol's gas processing plant at El Centro, and from there to Ecopetrol's refinery at Barrancabermeja. The investment in pipeline costs will be recovered through a pipeline tariff.* Ecopetrol has constructed improvements at its El Centro gas processing plant to handle incremental production from the Opon Contract area. Ecopetrol will recover its investment through a gas processing fee.

       The Comision de Regulacion de Energia y Gas (Commission for the Regulation of Energy and Gas, "CREG"), an agency of the Ministry of Mines and Energy of the Colombian government, regulates natural gas pipelines and the sale of natural gas in Colombia. CREG's regulations provide the ceiling price for natural gas and the methodology for establishing pipeline tariffs. Based upon these regulations, Amoco Colombia, as operator applied for a tariff for the pipeline; CREG has not yet responded to this application.

       Contracts, covering the sale of natural gas, the sale of condensate and natural gas liquids, the processing of the gas stream, and transportation of natural gas and liquids are complete and have been signed by all parties. The contracts provide for: (i) the sale of 100 million cubic feet of natural gas per day for the life of the Opon Contract at the regulated price determined semi-annually by a formula based upon the average price received by Ecopetrol for exported fuel oil during the prior two six-month periods (currently US$1.08 per million British Thermal Units); (ii) the sale of condensate and natural gas liquids at market-related and market-indexed prices; and (iii) the processing of the gas stream at Ecopetrol's El Centro gas processing plant for a fee of $0.159 per thousand cubic feet of gas. In a recent amendment to the gas processing agreement the associate parties agreed to bear the cost of processing royalty gas that is attributable to their interests and Ecopetrol reduced the fee for processing from $0.20 to $0.159 per thousand cubic feet of gas. Ecopetrol, as purchaser, pays the pipeline tariff for the natural gas sold by the associate parties.

       On March 3, 1997, Hondo Magdalena, ODC, Amoco Colombia and Ecopetrol, as sellers, signed a contract with Termo Santander de Colombia E.S.P., as purchaser ("Termo Santander"), to supply, subject to the conditions noted below, natural gas to an electric generation plant at the Opon Contract area. Termo Santander's power plant is located at the Opon Contract area. Under the contract, the sellers will supply natural gas requested by the purchaser up to 60 million cubic feet per day. The sellers will receive $4.2 million per year for making the gas available for purchaser's call. Purchaser will pay 60% of the government-regulated price (described above) for the natural gas it takes. The sellers will also receive additional bonus payments if the power plant achieves a price for its electrical power in excess of certain target rates. Condensate associated with the natural gas that is delivered to the purchaser will be separately sold to Ecopetrol. The contract provides for substantial penalties, decreasing over the life of the contract, to the sellers for the failure to deliver gas. The commencement of the contract is conditioned upon the completion of the electric generation plant and a determination by the sellers that there are sufficient reserves to supply natural gas to the purchaser for the entire term of the agreement. In order to begin deliveries before the condition concerning the sufficiency of reserves is satisfied, an interim agreement for the sale of gas to Termo Santander was signed on November 20, 1997. The interim agreement will be effective until
       ____________________
       * This statement may be considered forward-looking. See Cautionary Statements under General Discussion in Management's Discussion and Analysis of Financial Condition and Results of Operations in Item 7.

       January 1, 1999, or until sufficient reserves are determined through additional work on the Opon No. 6 well or the successful completion of the Opon No. 14 well.* The gas sales price under the interim agreement will be equivalent to the price, including the pipeline tariff, that would have been received if the same gas were sold under the contract with Ecopetrol described in the preceding paragraph.

       The pipeline and wellsite facilities were completed in June 1997. Ecopetrol completed the improvements to the El Centro gas plant in November 1997. Production from the Opon field began on December 1, 1997, with gas supplied to Termo Santander for testing the first of two turbines at the power plant. The first shipment of gas through the pipeline began on December 5, 1997, but was interrupted for one week shortly thereafter by a landslide. The first shipment of gas was 10 million cubic feet and the quantity is expected to increase to the contract quantity of 100 million cubic feet per day by calendar year end 1997.*

       Development of the Opon Project will require significant future capital expenditures for which the Company will need additional funds. See Management's Discussion and Analysis of Financial Condition and Results of Operations-Liquidity and Capital Resources in Item 7.


       DISCONTINUED OPERATIONS

       Refining and Marketing Operations

       On October 1, 1993, the Company completed the sale of the common stock of its Fletcher refinery and the assets of the Hilo, Hawaii asphalt terminal. The Company's 41,000 bbl asphalt barge was sold in May 1993. An asphalt terminal in Honolulu, Hawaii and two gasoline stations acquired through bankruptcy proceedings against a former customer of Fletcher were disposed of in 1994. There are no remaining assets of the refining and marketing operations. See Note 12 to the Consolidated Financial Statements in Item 8.

       Real Estate Operations

       On December 15, 1989, the Company suspended operations at its Newhall refinery. Subsequently, the Company adopted a plan of disposition which included dismantling the refinery, effecting environmental remediation of the land and further developing the land to a condition where it may be sold. Execution of the plan was suspended in September 1993 and the Company is now marketing the site in its current condition and with existing land-use entitlements. The Newhall refinery site consists of approximately 105 acres located adjacent to a major freeway intersection in northern Los Angeles County. See Management's Discussion and Analysis of Financial Condition and Results of Operations in Item 7 and
       Note 12 to the Consolidated Financial Statements in Item 8.





       ____________________
       * This statement may be considered forward-looking. See Cautionary Statements under General Discussion in Management's Discussion and Analysis of Financial Condition and Results of Operations in Item 7.

       The Company owns in fee simple approximately 11 acres of undeveloped land located in eastern Los Angeles County. An option to a developer on the Company's Via Verde tract at a price of $3.1 million expires in December 1997. The option agreement will allow the Company the right to be released from the current agreement should there be a potential sale of the parcel to a ready and willing buyer.

       Each of the above real properties is subject to a mortgage in favor of Lonrho Plc. See Note 5 to the Consolidated Financial Statements in Item 8.


       COMPETITIVE FACTORS

       Other parties have developed or announced discoveries of natural gas in Colombia. These reserves and potential reserves exist on the north coast of Colombia and in the Llanos Basin, east of the Company's interest at the Opon Contract area. In the developing gas market of Colombia, these gas supplies will compete for existing and new markets, and for access to transportation facilities for natural gas. Such competition may adversely affect the Company's ability to market its natural gas and/or the price of natural gas. At this time, no prediction can be made as to the effect such competition will ultimately have upon the Company.


       OTHER FACTORS AFFECTING THE COMPANY'S BUSINESS

       Environmental matters

       The Company's operations are subject to certain federal, state and local laws, including those of Colombia, and regulations governing the management of hazardous materials, the discharge of pollutants into the environment and the handling and disposal of solid and hazardous waste.

       (1)  General

            Minor spillage or discharge of petroleum and related substances are a common occurrence at oil refineries and at oil and gas production and drilling facilities. Such spills and discharges could create liability under various federal, state and local environmental laws and regulations. As is the case with other companies engaged in oil and gas exploration, production and refining, the Company faces exposure from potential claims and lawsuits involving environmental matters. These matters may involve alleged soil and water contamination and air pollution. The Company's policy is to accrue environmental and clean-up costs when it is probable that a liability has been incurred and the amount of the liability is reasonably estimable. However, future environmental related expenditures cannot be reasonably quantified in many circumstances due to the conjectural nature of remediation and clean-up cost estimates and methods, the imprecise and conflicting data regarding the characteristics of various types of waste, the number of other potentially responsible parties involved and changing environmental laws and interpretations. Management believes the reduced scope of the Company's operations following the sale of the Company's domestic oil and gas properties and the Fletcher refinery has significantly reduced the Company's potential exposure to environmental liability.

       (2)  Fletcher Refinery

            Generators of hazardous substances found in disposal sites at which environmental problems are alleged to exist, as well as the owners of those sites and certain other classes of persons, are subject to claims brought by state and federal regulatory agencies. Fletcher has been notified by the EPA that it is a potentially responsible party in a proceeding under the Comprehensive Environmental Response, Compensation and Liability Act ("CERCLA"). The notice relates to the Operating Industries, Inc. ("OII") dump site in Monterey Park, California. During fiscal 1993, the Company sold the Fletcher refinery in a stock sale through which the purchaser assumed environmental liabilities of Fletcher, known and unknown. Any liability related to OII (to which Fletcher has asserted the defense of bankruptcy discharge and with respect to which Fletcher entered into a settlement with certain potentially responsible parties at the time of the bankruptcy) remains a liability of Fletcher and is no longer a liability of the Company. However, the statutes impose liability on "owners" and "operators," and these statutes have been used to assert claims against controlling shareholders of corporations involved in claims under CERCLA and related statutes. The Company is sole shareholder of Pauley Pacific Inc. which was sole shareholder of Fletcher. The assertion of such a claim against the Company in the case of OII is considered by management to be remote, since the Company was not an owner of Fletcher until after the events occurred that are the basis of the notice to Fletcher on the OII dump site.

       (3)  Newhall Refinery Site

            The Company has evaluated the Newhall Refinery site to determine the impact of refining activities on the environment. The Company has conducted an environmental assessment of the refinery site and a remediation plan for the site has been submitted to the Regional Water Quality Control Board and has received staff approval. The Company estimates that $2.0 million would be incurred in executing the approved remediation plan; however, the Company expects to sell the property without incurring these costs by reducing the purchase price. The Company's estimate of the net realizable value of this property has been reduced by estimated remediation costs in determining the carrying value of the property and therefore the remediation costs will not affect future results of operations.
            See Note 12 to the Consolidated Financial Statements in Item 8.

            The Newhall Refinery was recently notified by a California state agency that it is considered a potentially responsible party, under a state law that is equivalent to CERCLA, in the matter of the cleanup of a dump site previously operated by Environmental Protection Corporation, the Eastside Disposal Facility, near Bakersfield, California. The Company has no record of having disposed of any waste at the site, and is continuing its investigation of the circumstances that have led to the notification. Based upon the records obtained from other parties, the quantities of waste attributed to Newhall are minute relative to the total amount of waste delivered to the landfill. However, management cannot assess at this time the potential exposure or liability, if any, to the Company.

       Government Regulations and Legislative Proposals

       The Company is subject to governmental regulations which include various controls on the exploration for, production, sale, and transportation of crude oil and natural gas in Colombia. See International Operations above. A number of foreign, federal and other legislative proposals, if enacted, may have adverse effects on companies in the petroleum industry, including the Company. These proposals involve, among other matters, the imposition of additional taxes, price controls, land use controls and other restrictive measures. The Company cannot determine to what extent future operations and earnings may be affected by new regulations or changes in current regulations.


       EMPLOYEES

       The Company employed 7 full-time personnel as of September 30, 1997.


       (d)  Financial Information About Foreign Operations

       See Note 11 to the Consolidated Financial Statements in Item 8. The Company operates in one foreign location: Colombia, South America. See International Operations, above.

       Item 2.   PROPERTIES

       OIL AND GAS PROPERTIES

       The Company's principal asset is its interest in the Opon Association Contract (the "Opon Contract"), an exploration concession for an area in the Middle Magdalena Valley of Colombia, South America. Two wells drilled during 1994 and 1995 have confirmed the existence of a significant natural gas field. The following information should be read in conjunction with the description of the Opon Contract contained in International Operations in Item 1, particularly the descriptions of commerciality, acreage relinquishment, and the term of the Opon Contract.

       (1) For estimated net quantities of proved oil and gas reserves, results of operations from oil and gas producing activities and the standardized measure of discounted future net cash flows relating to proved oil and gas reserve quantities for the years ended September 30, 1997, 1996 and 1995, as applicable, see Supplementary Information about Oil and Gas Producing Activities and Reserves (Unaudited) following the Consolidated Financial Statements in Item 8.

       (2) The only estimates of total proved net oil and gas reserves filed with any federal agency during fiscal 1997 are those contained in this Annual Report on Form 10-K as filed with the Securities and Exchange Commission.

       (3) No production income and cost per unit data for the years ended September 30, 1997, 1996 and 1995 exists and none will be reported until production in Colombia commences in fiscal 1998.

       (4) The Company had two (0.3 net) wells capable of production (located in Colombia) at September 30, 1997. An area of 2,500 acres (386 net acres), which encompasses the two completed wells, was declared commercial in May 1996. The Company's interest in the commercial area is 15.444375%. Additional wells are permitted to be drilled on this acreage and additional areas reported as undeveloped in (5) below may be declared commercial in the future.

       (5) Undeveloped acreage at September 30, 1997, all located in Colombia, consists of 59,327 gross acres, or 18,325 net acres, contained within the areas of the Opon Contract which have not been declared commercial. The Company's interest in this area is 30.88875%. Portions of this acreage are subject to relinquishment to Ecopetrol in the future.

       (6) Net wells completed (all located in Colombia) for the years ended September 30:

                                          1997      1996      1995
                                          ----      ----      ----

            Productive exploratory          -         -       0.3
            Dry exploratory                 -         -         -
            Productive development          -         -         -
            Dry development                 -         -         -

            The Company's interest in net productive exploratory wells is computed at the Company's interest at the time they are drilled. The Company's interest in these wells is subject to a 50% reduction upon a declaration of commerciality.

       (7) Present activity: The Opon No. 6 well was commenced on October 24, 1996 in the non-commercial area of the Opon Contract and encountered several mechanical problems during completion and testing in April and May 1997. Work on the well has been suspended until a plan for further actions has been developed. Amoco Colombia has recently proposed a workover of the Opon No. 6 well using propellant stimulation technology. A decision on the proposal will be made in January 1998 following an economic analysis.* Drilling of the Opon 14 commenced on October 23, 1997 in the non-commercial area of the Opon Contract and is expected to be completed in the spring of 1998.*

       (8)  Delivery Commitments:

            The Company has executed two contracts for sales of specific quantities of natural gas from the Company's wells in Colombia.
            See International Operations in Item 1. The Company believes the reserves discovered in the Opon No. 3 and 4 wells are adequate to meet these sales commitments in the near future.* Additional wells are needed and will be drilled to insure the ability to meet delivery commitments over the life of the contract.*


       OTHER PROPERTIES

       Refer to Item 1 for descriptions of properties owned by the Company other than those described in Item 2, above.


       Item 3.   LEGAL PROCEEDINGS

       The Company is involved in a number of legal and administrative proceedings incident to the ordinary course of its business. In the opinion of management, any liability to the Company relative to the various proceedings will not have a material adverse effect on the Company's operations or financial condition.

       The Company has evaluated the Newhall Refinery site to determine the impact of refining activities on the environment. The Company has conducted an environmental assessment of the refinery site and a remediation plan for the site has been submitted to the Regional Water Quality Control Board and has received staff approval. The Company estimates that $2.0 million would be incurred in executing the approved remediation plan; however, the Company expects to sell the property without incurring these costs by reducing the purchase price. The Company's estimate of the net realizable value of this property has been reduced by estimated remediation costs in determining the carrying value of the property and therefore the remediation costs will not affect future results of operations. See Note 12 to the Consolidated Financial Statements in Item 8.
       ____________________
       * This statement may be considered forward-looking. See Cautionary Statements under General Discussion in Management's Discussion and Analysis of Financial Condition and Results of Operations in Item 7.

       In the agreement for the sale of Fletcher Refinery in 1993, the Company indemnified the buyer as to liabilities in excess of $0.3 million for certain federal and state excise taxes arising from periods prior to the sale. Fletcher notified the Company in July 1994 that an audit for California Motor Vehicle Fuels Tax was underway and a preliminary review by then Fletcher employees indicated that a significant liability might exist. The Company retained a consultant to evaluate the contingent liability. In September 1994, the Company accrued $1.4 million as a result of the consultant's evaluation. An additional $0.7 million was accrued in September 1995, primarily because of increases in the estimated amounts of penalties and interest which could be due. The State of California issued a preliminary report in June 1996 which concluded taxes and penalties of $10.8 million were due as a result of the audit. The State of California issued a Notice of Determination in July 1997 reducing the taxes and penalties due to $5.7 million.
       Assessed amounts are subject to a process of appeal and further adjustment, which remedies are still being pursued. The buyer notified the Company that it claims indemnity in this matter and in January 1997 filed suit in Superior Court, Los Angeles, California for a declaratory judgment enforcing the indemnity and for other relief. The Company accrued an additional $1.2 million in September 1997. The Company has accrued its best estimate of the ultimate liability and believes this is sufficient to provide for the amount that will ultimately be paid based on the information available. No assurances can be given that the ultimate liability, if any, will be the amount accrued, and any such liability may be greater or less than the amount accrued.

       The Newhall Refinery was recently notified by a California state agency that it is considered a potentially responsible party, under a state law that is equivalent to the Federal Comprehensive Response, Compensation and Liability Act, in the matter of the cleanup of a dump site previously operated by Environmental Protection Corporation, the Eastside Disposal Facility, near Bakersfield, California. The Company has no record of having disposed of any waste at the site, and is continuing its investigation of the circumstances that have led to the notification. Based upon the records obtained from other parties, the quantities of waste attributed to Newhall are minute relative to the total amount of waste delivered to the landfill. However, management cannot assess at this time the potential exposure or liability, if any, to the Company.


       Item 4.   SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS

       No matters were submitted to a vote of security holders during the fourth quarter of the fiscal year.

                                       PART II

       Item 5. MARKET FOR REGISTRANT'S COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

       Closing stock price ranges for the quarterly periods during the fiscal years ended September 30, 1997 and 1996, as reported by the American Stock Exchange Monthly Market Statistics reports, were as follows:

                    December 31     March 31        June 30      September 30
                    -----------     --------        -------      ------------
       Fiscal 1997:
            Low       $ 10.75        $ 10.50        $  6.44        $  5.88
            High      $ 15.00        $ 14.00        $ 10.75        $  7.25

       Fiscal 1996:
            Low       $ 13.50        $  9.25        $ 11.13        $ 11.00
            High      $ 20.88        $ 13.88        $ 14.50        $ 16.88

       The common stock is listed on the American Stock Exchange under the symbol HOG. The Company does not fully meet all of the guidelines of the American Stock Exchange for continued listing of its shares. The delisting policies and procedures of the Exchange provide guidelines under which the Exchange will normally give consideration to suspending dealings in a security, or removing a security from listing. Among those guidelines that may be applicable to the Company are: (i) having stockholders' equity of less than $2,000,000 if such company has sustained losses from continuing operations and/or net losses in two of its three most recent fiscal years; or (ii) having sustained losses which are so substantial in relation to its overall operations or its existing financial resources, or its financial condition has become so impaired that it appears questionable, in the opinion of the Exchange, as to whether such company will be able to continue operations and/or meet its obligations as they mature; or (iii) having sold or otherwise disposed of its principal operating assets or having ceased to be an operating company or having discontinued a substantial portion of its operations or business for any reason whatsoever. Where the company has substantially discontinued the business that it conducted at the time it was listed or admitted to trading, and has become engaged in ventures or promotions which have not developed to a commercial stage or the success of which is problematical, it shall not be considered an operating company for the purposes of continued trading and listing on the Exchange.

       The number of shareholders of record on December 12, 1997 was 689.

       DIVIDEND POLICY

       The Company has not paid a dividend on its common stock in the two most recent fiscal years, nor has it ever done so. The Company's loan agreement with Thamesedge, Ltd. restricts the payment of dividends to 35% of the Company's Consolidated Net Adjusted Income (as defined in the loan agreement) plus $2.0 million. Since the Company has incurred net losses during this fiscal year and prior years, the payment of dividends is restricted.

ITEM 6.  SELECTED FINANCIAL DATA

<HEADING>
                                       For the Fiscal Year Ended September 30,
                             ----------------------------------------------------------
                               1997 a      1996 a      1995 a      1994 a       1993
                             ----------   ---------   ---------   ---------   ---------
                                        (In Thousands Except Per Share Data)
OPERATING DATA

Revenue                            $29        $112         $46        $728        $980
Gain (loss) on sale of assets       --          (6)         --      (1,240)         (8)
Operating costs and expenses     4,367       6,293       1,943       2,880       5,910
Depreciation, depletion
  and amortization                 230         156         266         220         365
Interest expense                 6,222       5,009       4,680       4,605       3,411
Provision for income taxes          (2)          5         113        (199)        (46)
                             ----------   ---------   ---------   ---------   ---------
Income (loss) from
  continuing operations        (10,788)    (11,357)     (6,956)     (8,018)     (8,668)

Loss from discontinued
  operations                    (1,600) b   (1,300) c   (4,950) b   (3,038) b  (15,176) d
                             ----------   ---------   ---------   ---------   ---------

Net Loss                      $(12,388)   $(12,657)   $(11,906)   $(11,056)   $(23,844)
                             ==========   =========   =========   =========   =========

Earnings (loss) per share
  Continuing operations         $(0.78)     $(0.83)     $(0.53)     $(0.62)     $(0.67)
  Discontinued operations        (0.12)      (0.10)      (0.37)      (0.23)      (1.16)
                             ----------   ---------   ---------   ---------   ---------

                                $(0.90)     $(0.93)     $(0.90)     $(0.85)     $(1.83)
                             ==========   =========   =========   =========   =========

Weighted average common
  shares outstanding            13,781      13,673      13,171      13,009      13,007
                             ==========   =========   =========   =========   =========


18



<HEADING>
                                       For the Fiscal Year Ended September 30,
                             ----------------------------------------------------------
                               1997 a      1996 a      1995 a      1994 a       1993
                             ----------   ---------   ---------   ---------   ---------
                                                   (In Thousands)
OTHER FINANCIAL DATA

Working capital (deficit)      $(5,834)    $(5,109)    $(1,077)     $2,413      $1,729
                             ==========   =========   =========   =========   =========

Properties, net                $40,612     $21,248     $12,777     $10,855     $15,910
                             ==========   =========   =========   =========   =========

Net assets of discontinued
  operations                    $2,137  b   $2,202  c   $2,978  b   $6,851  b   $7,750  d
                             ==========   =========   =========   =========   =========

Total assets                   $44,930     $24,540     $18,398     $24,908     $30,142
                             ==========   =========   =========   =========   =========

Long-term debt                $102,903     $83,334     $82,213     $81,888     $78,828
                             ==========   =========   =========   =========   =========

Shareholders' equity(deficit) $(93,173)   $(80,891)   $(73,364)   $(66,681)   $(55,815)
                             ==========   =========   =========   =========   =========









-----------------------------

a Under the terms of a Farmout Agreement, the Company's partner in the Company's Colombian operations paid for most costs incurred (both capitalized and expensed) in Colombia in 1995 and 1994. The Company became responsible for its share of costs in Colombia in 1996.

b The Company recorded valuation provisions against the carrying value of its discontinued real estate operations and accrued for a contingent liability arising from its discontinued refining and marketing operations in 1997, 1995 and 1994.

c The Company recorded valuation provisions against the carrying value of its discontinued real estate operations in 1996.

d The Company completed the sale of substantially all of its discontinued refining and marketing segment and recorded valuation provisions against the carrying value of its discontinued real estate segment in 1993.

       Item 7. MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS


       GENERAL DISCUSSION

       Introduction
       ------------
       Hondo Oil & Gas Company is an independent oil and gas company focusing on international oil and gas exploration and development. The Company's principal asset is its interest in the Opon Association Contract (the "Opon Contract"), an exploration concession for an area in the Middle Magdalena Valley of Colombia, South America. Significant reserves of natural gas and condensate were shown to exist in the Opon Contract area by two discovery wells drilled during 1994 and 1995. In accordance with the terms of the Opon Contract, Empresa Colombiana de Petroleos ("Ecopetrol") declared a portion of the area as commercial in May 1996. A pipeline and related wellsite facilities to deliver natural gas and condensate to a market are complete, and production began in December 1997. Deliveries of natural gas to a power plant located at the Opon Contract area also began in December 1997. The Opon No. 6 well encountered mechanical problems during completion operations and is temporarily suspended to evaluate information and develop plans for further operations on the well, including workover of the well.* Drilling of the Opon No. 14 well began in October 1997. If no problems are encountered, the Opon No. 14 well should be completed and tested in the Spring of 1998.* As further described below, the Company will require additional financing to continue development of the Opon project.


       Cautionary Statements
       ---------------------
       The Company believes that this report contains certain forward-looking statements, as defined in the Private Securities Litigation Reform Act of 1995, including, without limitation, statements containing the words "believes," "anticipates," "estimates," "expects," "may" and words of similar import, or statements of management's opinion. Such forward looking statements involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of the Company to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Such factors include, among others, the following:

       Substantial Reliance On Single Investment. The Company's success currently is dependent on its investment in the Opon project in Colombia, South America. See Note 1 to the Consolidated Financial Statements in Item 8.

       Role Of Ecopetrol. Ecopetrol is a quasi-governmental corporate organization wholly-owned by the Colombian government, a party to the Opon Contract and the purchaser of natural gas and liquid hydrocarbons under contracts for the sale of production from the Opon field. See International Operations, above. At present, the price of natural gas is set by law enacted by the legislature of Colombia in 1983. The
       ____________________
       * This statement may be considered forward-looking. See Cautionary Statements.

       regulated price of natural gas could be changed in the future by governmental action. The participation of Ecopetrol, a government-owned company, in the Opon project as a producer and as a purchaser, and the power of the government of Colombia to set the price of natural gas creates the potential for a conflict of interest in Ecopetrol and/or the government. If such a conflict of interest materializes, the economic value of the Company's interest in the Opon project could be diminished.

       Marketing Of Natural Gas. The Company must secure additional markets and sales contracts for natural gas in Colombia in order to increase production and cash flow from the Opon project. This will depend on the continued development of gas markets and an infrastructure for the delivery of natural gas in Colombia. Also, other producers of natural gas in Colombia will compete for the natural gas market and for access to limited pipeline transportation facilities. See International Operations and Competitive Factors in Item 1.

       Foreign Operations. The Company's operations in Colombia are subject to political risks inherent in all foreign operations. See International Operations in Item 1.

       Risks Of Oil And Gas Exploration. Inherent to the oil and gas industry is the risk that future wells will not find hydrocarbons where information from prior wells and engineering and geological data indicate hydrocarbons should be found. Further, existing wells can deplete faster than anticipated, potentially causing revisions to reserve estimates and increasing costs due to replacement wells. Also, because of the limited number of wells in the Opon Contract area, the impact of the loss of a single well would potentially affect the Company's production capability. Operations in the Opon Contract area are subject to the operating risks normally associated with exploration for, and production of oil and gas. See International Operations in
       Item 1.

       Laws And Regulations. The Company may be adversely affected by new laws or regulations in the United States or Colombia regarding its operations and/or environmental compliance, or by existing laws and regulations. For additional information, see Other Factors Affecting the Company's Business in Item 1.

       Limited Capital. At September 30, 1997 the Company had a deficiency in net assets of $93.2 million. The Company's principal asset, its investment in the Opon project, will require additional capital for exploitation. The Company has been unable to secure financing from sources other than its principal shareholder. See Liquidity and Capital Resources below and Note 1 to the Consolidated Financial Statements in
       Item 8.

       Losses From Operations. The Company experienced losses of $11,906,000, $12,657,000 and $12,388,000 for the years ended September 30, 1995, 1996 and 1997, respectively. The Company anticipates continued losses through fiscal 1998. See Results of Operations below.

       Continuation Of American Stock Exchange Listing. Because of continuing losses and decreases in shareholders' equity, the Company does not fully meet all of the guidelines of the American Stock Exchange for continued listing of its shares. See Market for Registrant's Common Equity and Related Stockholder Matters in Item 5. Management has kept the Exchange fully informed regarding the Company's present status and future plans.

       Although the Company does not or may not meet all of the guidelines, to date, the American Stock Exchange has chosen to allow the Company's shares to remain listed. However, no assurances can be given that the Company's shares will remain listed on the Exchange in the future.

       Given these uncertainties, prospective investors are cautioned not to place undue reliance on such forward-looking statements. The Company disclaims any obligation to update any such factors or to publicly announce the result of any revisions to any of the forward-looking statements contained herein to reflect future events or developments.

       Opon Exploration
       ----------------
       Hondo Magdalena Oil & Gas Limited ("Hondo Magdalena"), a wholly-owned subsidiary, became involved in the Opon Contract through a farmout agreement with Opon Development Company ("ODC") in 1991. In August 1993, Hondo Magdalena and ODC entered into a Farmout Agreement under which Amoco Colombia Petroleum Company ("Amoco Colombia") earned a 60% participating interest in the Opon Contract. To earn the interest, Amoco Colombia paid $3.0 million in cash in 1993 and paid all of the costs related to drilling the Opon No. 3 well in 1994. In addition, Amoco Colombia paid Hondo Magdalena $5.0 million in October 1994 and paid all but $2.0 million of Hondo Magdalena's costs for drilling the Opon No. 4 well in 1995.

       The Opon No. 3 well, completed in September 1994, was drilled to a depth of 12,710 feet at a total cost of approximately $30.0 million. The well tested at a daily rate of 45 million cubic feet of natural gas and 2,000 barrels of condensate. Downhole restrictions prevented the well from testing at higher rates. The Opon No. 4 well, completed in September 1995, was drilled to a depth of 11,500 feet at a total cost of approximately $28.5 million. The well tested at a daily rate of 58 million cubic feet of natural gas and 1,900 barrels of condensate.
       These two wells have confirmed the existence of a significant natural gas field and will supply gas for the contracts described below.

       Presently, Amoco Colombia, Hondo Magdalena and ODC have interests in the Opon Contract (outside the commercial area described below) of approximately 60%, 30.9% and 9.1%, respectively. As provided in the Opon Contract, upon the designation of an area or field as commercial, Ecopetrol acquires a 50% interest in such area or field and will reimburse the associate parties for 50% of the direct exploration costs for each commercial discovery from its share of production. In May 1996, Ecopetrol approved a commercial field of approximately 2,500 acres around the Opon No. 3 and No. 4 wells. The interests in the commercial field are approximately 50%, 30%, 15.4%, and 4.6% for Ecopetrol, Amoco Colombia, Hondo Magdalena, and ODC, respectively. The commercial field is substantially smaller than that requested, but may be enlarged by
       future drilling and/or additional technical information.*   The
       associate parties submitted an application to declare the area around the Opon No. 6 well commercial in August 1997. Ecopetrol responded in September 1997 that it considered the information presented to be insufficient to evaluate the application for the extension of the commercial area. The associate parties are evaluating Ecopetrol's response in light of the terms of the Opon Contract and plan to approach Ecopetrol for clarification of its response. At this date, the area
       ____________________
       * This statement may be considered forward-looking. See Cautionary Statements under General Discussion, above.

       around the Opon No. 6 well is not a part of the commercial area. Ecopetrol will not pay for its share of expenditures to enlarge the commercial field until the new areas are proven and declared commercial. Ecopetrol will participate in further development costs of the existing commercial field.

       The Opon Contract provides that the Opon Contract area will be reduced after the end of the exploration period, or September 30, 1995. The first acreage relinquishment of 50% was completed during 1996. The Opon Contract area now covers 25,021.5 hectares (61,827 acres). The second acreage relinquishment was due on September 30, 1997. By agreement with Ecopetrol, the second relinquishment has been postponed until September 30, 1998. As consideration, the associate parties agreed to perform, for the full Opon Contract area, surface geological studies and petrochemical analysis, and to undertake a study to determine the economic and technical viability of putting the shallow oil producing wells in the Opon Contract area into production. On September 30, 1999, the Opon Contract area will be reduced to the area of the commercial field that is in production or development, plus a reserve zone of five kilometers in width around the productive limit of such field. The commercial field plus the zone surrounding such field will become the area of exploitation. The associate parties designate the acreage to be released. Additional wells will be required to enlarge the commercial area and to increase the size of the area of exploitation.*

       The Opon No. 6 well commenced drilling in October 1996. This well is slightly more than 1 kilometer north of the Opon No. 3 well and is outside the current commercial area. The well is presently estimated to cost $30.2 million, of which Hondo Magdalena's share is 30.9%.* After the drilling was completed, several mechanical problems in the completion and testing of the Opon No. 6 well occurred. After there was a failure of a portion of the guns during the initial completion attempt in April 1997, a second set of perforating guns were fired. Cleanup and testing on the second set of perforations commenced in May 1997 and, while all the guns fired, the well has not flowed as anticipated. The associate parties have suspended operations on the well in order to fully evaluate all data from the well and prepare a plan for further actions. Amoco Colombia has recently proposed a workover of the Opon No. 6 well using propellant stimulation technology. A decision on the proposal will be made in January 1998 following an economic analysis.* The associate parties are attempting to negotiate a settlement of claims against suppliers of services and equipment related to the problems encountered during completion operations on the Opon No. 6 well, but no settlement has been reached. If a settlement is not reached, the next step will be arbitration.* No prediction of the outcome of these matters can be made at this time.

       The Opon No. 14 well, approximately 4 kilometers south of the Opon No. 4 well, commenced drilling in October 1997. The total cost of the well is estimated to be $21.5 million, of which Hondo Magdalena will bear 30.9%.* The well is planned for a total depth of 11,000 feet and is intended to confirm the existence of the La Paz gas and condensate reservoir in the south of the Opon Contract area.* The drilling of the well has progressed in accordance with its plan to this date.


       ____________________
       * This statement may be considered forward-looking. See Cautionary Statements under General Discussion, above.

       In July 1995, Hondo Magdalena, ODC, Amoco Colombia and Ecopetrol agreed to construct a pipeline and wellhead facilities (which were not contemplated in the Opon Contract). The parties constructed a 16 inch pipeline approximately 88 kilometers in length from the Opon Contract area north to Ecopetrol's gas processing plant at El Centro, and from there to Ecopetrol's refinery at Barrancabermeja. The investment in pipeline costs will be recovered through a pipeline tariff.* Ecopetrol has constructed improvements at its El Centro gas processing plant to handle incremental production from the Opon Contract area. Ecopetrol will recover its investment through a gas processing fee.

       The Comision de Regulacion de Energia y Gas (Commission for the Regulation of Energy and Gas, "CREG"), an agency of the Ministry of Mines and Energy of the Colombian government, regulates natural gas pipelines and the sale of natural gas in Colombia. CREG's regulations provide the ceiling price for natural gas and the methodology for establishing pipeline tariffs. Based upon these regulations, Amoco Colombia, as operator applied for a tariff for the pipeline; CREG has not yet responded to this application.

       Contracts, covering the sale of natural gas, the sale of condensate and natural gas liquids, the processing of the gas stream, and transportation of natural gas and liquids are complete and have been signed by all parties. The contracts provide for: (i) the sale of 100 million cubic feet of natural gas per day for the life of the Opon Contract at the regulated price determined semi-annually by a formula based upon the average price received by Ecopetrol for exported fuel oil during the prior two six-month periods (currently US$1.08 per million British Thermal Units); (ii) the sale of condensate and natural gas liquids at market-related and market-indexed prices; and (iii) the processing of the gas stream at Ecopetrol's El Centro gas processing plant for a fee of $0.159 per thousand cubic feet of gas. In a recent amendment to the gas processing agreement the associate parties agreed to bear the cost of processing royalty gas that is attributable to their interests and Ecopetrol reduced the fee for processing from $0.20 to $0.159 per thousand cubic feet of gas. Ecopetrol, as purchaser, pays the pipeline tariff for the natural gas sold by the associate parties.

       In March 1997, Hondo Magdalena, ODC, Amoco Colombia and Ecopetrol, as sellers, signed a contract with Termo Santander de Colombia E.S.P., as purchaser ("Termo Santander"), to supply, subject to the conditions noted below, natural gas to an electric generation plant at the Opon Contract area. Termo Santander's power plant is located at the Opon Contract area. Under the contract, the sellers will supply natural gas requested by the purchaser up to 60 million cubic feet per day. The sellers will receive $4.2 million per year for making the gas available for purchaser's call. Purchaser will pay 60% of the government-regulated price (described above) for the natural gas it takes. The sellers will also receive additional bonus payments if the power plant achieves a price for its electrical power in excess of certain target rates. Condensate associated with the natural gas that is delivered to the purchaser will be separately sold to Ecopetrol. The contract provides for substantial penalties, decreasing over the life of the contract, to the sellers for the failure to deliver gas. The commencement of the contract is conditioned upon the completion of the electric generation plant and a determination by the sellers that there
       ____________________
       * This statement may be considered forward-looking. See Cautionary Statements under General Discussion, above.

       are sufficient reserves to supply natural gas to the purchaser for the entire term of the agreement. In order to begin deliveries before the condition concerning the sufficiency of reserves is satisfied, an interim agreement for the sale of gas to Termo Santander was signed on November 20, 1997. The interim agreement will be effective until January 1, 1999, or until sufficient reserves are determined through additional work on the Opon No. 6 well or the successful completion of the Opon No. 14 well.* The gas sales price under the interim agreement will be equivalent to the price, including pipeline tariff, that would have been received if the same gas were sold under the contract with Ecopetrol described in the preceding paragraph.

       The pipeline and wellsite facilities were completed in June 1997. Ecopetrol completed the improvements to the El Centro gas plant in November 1997. Production from the Opon field began on December 1, 1997, with gas supplied to Termo Santander for testing the first of two turbines at the power plant. The first shipment of gas through the pipeline began on December 5, 1997, but was interrupted for one week shortly thereafter by a landslide. The first shipment of gas was 10 million cubic feet and the quantity is expected to increase to the contract quantity of 100 million cubic feet per day by the end of calendar 1997.*

       The associate parties have submitted invoices to Ecopetrol under the gas sales agreement for payments under the take-or-pay clause. Ecopetrol has indicated that it will not pay these invoices. The associate parties are reviewing their legal options to pursue the collection of these invoices.*

       Amoco Colombia has submitted budgets to Hondo Magdalena and ODC for calendar years 1996, 1997 and 1998. Hondo Magdalena approved capital expenditures for wells and the pipeline projects, and certain other expenditures, but did not approve the proposed overhead. As of this date, no final budget has been approved for calendar years 1996, 1997 or 1998. The parties are currently at an impasse in resolving the dispute about overhead. Hondo Magdalena has paid invoices from Amoco Colombia, including disputed overhead and has charged the full overhead amount to expense. It is management's opinion that the Company is not obligated to pay for overhead unless charged pursuant to an approved budget; however the Company has paid Amoco Colombia's invoices, under protest and subject to audit, in the hope of resolving the dispute. If the dispute cannot be resolved, the joint operating agreement among Amoco Colombia, Hondo Magdalena and ODC provides for arbitration of disputes.













       ____________________
       * This statement may be considered forward-looking. See Cautionary Statements under General Discussion, above.

       Discontinued Operations
       -----------------------

       Two of the Company's former business segments, refining and marketing operations and real estate operations were discontinued in 1991.

       On December 15, 1989, the Company suspended operations at its Newhall refinery. Subsequently, the Company adopted a plan of disposition which included dismantling the refinery, effecting environmental remediation of the land and further developing the land to a condition where it may be sold. Execution of the plan was suspended in September 1993 and the Company is now marketing the site in its current condition and with existing land-use entitlements. The Newhall refinery site consists of approximately 105 acres located adjacent to a major freeway intersection in northern Los Angeles County. See Management's Discussion and Analysis of Financial Condition and Results of Operations in Item 7 and
       Note 12 to the Consolidated Financial Statements in Item 8.

       The Company owns in fee simple approximately 11 acres of undeveloped land located in eastern Los Angeles County. An option to a developer on the Company's Via Verde tract at a price of $3.1 million expires in December 1997. The option agreement allows the Company the right to be released from the current agreement should there be a potential sale of the parcel to a ready and willing buyer.

       On October 1, 1993 the Company completed a transaction for the sale of its Fletcher refinery and related assets. In the agreement for the sale of the Fletcher refinery, the Company indemnified the buyer as to liabilities in excess of $0.3 million for certain federal and state excise taxes arising from periods prior to the sale. As more fully described in Note 12 to the Consolidated Financial Statements in Item 8, the State of California issued a preliminary report in June 1996 finding that the Fletcher refinery owed $10.8 million for certain state excise taxes (and related penalties and interest) arising from periods when the Company owned the Fletcher refinery. The State of California issued a Notice of Determination in July 1997 reducing this amount to $5.7 million. Assessed amounts are subject to a process of appeals and may be further adjusted.* The Company and the Fletcher refinery intend to further contest the assessment through the appeals and hearing process. The Company believes the liability it has accrued is sufficient to provide for the amount ultimately found to be due.*


       RESULTS OF OPERATIONS

       Results of operations for the year ended September 30, 1997 amounted to a loss of $12.4 million, or 90 cents per share, of which $10.8 million arose from continuing operations and $1.6 million resulted from discontinued operations. The Company reported a net loss of $12.7 million, or 93 cents per share, for the year ended September 30, 1996. The 1996 loss included discontinued loss provisions of $1.3 million and a loss of $11.4 million from continuing operations. In 1995, the Company reported a net loss of $11.9 million, or 90 cents per share, which included losses from discontinued operations of $5.0 million and a loss of $6.9 million from continuing operations.

       ____________________
       * This statement may be considered forward-looking. See Cautionary Statements under General Discussion, above.

       As described previously, the Company had moved from a domestic oil and gas operation to a foreign oil and gas operation. The historical results of continuing operations contain many non-recurring transactions. As a result, they are not comparable and are a poor indicator of the Company's future operating results. Management expects losses from continuing operations to continue through fiscal 1998.*

       1997 vs 1996
       ------------
       Operating costs for fiscal 1997 include an accrual of $0.4 million for revisions to estimated plugging and abandonment costs of an offshore unit in California. No comparable costs were incurred in fiscal 1996.

       Overhead, Colombian operations decreased $0.4 million between the years ended September 30, 1997 and 1996 primarily because:(i) year end adjustments recorded by Amoco Colombia increasing the figure in December 1995 did not recur in December 1996 and (ii) Ecopetrol participated in overhead expenses pertaining to the commercial operations for all of fiscal 1997, but only the last five months of fiscal 1996.

       The Company's Colombian operations undertook a seismic exploration program during fiscal 1996. The decrease of $1.7 million in exploration costs between the years arises because there were no comparable expenses incurred in fiscal 1997.

       The level of the Company's indebtedness to Lonrho Plc and to Amoco Colombia under the Funding Agreement has increased by $31.1 million between September 30, 1996 and September 30, 1997. Interest expense increased by only $1.2 million between the years ended September 30, 1997 and 1996 because the majority of the charges from the Funding Agreement are capitalized.

       Management has the following expectations for 1998 results of operations: revenue and related operating costs and depreciation, depletion and amortization will increase significantly in conjunction with the commencement of production in December 1997; overhead, Colombian operations, general and administrative expense, and exploration expenses should not vary significantly from 1997.* These factors are expected to combine to produce approximately break-even results before interest expense.* The level of interest expense to be reported in 1998 is difficult to predict at the current time, but it will increase substantially from 1997 if no outside financing to repay the Funding Agreement is acquired.*

       1996 vs 1995
       ------------
       The Company's share of expenses from the Opon operation was borne solely by Amoco Colombia during 1995 and 1994 while the Opon Nos. 3 and 4 wells were being drilled. The increases in operating expenses, overhead, Colombian operations and exploration costs of $0.1 million, $2.5 million and $1.6 million, respectively, for the year ended September 30, 1996 as compared to the year ended September 30, 1995, all arise from the Company assuming its share of these costs in 1996. The increase in interest expense of $0.3 million between the years arises primarily from Colombian costs financed with the Funding Agreement.

       ____________________
       * This statement may be considered forward-looking. See Cautionary Statements under General Discussion, above.

       Discontinued Operations
       -----------------------
       The Company implemented disposal accounting for its refining and marketing and real estate segments during 1991. In 1997, the Company recorded loss provisions of $1.2 million and $0.4 million for its refining and marketing and real estate segments, respectively, as described previously. Loss provisions of $0.4 million for the refining and marketing segment and $0.9 million for the real estate segment were recorded in 1996. Loss provisions for 1995 amounted to $0.7 million and $4.3 million for refining and marketing and real estate, respectively.

       Operating losses from discontinued operations of $0.3 million, $0.1 million, and $0.4 million for 1997, 1996, and 1995, respectively, were charged against loss provisions established in earlier periods.


       LIQUIDITY AND CAPITAL RESOURCES

       During fiscal, 1997, cash inflows of $14.6 million arose from borrowings from Lonrho Plc. The Company utilized cash of $3.9 million and $0.4 million to finance continuing and discontinued operations, respectively, $8.9 million for capital expenditures, and made scheduled debt repayments of $0.8 million. At September 30, 1997, the Company had cash balances of $1.0 million.

       In December 1993, the Company restructured the terms of its debts to Lonrho Plc. The revised terms included reduction of interest rates to a fixed rate of 6% and provisions allowing the Company to offer payment of future interest in shares of its common stock, and allowing Lonrho Plc to either accept such payment in kind or add the amount of the interest due to principal. The ability to pay interest in kind or capitalize interest allows the Company to service its debt while cash resources are scarce.

       The Company obtained a facility loan of $13.5 million in a Revolving Credit Agreement dated as of June 28, 1996, between the Company and Thamesedge, Ltd., a subsidiary of Lonrho Plc. This loan was amended and restated, as described below. Under a December 1996 letter agreement, as consideration for extension of maturities and certain other financial undertakings, the Company granted to Lonrho a security interest in all of the shares of Hondo Magdalena. The Company signed a Security Interest Agreement dated as of May 13, 1997 to document the pledge of the Hondo Magdalena shares. The Company also agreed to give Lonrho an option to convert $13.5 million of existing loans with an interest rate of 6% into the Company's common stock. The debt will be convertible at Lonrho's option at any time prior to January 1, 1998 at a rate of $12.375 per share. The portion of the debt that may be converted into common stock is not secured by the pledge of the Hondo Magdalena shares. The option to convert the debt into common stock was approved by the Company's shareholders at the 1997 Annual Meeting.

       In July 1997, the Company and Thamesedge, Ltd. agreed to amend and restate the June 1996 Revolving Credit Agreement. Under the Amended and Restated Revolving Credit Agreement dated as of July 2, 1997, Thamesedge agreed to make additional advances of $7.0 million to the Company, making the total amount of the loan $20.5 million. The interest rate remains 13%, due semi-annually; as provided in other debts to Thamesedge and described above, the Company may make interest payments in shares of its common stock. The loan now matures January 1, 1999. As additional consideration for the loan, the Company agreed to give Lonrho an option to convert $7.0 million of existing debt with an interest rate of 6% into the Company's shares at $7.70 per share (110% of the closing price on July 1, 1997). The option to convert must be approved by the Company's shareholders at the next annual meeting. If the option to convert is not approved by the shareholders, the interest rate on $7 million of existing debt will increase to 13.5%. Lonrho has further agreed to vote its shares on the matter of the option to convert in proportion to the votes cast by disinterested shareholders. As of September 30, 1997, $14.6 million of this facility has been drawn.

       In August 1997, Thamesedge Ltd. assigned all of its interest in the Company's indebtedness to London Australian & General Property Company Limited ("LAGP"), a subsidiary of Lonrho Plc. In December 1997 the Company restructured the terms of certain debt to LAGP, and obtained an additional funding commitment of $7.0 million for fiscal 1998. The Company extended all of the above described indebtedness due on January 1, 1998 to January 15, 1999 and amended the notes by adding a cross-default provision and a new event of default. The new event of default requires the Company to furnish to LAGP by October 1, 1998 a reserve report that shows a minimum of 13 billion cubic feet of gas increase over the 1997 proved reserve figure. In the event of a default under this new provision, LAGP has the right to declare all the loans in default and demand payment. The new $7.0 million commitment from Lonrho Plc for fiscal 1998 will be added to the July 1997 Amended and Restated Revolving Credit Agreement under the same terms and condition as the existing agreement explained above. The Company presently owes Lonrho Plc $99.9 million, of which $93.8 million is due January 15, 1999.

       On May 5, 1995, Hondo Magdalena, ODC and Amoco Colombia entered into a Funding Agreement for Tier I Development Project costs (the "Funding Agreement") for the interim financing of costs associated with the construction of a pipeline from the Opon Contract area (see Note 6 to the Consolidated Financial Statements in Item 8) and certain other costs related to the Opon Contract. The Funding Agreement became effective on July 26, 1995. Hondo Magdalena has financed its share of the costs (including overhead) for the pipeline and an approved geological and geophysical work program. The Funding Agreement provides that Hondo Magdalena may repay the amounts financed up to 365 days after the date of first production, along with an equity premium computed on a 22% annualized interest rate. The equity premium is computed monthly on Hondo Magdalena's share of expenditures (including any amounts to be later recouped from Ecopetrol after commerciality). Alternatively, from the date of first production until 90 days thereafter, Hondo Magdalena may elect to repay 125% of its share (excluding any amounts to be later recouped from Ecopetrol after commerciality) of the total costs accumulated up to the date of repayment. If the financed amounts are not repaid within 365 days after the date of first production, an additional penalty of 100% of the amount then due would be recovered out of Hondo Magdalena's revenues. Hondo Magdalena's revenues from production of the first 80 million cubic feet of natural gas and corresponding condensate and natural gas liquids are pledged to secure its obligations under the Funding Agreement. Production may be deemed to have commenced in December 1997 and the Company does not have the commitments or funds to repay the Funding Agreement within either the 90 or 365 day option periods.* If the Company does not secure financing to
       ____________________
       * This statement may be considered forward-looking. See Cautionary Statements under General Discussion, above.

       repay the Funding Agreement prior to 365 days after the date of first production, it will incur the 100% penalty and will pay the increased amount out of production, as described above.*

       Based upon the Company's budget and current information, management believes existing cash, available facilities, Lonrho commitments, net proceeds from the sale of Opon gas and the Funding Agreement will be sufficient to finance the Company's known obligations (the pipeline and related facilities, estimated completion expenses of the Opon No. 6 well, estimated drilling and completion expenses of the Opon No. 14 well, overhead obligations unrelated to capital projects and other business activities) during fiscal 1998.* However, management believes the Company will need additional cash to participate in the drilling of additional wells in Colombia and/or to participate in other capital projects.* If the Company becomes obligated for the drilling of an additional well, or other capital projects, the Company has the option to not participate in some or all of the capital projects.* In management's view, use of this election would be a last resort to preserve the Company's existing interest in the Opon Contract area because substantial penalties would be incurred by not participating.

       Cash flow from operations which commenced in December 1997 is not expected to be a source of free funds since pursuant to the Funding Agreement, Amoco receives the proceeds from the first 80 million cubic feet of gas and associated liquids.* Any additional free cash flow is committed to existing loan obligations. Management is reviewing several options for raising funds including sale of the Company's 15.4% interest in the pipeline.* Management continues to pursue discussions with a number of financial institutions regarding debt or equity financing of the Company's future obligations for the Opon project but has received no commitments.* Additional deliverability from current drilling projects and adequate production capability through the pipeline infrastructure will be important factors in obtaining third party financing.* In the interim, the Company must continue to rely on the financial support of Lonrho.* While the Company will continue to seek permanent financing in the near-term, there can be no assurance that the Opon Project will be successfully developed or that additional debt or equity funds will become available.* Furthermore, the success of the Opon No. 14 well is critical to obtaining third party financing (either debt or equity) and for the decision by the associate parties to the Opon Contract to continue the development of the Opon project.*





       ____________________
       * This statement may be considered forward-looking. See Cautionary Statements under General Discussion, above.


                                          30
Item 8.  FINANCIAL STATEMENTS AND SUPPLEMENTARY DATA


                          HONDO OIL & GAS COMPANY

                     CONSOLIDATED FINANCIAL STATEMENTS

                             SEPTEMBER 30, 1997



                       INDEX TO FINANCIAL STATEMENTS

                                                                       PAGE
                                                                       ----

  Report of Independent Auditors                                         32


  Financial Statements:
    Consolidated Balance Sheets as of
      September 30, 1997 and 1996                                        33

    Consolidated Statements of Operations for the years ended
      September 30, 1997, 1996 and 1995                                  34

    Consolidated Statements of Shareholders' Equity (Deficit)
      for the years ended September 30, 1997, 1996 and 1995              35

    Consolidated Statements of Cash Flows for the years ended
      September 30, 1997, 1996 and 1995                                  36

    Notes to Consolidated Financial Statements                           37


  Supplementary Information about Oil and Gas Producing Activities
    and Reserves (Unaudited)                                             56







                                    31

<AUDIT-REPORT>
                       REPORT OF INDEPENDENT AUDITORS


Board of Directors and Shareholders
Hondo Oil & Gas Company


We have audited the accompanying consolidated balance sheets of Hondo Oil & Gas Company as of September 30, 1997 and 1996, and the related consolidated statements of operations, shareholders' equity (deficit), and cash flows for each of the three years in the period ended September 30, 1997. Our audits also included the financial statement schedule listed in the Index at Item 14(a). These financial statements and schedule are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements and schedule based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of Hondo Oil & Gas Company at September 30, 1997 and 1996, and the consolidated results of its operations and its cash flows for each of the three years in the period ended September 30, 1997, in conformity with generally accepted accounting principles. Also, in our opinion, the related financial statement schedule, when considered in relation to the basic financial statements taken as a whole, presents fairly in all material respects the information set forth therein.




                                      /s/ ERNST & YOUNG LLP



Denver, Colorado
November 21, 1997,
except for Note 5 as to which the date is December 18, 1997


</AUDIT-REPORT>



                                    32

                          HONDO OIL & GAS COMPANY
                        CONSOLIDATED BALANCE SHEETS
                  (In Thousands Except Share Information)


                                                        September 30,
                                                      1997         1996
                                                   -----------  -----------
ASSETS
Current assets:
  Cash and cash equivalents                            $1,019         $374
  Accounts receivable, net of allowances
    of $44 and $332, respectively                         296          317
  Prepaid expenses and other                                1           79
                                                   -----------  -----------
    Total current assets                                1,316          770

Properties, net (Note 3)                               40,612       21,248
Net assets of discontinued operations (Note 12)         2,137        2,202
Other assets                                              865          320
                                                   -----------  -----------
                                                      $44,930      $24,540
                                                   ===========  ===========

LIABILITIES AND SHAREHOLDERS' EQUITY (DEFICIT)
Current liabilities:
  Accounts payable                                     $3,464       $2,849
  Current portion of long-term debt (Note 5)              265          738
  Accrued expenses and other (Note 4)                   3,421        2,292
                                                   -----------  -----------
    Total current liabilities                           7,150        5,879

Long-term debt, including $99,943 and
  $80,109, respectively, payable to a
  related party (Note 5)                              102,903       83,334
Funding agreement (Note 6)                             22,788       11,513
Other liabilities, including $3,407 and
  $2,411, respectively, payable to a
  related party (Note 7)                                5,262        4,705
                                                   -----------  -----------
                                                      138,103      105,431

Contingent liabilities (Notes 10 and 12)

Shareholders' equity (deficit) (Notes 5 and 8):
  Preferred stock                                          --           --
  Common stock, $1 par value, 30,000,000 shares
    authorized; shares issued and outstanding:
    13,788,424 and 13,776,194, respectively            13,788       13,776
  Additional paid-in capital                           53,675       53,581
  Accumulated deficit                                (160,636)    (148,248)
                                                   -----------  -----------
                                                      (93,173)     (80,891)
                                                   -----------  -----------
                                                      $44,930      $24,540
                                                   ===========  ===========






The accompanying notes are an integral part of these financial statements.


                                    33

                                 HONDO OIL & GAS COMPANY
                          CONSOLIDATED STATEMENTS OF OPERATIONS
                      (In Thousands Except Share and Per Share Data)


                                                            For the years ended
                                                   -------------------------------------
                                                               September 30,
                                                      1997         1996         1995
                                                   -----------  -----------  -----------
REVENUES
Sales and operating revenue                                $4           $2          $23
Other income                                               25          110           23
                                                   -----------  -----------  -----------
                                                           29          112           46
                                                   -----------  -----------  -----------

COSTS AND EXPENSES
Operating costs                                           575          169           47
Depreciation, depletion, and amortization                 230          156          266
Overhead, Colombian operations                          2,183        2,576          119
General and administrative                              1,582        1,779        1,608
Exploration costs                                          27        1,769          169
Interest on indebtedness including $6,222,
  $4,786 and $4,659, respectively, to a
  related party (Note 5)                                6,222        5,009        4,680
Loss on sale of assets                                     --            6           --
                                                   -----------  -----------  -----------
                                                       10,819       11,464        6,889
                                                   -----------  -----------  -----------
Loss from continuing operations
  before income taxes                                 (10,790)     (11,352)      (6,843)
Income tax expense (benefit) (Note 9)                      (2)           5          113
                                                   -----------  -----------  -----------
Loss from continuing operations                       (10,788)     (11,357)      (6,956)

Loss from discontinued operations (Note 12)            (1,600)      (1,300)      (4,950)
                                                   -----------  -----------  -----------
Net Loss                                             $(12,388)    $(12,657)    $(11,906)
                                                   ===========  ===========  ===========

Loss per share:
  Continuing operations                                $(0.78)      $(0.83)      $(0.53)
  Discontinued operations                               (0.12)       (0.10)       (0.37)
                                                   -----------  -----------  -----------
  Net loss per share                                   $(0.90)      $(0.93)      $(0.90)
                                                   ===========  ===========  ===========

Weighted average common shares outstanding         13,780,963   13,672,722   13,171,049









The accompanying notes are an integral part of these financial statements.

                                         34

                                       HONDO OIL & GAS COMPANY
                      CONSOLIDATED STATEMENTS OF SHAREHOLDERS' EQUITY (DEFICIT)
                                 (In Thousands Except Common Shares)


                                                         Common Stock                      Retained
                                                   ------------------------  Additional    Earnings
                                                                               Paid-In   (Accumulated
                                                     Shares       Amount       Capital     Deficit)
                                                   -----------  -----------  -----------  -----------
Balance at October 1, 1994                         13,032,276      $13,032      $43,972    $(123,685)
  Purchase of interest in Opon Association
    Contract with common stock (Note 3)                44,438           44          845           --
  Payment of interest with common stock (Note 5)      189,080          189        2,104           --
  Exercise of stock options (Note 8)                  157,584          158        1,883           --
  Net loss                                                 --           --           --      (11,906)
                                                   -----------  -----------  -----------  -----------
Balance at September 30, 1995                      13,423,378       13,423       48,804     (135,591)

  Payment of interest with common stock (Note 5)      319,316          319        4,423           --
  Exercise of stock options (Note 8)                   33,500           34          354           --
  Net loss                                                 --           --           --      (12,657)
                                                   -----------  -----------  -----------  -----------
Balance at September 30, 1996                      13,776,194       13,776       53,581     (148,248)

  Payment of liabilities with common stock             12,230           12           94           --
  Net loss                                                 --           --           --      (12,388)
                                                   -----------  -----------  -----------  -----------
Balance at September 30, 1997                      13,788,424      $13,788      $53,675    $(160,636)
                                                   ===========  ===========  ===========  ===========








The accompanying notes are an integral part of these financial statements.

                                                 35

                                       HONDO OIL & GAS COMPANY
                                CONSOLIDATED STATEMENTS OF CASH FLOWS
                                            (In Thousands)


                                                                         For the years ended
                                                                -------------------------------------
                                                                            September 30,
                                                                   1997         1996         1995
                                                                -----------  -----------  -----------
Cash flows from operating activities:
  Pretax loss from continuing operations                          $(10,790)    $(11,352)     $(6,843)
  Adjustments to reconcile pretax loss from continuing
    operations to net cash used by continuing operations:
    Depreciation, depletion and amortization                           230          156          266
    Loss on sale of assets                                              --            6           --
    Accrued interest added to long-term debt                         5,261           34        2,385
    Accrued interest paid with common stock                             --        4,742        2,292
    Changes in operating assets and liabilities:
      Decrease (increase) in:
        Accounts receivable                                             21           10          199
        Prepaid expenses and other                                      78          (72)          26
        Other assets                                                  (731)         (12)        (201)
      Increase (decrease) in:
        Accounts payable                                               230        1,189          159
        Accrued expenses and other                                     (40)          --          123
        Funding agreement                                            1,961        3,361          275
        Other liabilities                                             (118)        (178)        (357)
                                                                -----------  -----------  -----------
      Net cash used by continuing operations                        (3,898)      (2,116)      (1,676)
      Net cash used by discontinued operations                        (366)        (210)        (473)
                                                                -----------  -----------  -----------
      Net cash used by operating activities                         (4,264)      (2,326)      (2,149)
                                                                -----------  -----------  -----------
Cash flows from investing activities:
  Sale of assets                                                        --            1        4,804
  Capital expenditures                                              (8,926)        (913)      (2,021)
                                                                -----------  -----------  -----------
      Net cash provided (used) by investing activities              (8,926)        (912)       2,783
                                                                -----------  -----------  -----------
Cash flows from financing activities:
  Proceeds from long-term borrowings                                14,600        1,825        3,175
  Principal payments on long-term debt                                (765)        (235)      (5,220)
  Issuance of stock                                                     --          251        2,041
                                                                -----------  -----------  -----------
      Net cash provided (used) by financing activities              13,835        1,841           (4)
                                                                -----------  -----------  -----------

Net increase (decrease) in cash and cash equivalents                   645       (1,397)         630

Cash and cash equivalents at the beginning of the year                 374        1,771        1,141
                                                                -----------  -----------  -----------
Cash and cash equivalents at the end of the year                    $1,019         $374       $1,771
                                                                ===========  ===========  ===========

        Refer to Notes 3 and 6 for descriptions of non-cash transactions.



The accompanying notes are an integral part of these financial statements.

                                                 36

                          HONDO OIL & GAS COMPANY
                 NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                             September 30, 1997

                     (All Dollar Amounts in Thousands)


1)  Nature of Business
    ------------------

    Hondo Oil & Gas Company ("Hondo Oil" or "the Company") is an independent oil and gas exploration and development company. The Hondo Company owns 62.7% of Hondo Oil & Gas Company. Lonrho Plc ("Lonrho"), a publicly-traded English company and the Company's primary lender, owns 100% of The Hondo Company and owns an additional 5.7% of the Company through another wholly-owned subsidiary. In total, Lonrho controls 68.4% of the Company's outstanding shares.

    During 1991 the Company adopted plans of disposal for its refining and marketing and real estate operations. Substantially all of the refining and marketing assets were sold in 1993. Following the sale of substantially all of its domestic oil and gas properties in 1992, the Company's sole continuing business activity is exploitation of an oil and gas concession in Colombia, South America.

    The Company's wholly-owned subsidiary, Hondo Magdalena Oil & Gas Limited ("Hondo Magdalena"), became involved in the Opon Association Contract (the "Opon Contract") in Colombia in 1991. Amoco Colombia Petroleum Company ("Amoco Colombia") earned an interest in the Opon Contract through a Farmout Agreement executed in 1993. Amoco Colombia, Hondo Magdalena, and Opon Development Company presently have working interests of approximately 60%, 31%, and 9%, respectively. The Colombian national oil company, Ecopetrol, has the right to acquire 50% of the Opon Contract when commerciality is declared and will reimburse the associate parties (out of future production) for 50% of the direct exploration costs. In 1995, Ecopetrol agreed to include certain costs related primarily to construction of a pipeline and wellsite facilities in the commercial area, and to pay cash for its share of those costs. Commerciality was declared for a portion of the Contract area in May 1996 and Ecopetrol reimbursed the associate parties for its share of the above described costs in September 1996 (See Note 6). Subsequent to the declaration of commerciality, the Company's share of costs for activities within the commercial area is approximately 15%.

    Amoco Colombia was obligated by the 1993 Farmout Agreement to fund all but $2,000 of Hondo Magdalena's share of drilling and related costs during the drilling of two exploration wells and to make certain payments to Hondo Magdalena. Amoco Colombia spent approximately $56,500 to drill the first two exploratory natural gas wells in 1994 and 1995. The combined results of production tests of these wells indicate they will produce at a daily rate of 103 million cubic feet of natural gas and 3,900 barrels of condensate. The Company was able to attribute proved reserves to this discovery as of September 30, 1996 following completion of negotiations for sales of the discovered hydrocarbons. As more fully described in Note 6, Amoco Colombia agreed to finance the Company's share of costs to build a natural gas pipeline, construct wellhead facilities, and acquire seismic data, including related overhead. Acquisition of the seismic data was completed during fiscal 1996, and construction of the pipeline and related wellhead facilities was completed during fiscal 1997. The Company began earning revenue in December 1997.






                                    37

                          HONDO OIL & GAS COMPANY
                 NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                             September 30, 1997

                     (All Dollar Amounts in Thousands)


1)  Nature of Business (continued)
    ------------------------------

    A third well was drilled during fiscal 1997. In April and May 1997, several mechanical problems were encountered during the completion and testing of the third well. Further work on the well has been suspended until a plan has been finalized (estimated to occur in January 1998). Drilling of a fourth well commenced in October 1997. Both of the third and fourth wells are located in the non-commercial portion of the concession, therefore, Ecopetrol does not pay a share of the drilling costs.

    As more fully described in Note 6, a substantial portion of the Company's revenue is pledged to repayment of the Funding Agreement. Cash from operations after Funding Agreement repayments will not be sufficient to fund Colombian operating costs and capital expenditures, and U.S. overheads, during fiscal 1998. Based upon the Company's budget, management believes existing facilities and further commitments from Lonrho and the Funding Agreement will be sufficient to finance the Company's known cash requirements during fiscal 1998. The Company will require significant additional funding for the continued development of the Opon Contract area and repayment of the Funding Agreement subsequent to fiscal 1998. The Company has the option to not participate in some or all of the Opon capital projects which may be proposed in the future and the option to allow the Funding Agreement to be repaid entirely from production. However, substantial penalties would be incurred by choosing either of these alternatives.

    The Company continues to be dependent on its majority shareholder, Lonrho Plc, to fund its future cash needs. Management believes that outside financing will not be forthcoming until Opon 14 is successfully completed in the spring of 1998. Obtaining permanent financing for development of the Company's Opon project is vital to the Company's ability to successfully exploit this concession in the future. There can be no assurance that the Opon Project will be successfully developed or that additional debt or equity funds will become available.


2)  Summary of Significant Accounting Policies
    ------------------------------------------

    (a) Basis of Consolidation and Presentation
        ---------------------------------------

    The consolidated financial statements of Hondo Oil include the accounts of all subsidiaries, all of which are wholly owned. All significant intercompany transactions have been eliminated.

    In 1991, the Company adopted plans of disposal for its refining and marketing and its real estate segments, respectively. Accordingly, the results of operations and the net assets of the discontinued segments have been reclassified to discontinued operations for all periods presented. Assets of discontinued operations are recorded at the lower of cost or net realizable value. Refer to Note 12.




                                    38

                          HONDO OIL & GAS COMPANY
                 NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                             September 30, 1997

                     (All Dollar Amounts in Thousands)


2)  Summary of Significant Accounting Policies (continued)
    ------------------------------------------------------

    (b) Cash Equivalents
        ----------------

    Cash equivalents represent highly liquid investments with original maturities of three months or less.

    (c) Oil and Gas Properties
        ----------------------

    Oil and gas properties are accounted for using the successful efforts method. Under this method, property acquisition costs are capitalized when incurred. Exploratory geological and geophysical costs and general and administrative costs, including salaries, are expensed as incurred. The Company capitalizes interest expense for individual capital projects requiring more than three months for completion and costing more than $1,000. The costs of drilling exploratory wells are capitalized pending determination of whether the wells have found proved reserves. If proved reserves are not discovered, such dry hole costs are expensed. All developmental drilling costs, including those for unsuccessful wells, are capitalized.

    Acquisition costs of unproved properties which are considered to be individually significant are periodically assessed for impairment on a property-by-property basis. Individually insignificant properties are assessed for impairment as a group. Any decline in value is included in the statement of operations in exploration costs.

    Intangible drilling and development costs and tangible equipment are depleted by the units-of-production method using proved developed reserves on a field basis. Leasehold costs are also depleted on a field basis using total proved reserves. Estimates of proved reserves are based upon reports of independent petroleum engineers.

    (d) Other Fixed Assets
        ------------------

    Other fixed assets are recorded at historical cost and are depreciated by the straight-line method using useful lives of 7 to 10 years.

    (e) Earnings Per Share
        ------------------

    In February 1997, the Financial Accounting Standards Board issued SFAS No. 128, Earnings per Share. Under the new requirements, the dilutive effect of stock options is to be excluded from the primary earnings per share computation. The Company has incurred losses in each of the periods covered in these financial statements, thereby making the inclusion of stock options in the primary earnings per share computation antidilutive. Accordingly, stock options have already been excluded from the primary earnings per share computation and previously reported primary earnings per share amounts do not need to be restated. Fully diluted per share amounts are the same as primary per share amounts and, accordingly, are not presented.


                                    39

                          HONDO OIL & GAS COMPANY
                 NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                             September 30, 1997

                     (All Dollar Amounts in Thousands)


2)  Summary of Significant Accounting Policies (continued)
    ------------------------------------------------------

    (f) Income Taxes
        ------------

    The Company accounts for income taxes under the provisions of SFAS No. 109, "Accounting For Income Taxes." Under Statement 109, the liability method is used in accounting for income taxes. Deferred tax assets and liabilities are determined based on reversals of differences between financial reporting and tax bases of assets and liabilities and are measured using the enacted effective tax rates and laws that will be in effect when the differences are expected to reverse.

    Investment tax credits are accounted for by the flow-through method which recognizes related benefits in the year realized.

    (g) Loan Fees
        ---------

    Capitalized loan fees pertaining to long-term loans are included in other assets. The loan fees are stated at cost and are amortized by the straight-line method, which approximates the level yield method, over the life of the related loan.

    (h) Foreign Currency Translation
        ----------------------------

    The Company's Colombian business is conducted in a highly inflationary economic environment. Accordingly, the financial statements of the Company's foreign subsidiary are remeasured as if the functional currency were the U.S. dollar using historical exchange rates. Exchange gains and losses, which have been immaterial to date, are included in operating costs.

    (i) Use of Estimates
        ----------------

    The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.

    (j) Fair Value of Financial Instruments
        -----------------------------------

    SFAS Statement No. 107, Disclosures About Fair Value of Financial Instruments, requires disclosures of fair value information about financial instruments for which it is practicable to estimate that value. The Company's financial instruments include: cash and cash equivalents, receivables, accounts payable, long-term debt, the Funding Agreement, and certain other long-term liabilities. Disclosures of fair values determined in accordance with SFAS No. 107 are included in Notes 5, 6, and 7. The Company believes that the recorded values approximate fair values for financial instruments for which no separate disclosure of fair value is made.


                                    40

                          HONDO OIL & GAS COMPANY
                 NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                             September 30, 1997

                     (All Dollar Amounts in Thousands)


2)  Summary of Significant Accounting Policies (continued)
    ------------------------------------------------------

    (k) Stock Option Valuation
        ----------------------

    The Company implemented the disclosure requirements of SFAS No. 123, Accounting and Disclosure of Stock-Based Compensation as of September 30, 1997. The Statement gives companies the option to either follow fair value accounting or to continue to follow Accounting Principles Board Opinion No. 25, Accounting for Stock Issued to Employees ("APB No. 25"), and related interpretations. The Company has elected to continue to follow APB No. 25 for recognition of expense from stock options and stock-based awards. Therefore, implementation of the Statement had no impact on results of operations for any of the years reported.

    (l) Reclassifications
        -----------------

    Certain reclassifications have been made to the prior years' amounts to make them comparable to the fiscal 1997 presentation. These additional changes had no impact on previously reported results of operations or shareholders' equity (deficit).


3)  Properties
    ----------

    Properties, at cost, consist of the following:

                                                        September 30,
                                                      1997         1996
                                                   -----------  -----------

    Oil and gas properties (Colombia):
      Proved                                          $11,923      $11,803
      Accumulated depletion, depreciation
        and amortization                                   --           --
                                                   -----------  -----------
                                                       11,923       11,803
                                                   -----------  -----------
    Other properties - Colombia:
      Wellsite facilities                               4,689        2,039
      Pipelines                                        12,061        5,398
      Wells in progress                                11,821        1,858
    Other properties - domestic
      Other fixed assets                                  323          311
      Accumulated depreciation                           (205)        (161)
                                                   -----------  -----------

                                                      $40,612      $21,248
                                                   ===========  ===========





                                    41

                          HONDO OIL & GAS COMPANY
                 NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                             September 30, 1997

                     (All Dollar Amounts in Thousands)


3)  Properties (continued)
    ----------------------

    The balance of wells in progress includes non-cash increases of $674 and $1,225 which were accrued in accounts payable as of September 30, 1997 and 1996, respectively. The Company capitalized interest of $782 and $180 in the balance of wells in progress for the years ended September 30, 1997 and 1996, respectively. The balances of wellsite facilities and pipelines include non-cash increases of $6,538 and $7,968 for 1997 and 1996, respectively, which were charged to the Funding Agreement (Note 6). The balances of wells in progress, wellsite facilities and pipelines include a non-cash decrease of $2,916 for 1996 pertaining to amounts due from Ecopetrol under the commerciality declaration (See Note 1), of which $2,629 had been collected and applied to the Funding Agreement as of September 30, 1997. The balance of $287 was retained by Ecopetrol subject to completion of an audit and is included in accounts receivable as of September 30, 1997.

    Total costs incurred (both capitalized and expensed) in Colombia for oil and gas producing activities were:


<HEADING>
                                                            For the years ended
                                                   -------------------------------------
                                                               September 30,
                                                      1997         1996         1995
                                                   -----------  -----------  -----------
    Property acquisition costs (a)                        $--          $38         $889
                                                   ===========  ===========  ===========
    Exploration costs                                 $10,051       $3,731         $169
                                                   ===========  ===========  ===========
    Development costs                                  $2,709       $2,558         $190
                                                   ===========  ===========  ===========

    (a) In September 1995, the Company acquired an additional 0.88875% interest in the Opon Contract by the issuance of 44,438 shares of its common stock.


4)  Accrued expenses
    ----------------

    Accrued expenses consist of the following:
                                                        September 30,
                                                      1997         1996
                                                   -----------  -----------

    Refining and marketing costs (Note 12)             $3,198       $2,028
    Other                                                 223          264
                                                   -----------  -----------
                                                       $3,421       $2,292
                                                   ===========  ===========






                                    42

                          HONDO OIL & GAS COMPANY
                 NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                             September 30, 1997

                     (All Dollar Amounts in Thousands)


5)  Long-Term Debt
    --------------

    Long-term debt consists of the following:           September 30,
                                                      1997         1996
                                                   -----------  -----------
    Notes payable to Lonrho Plc (a),(b):
      Note A (c)                                       $3,479       $3,277
      Note B (c)                                        4,535        4,271
      Note C (a),(d)                                   38,577       36,361
      Note D (d)                                       33,126       31,200
      Note E (e)                                        5,294        5,000
      Note F (f)                                       14,932           --
    Pollution Control Revenue Bonds (g)                 2,225        2,475
    Industrial Development Revenue Bonds (g)            1,000        1,000
    Other                                                  --          488
                                                   -----------  -----------
                                                      103,168       84,072
    Less current maturities                              (265)        (738)
                                                   -----------  -----------

                                                     $102,903      $83,334
                                                   ===========  ===========

    Maturities are as follows for the years ending September 30:
    1998                                                 $265
    1999                                               93,812
    2000                                                1,898
    2001                                                1,918
    2002                                                1,938
    Thereafter                                          3,337
                                                   -----------
                                                     $103,168
                                                   ===========


    (a) In December 1997, the Company and Lonrho agreed to defer commencement of principal amortization for Notes A through E. The descriptions in
        (b) through (e) below reflect the revisions. As consideration for extensions and certain other financial undertakings received from Lonrho in 1996, the Company granted to Lonrho a security interest in all of the shares of Hondo Magdalena and agreed to give Lonrho an option to convert $13,500 of Note C into the Company's common stock at a rate of $12.375 per share. The portion of the debt that may be converted into common stock will not be secured by the pledge of the Hondo Magdalena shares. In 1997, as consideration for extension of the term of Note F and the granting of $7,000 additional credit thereunder, the Company gave Lonrho an option to convert another $7,000 of Note C into the Company's common stock at a rate of $7.70 per share. The debt will be convertible at Lonrho's option at any time prior to maturity. The option to convert the debt into common stock given in 1997 will be subject to shareholder approval at the Company's 1998 annual meeting. If the conversion option is not approved by the shareholders, the interest rate on the $7,000 will revert to 13.5%, the rate of interest on such debt prior to the 1993 restructuring.

                                    43

                          HONDO OIL & GAS COMPANY
                 NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                             September 30, 1997

                     (All Dollar Amounts in Thousands)

5)  Long-Term Debt (continued)
    --------------------------

    (b) The following terms apply to Notes A through E:
        (1) Interest is payable semiannually at a rate of 6%.
        (2) If management determines sufficient cash is not available to pay interest, management may offer to issue the Company's unregistered stock valued at the American Stock Exchange closing price on the interest due date as payment in kind. Lonrho may choose to either add the accrued interest to the balance of the debt outstanding or accept the payment in kind. The Company has an obligation to register any shares issued in connection with the above if so requested by Lonrho.
        (3) Accrued interest of $3,407, $2,823, $2,411 and $2,354 has been added to the outstanding debt as of October 1, 1997, April 1, 1997, October 1, 1996, and October 1, 1994, respectively. Accrued interest of $2,375, $2,367 and $2,293 has been paid by the issuance of 197,944, 121,372 and 189,080 shares, respectively, of the Company's common stock for amounts due on April 1, 1996, October 1, 1995 and April 1, 1995, respectively.
        (4) As consideration for past deferrals of interest and principal payments due under the terms of the first four notes, the Company has granted Lonrho Plc a 5% share of the Company's net profits, as defined, under the Opon Contract. Following repayment of these notes, Lonrho's entitlement will be reduced by half.
        (5) If the Company does not furnish to Lonrho by October 1, 1998 a report that shows an increase in proved gas reserves of 13,000,000 mcf, then Lonrho has the right to declare Notes A through E in default and demand payment.

    (c) Notes A and B are secured by mortgages on the Company's real estate included in discontinued operations. Absent repayment in full as a result of the sale of the securing real estate, principal amortization in ten equal semiannual installments will commence January 15, 1999. Note A is secured by the Company's Via Verde Bluffs real estate. Note B is secured by the Company's Valley Gateway real estate.

    (d) Notes C and D are secured by the Company's Valley Gateway real estate. Notes C and D are due January 15, 1999 and are subordinated to the Company's other indebtedness existing at September 30, 1997.

    (e) In October 1994, the Company received $4,800, net of withholding taxes, from Amoco Colombia under the terms of the Farmout Agreement (See Note 1). Also in October 1994, the Company paid $5,000 to Lonrho Plc to reduce the balance of Note D and the related interest expense. At the same time, Lonrho Plc made available $5,000 in the form of a new facility loan to be drawn as needed by the Company. The Company drew $3,175 of this facility loan during 1995 and the remaining $1,825 during 1996. Note E is due January 15, 1999.

    (f) In June 1996, Lonrho Plc agreed to provide the Company an additional facility loan of $13,500 at a rate of 13%, payable semiannually. In July 1997, the loan was amended to extend the maturity date to January 1, 1999 and revise the amount available to $20,500. The provisions for payment of interest with the Company's common shares described in
        (b)(2) above apply to this loan. The loan is secured by free cash flow, as defined, from Hondo Magdalena's operations. The Company drew $14,600 during fiscal 1997 and additional amounts of $1,700 and $1,400 in October and December 1997, respectively.
                                    44

                          HONDO OIL & GAS COMPANY
                 NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                             September 30, 1997

                     (All Dollar Amounts in Thousands)


5)  Long-Term Debt (continued)
    --------------------------

    (g) Both issues of these tax-exempt bonds were issued under the authority of the California Pollution Control Financing Authority. The Pollution Control Revenue bonds bear interest at an average rate of 6.15%, payable semiannually, and mature serially through November 1, 2003. The Industrial Development Revenue Bonds bear interest at a rate of 7.5%, payable semiannually, and mature September 1, 2011.
        Both bond issues are collateralized by certain refinery facilities and equipment located at Valley Gateway and the Fletcher refinery. The collateral at the Fletcher refinery is leased to the buyer for a nominal annual fee. The trustee of the bonds was notified of changes to the collateral in 1993 and the trustee has not taken any action to declare a breach of covenant or a default. The Company routinely communicates with the Trustee and has received no indication that the Trustee is contemplating any such action.

    According to the terms of the various credit agreements, the Company is restricted in its ability to: (a) incur additional debt; and (b) pay dividends on and/or redeem capital stock.

    Hondo Oil paid interest of $219, $234 and $248 for the years ended September 30, 1997, 1996 and 1995, respectively. In accordance with the provisions of SFAS No. 107, the Company has estimated the fair value of its long-term debt to be $97,414 as of September 30, 1997 using a discount rate of 13%.


6)  Funding Agreement
    -----------------

    Effective July 26, 1995, Hondo Magdalena, Amoco Colombia, and Opon Development Company entered into a Funding Agreement for Tier I Development Project costs (the "Funding Agreement") for the interim financing of costs associated with the construction of a pipeline from the Opon Contract area, certain wellsite facilities, a geological and geophysical work program, and for related overheads. The Funding Agreement provides that Hondo Magdalena may repay the amounts financed by Amoco Colombia from prior to the date of first production until 365 days thereafter, along with an equity premium computed using a 22% annualized interest rate. The equity premium will be computed monthly on Hondo Magdalena's share of expenditures (including any amounts to be recouped from Ecopetrol after commerciality). Alternatively, from the date of first production until 90 days thereafter, Hondo Magdalena may elect to repay 125% of its share (excluding any amounts to be recouped from Ecopetrol after commerciality) of the total costs accumulated up to the date of repayment. If the financed amounts are not repaid within 365 days after the date of first production, an additional penalty of 100% of the amount then due would be recovered out of Hondo Magdalena's revenues. Hondo Magdalena's revenues from production of the first 80 million cubic feet of natural gas and related condensate and natural gas liquids are pledged to secure its obligations under the Funding Agreement.

                          HONDO OIL & GAS COMPANY
                 NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                             September 30, 1997

                     (All Dollar Amounts in Thousands)


6)  Funding Agreement (continued)
    -----------------------------

    The Company has accrued equity premiums computed in accordance with the 22% annualized interest rate option. Equity premiums of $2,774, $1,262 and $57 related to the financed pipeline costs and wellsite facilities have been capitalized for the years ended September 30, 1997, 1996 and 1995, respectively. The remainder of the equity premiums accrued to date, relating to the financed geological and geophysical work and overheads, have been expensed.

    The balance of the Funding Agreement consists of the following:

                                                        September 30,
                                                      1997         1996
                                                   -----------  -----------

    Outstanding principal                             $17,566       $9,771
    Equity premiums                                     5,222        1,742
                                                   -----------  -----------
                                                      $22,788      $11,513
                                                   ===========  ===========

    The balance of the Funding Agreement was reduced by $2,629 in September 1996 by application of the Company's share of payments from Ecopetrol arising from the declaration of commerciality (Note 1).

    In accordance with the provisions of SFAS No. 107, the Company has estimated the fair value of the Funding Agreement to be $24,690 as of September 30, 1997 using a discount rate of 13%.


7)  Other Liabilities
    -----------------

    Other liabilities consist of the following:

                                                        September 30,
                                                      1997         1996
                                                   -----------  -----------

    Interest payable to Lonrho Plc (Note 5)            $3,407       $2,411
    City of Long Beach (a)                              1,594        1,533
    Other                                                 261          761
                                                   -----------  -----------
                                                       $5,262       $4,705
                                                   ===========  ===========

    (a) Due January 1, 1999 together with interest accrued at 6%. In accordance with the provisions of SFAS No. 107, the Company has estimated the fair value of this liability to be $1,462 as of September 30, 1997 using a discount rate of 13%.

                          HONDO OIL & GAS COMPANY
                 NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                             September 30, 1997

                     (All Dollar Amounts in Thousands)


8)  Shareholders' Equity
    --------------------

    In addition to its common shares, the Company has authorized 10,000,000 shares of one dollar par value preferred stock. No preferred shares have been issued as of September 30, 1997.

    The Company has a stock option plan under which options to purchase common shares of the Company are granted to certain officers, directors and key employees. The options are priced equal to or greater than the market price in effect at the date of grant. Accordingly, no compensation expense is recognized in connection with this plan. Generally, options granted under the plan have a term of five years, are half vested after six months of service and are fully vested after eighteen months of service. As of September 30, 1997 and 1996 additional options of 94,000 and 15,000, respectively, were available for future grants under the stock option plan.

    The information for 1995 in the table below includes the exercise of 74,700 options priced at $19.00 per share originating from the Company's terminated 1982 Stock Option Plan. The Company granted an option for 25,000 shares at $7.50 per share to a former officer in March 1995. The option was not granted under a stock option plan and was priced less than the market price at date of grant. Compensation of $138 was included in general and administrative expense at the date of grant. The option was exercised during 1996. All other reported options originate from the Company's 1993 Stock Incentive Plan.

    As required by SFAS 123 "Accounting for Stock-Based Compensation," the Company has determined the fair value of options granted in 1997 and 1996 and the pro forma effect on net loss and net loss per share as if compensation expense equal to that fair value had been recorded. The fair value at date of grant was determined using the Black-Scholes option pricing model and the assumptions listed in the table below. The Black-Scholes option valuation model was developed for use in estimating the fair value of traded options which have no vesting restrictions and are fully transferable. In addition, option valuation models require the input of highly subjective assumptions including the expected stock price volatility. Because the Company's employee stock options have characteristics significantly different from those of traded options, and because changes in the subjective input assumptions can materially affect the fair value estimate, management believes the model used does not necessarily provide a reliable single measure of the fair value of its stock options. The estimated fair value of an option is included in pro forma expense as it vests. Therefore, as required by the transition provisions of SFAS 123, options granted in 1995 and vesting in 1996 were not valued and were not included in the pro forma computations.

                          HONDO OIL & GAS COMPANY
                 NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                             September 30, 1997

                     (All Dollar Amounts in Thousands)


8)  Shareholders' Equity (continued)
    --------------------------------

    The following table summarizes information relative to stock options outstanding:

    <HEADING>
                                                            For the years ended
                                                   -------------------------------------
                                                               September 30,
                                                      1997         1996         1995
                                                   -----------  -----------  -----------

    Options outstanding - beginning of year           218,232      187,732      220,316
      Granted                                          58,000       64,000      125,000
      Exercised                                            --      (33,500)    (157,584)
                                                   -----------  -----------  -----------
    Options outstanding - end of year                 276,232      218,232      187,732
                                                   ===========  ===========  ===========

    Options exercisable - end of year                 186,232      154,232      137,732

    Weighted-average exercise prices:
      Options outstanding - beginning of year          $12.57       $11.14       $11.40
      Granted
        Contractual price                               $9.00       $14.13       $12.96
        Fair value price                                $3.99        $6.24           NA
      Exercised                                            NA        $7.50       $12.95
      Options outstanding - end of year                $11.82       $12.57       $11.14
      Options exercisable - end of year                $12.30       $11.93        $9.98

    End of year - outstanding options:
      Low exercise price                                $7.50        $7.50        $7.50
      High exercise price                              $14.63       $14.63       $14.63
      Average remaining contractual life (years)         2.81         3.32         3.29

    Fair value of options granted:
      Net loss - as reported                         $(12,388)    $(12,657)          NA
      Net loss - pro forma                           $(12,630)    $(12,773)          NA
      Loss per share - as reported                     $(0.90)      $(0.93)          NA
      Loss per share - pro forma                       $(0.92)      $(0.93)          NA

    Assumptions for fair value determination:
      Expected life (years)                              3.56         3.56           NA
      Volatility                                         0.52         0.52           NA
      Interest rate                                      6.41%        6.30%          NA
      Dividend yield                                     0.00%        0.00%          NA

                          HONDO OIL & GAS COMPANY
                 NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                             September 30, 1997

                     (All Dollar Amounts in Thousands)


9)  Income Taxes
    ------------

    Income tax expense (benefit) reported in the statements of operations is comprised entirely of current income taxes paid (received) in Colombia. Significant components of the Company's deferred tax assets and liabilities are as follows:
                                                        September 30,
                                                      1997         1996
                                                   -----------  -----------
    Deferred tax assets, long-term:
      Domestic net operating loss carryforwards       $44,953      $43,734
      Foreign income tax basis of
        capitalized assets in excess of
        financial reporting basis                       1,178        1,432
      Income tax basis of real estate in
        excess of financial reporting basis             1,991        1,965
      Financial reporting basis of accrued
        liabilities in excess of tax basis              1,311        1,045
      Valuation allowances                            (48,850)     (47,467)
                                                   -----------  -----------
                                                          583          709
                                                   -----------  -----------
    Deferred tax liabilities, long-term:
      Foreign income tax depreciation in
        excess of financial reporting
        depreciation                                      583          709
                                                   -----------  -----------
                                                          583          709
                                                   -----------  -----------
    Net deferred tax liability                            $--          $--
                                                   ===========  ===========

    The differences between income tax expense (benefit) from continuing opera-tions and the amount computed by applying the statutory Federal income tax rate to loss from continuing operations before income taxes are as follows:


<HEADING>
                                                            For the years ended
                                                   -------------------------------------
                                                               September 30,
                                                      1997         1996         1995
                                                   -----------  -----------  -----------
    Benefit computed at the effective
      statutory rate                                  $(4,273)     $(4,499)     $(2,365)
    Nondeductible interest                              2,468        1,425           --
    Losses from foreign operations                        999        1,919          215
    Foreign income tax expense                             (2)           5          113
    Net operating loss for which no benefit
      is recognized                                       806        1,155        2,150
                                                   -----------  -----------  -----------
                                                          $(2)          $5         $113
                                                   ===========  ===========  ===========

                          HONDO OIL & GAS COMPANY
                 NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                             September 30, 1997

                     (All Dollar Amounts in Thousands)


9)  Income Taxes (continued)
    ------------------------

    At September 30, 1997, the Company had the following domestic net operating loss and investment tax credit carryforwards:

<HEADING>
                                                                Alternative
                                                     Tax Net    Minimum Net  Investment
                                                    Operating   Tax Operating    Tax
    Year of Expiration                                Loss         Loss        Credit
    ------------------                             -----------  -----------  -----------
    Consolidated Carryforwards:
      2003                                             $3,166           --
      2004                                             12,469      $10,917
      2005                                              2,803           --
      2006                                             26,755       22,155
      2007                                             15,807       30,041
      2008                                             25,551       23,919
      2009                                             13,115       14,517
      2010                                              7,616        7,620
      2011                                              3,388        3,393
      2012                                              2,818        2,818
                                                   -----------  -----------
                                                     $113,488     $115,380
                                                   ===========  ===========

    Separate Carryforwards (a)
      1998                                                 --           --         $144
      1999                                                 --           --          210
      2000                                            $12,397      $12,397           74
      2002                                              6,101        6,101           --
      2003                                              6,714       10,715           --
                                                   -----------  -----------  -----------
                                                      $25,212      $29,213         $428
                                                   ===========  ===========  ===========

    (a) These separate carryforwards can only be used against future income and tax liabilities of the company within the consolidated group which generated the carryforwards.

    In conjunction with the sale of the Fletcher refinery in 1993 as described in Note 12, unrestricted net operating loss carryforwards of $59,658 and separate net operating loss carryforwards of $23,983 pertaining to the Fletcher refinery were reattributed to Hondo Oil.

                          HONDO OIL & GAS COMPANY
                 NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                             September 30, 1997

                     (All Dollar Amounts in Thousands)


10) Contingent liabilities
    ----------------------

    The Company is involved in a number of legal and administrative proceedings incident to the ordinary course of its business. In the opinion of management, any liability to the Company relative to the various proceedings will not have a material adverse effect on the Company's operations or financial condition.

    The Company is subject to various environmental laws and regulations of the United States and Colombia. As is the case with other companies engaged in similar industries, the Company faces exposure from actual or potential claims and lawsuits involving environmental matters. These matters may involve alleged soil and water contamination and air pollution. The Company's policy is to accrue environmental and clean-up costs when it is probable that a liability has been incurred and the amount of the liability is reasonably estimable. However, future environmental related expenditures cannot be reasonably quantified in many circumstances due to the conjectural nature of remediation and clean-up cost estimates and methods, the imprecise and conflicting data regarding the characteristics of various types of waste, the number of other potentially responsible parties involved, and changing environmental laws and interpretations. Management believes the reduced scope of the Company's operations following the sale of the Company's domestic oil and gas properties and the Fletcher refinery have significantly reduced the Company's potential exposure to environmental liability, including potential Superfund claims against Fletcher, which liability, in the opinion of management, is not material.

51

                          HONDO OIL & GAS COMPANY
                 NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                             September 30, 1997

                     (All Dollar Amounts in Thousands)


11) Segment information
    -------------------

    The Company's operations are concentrated in one industry segment, the exploration for and production of reserves of oil and natural gas. Since 1992, the Company's continuing activities have been limited to exploration for oil and gas reserves located in Colombia. The Company has no foreign sales and no export sales in the reported periods, but has begun producing its reserves in fiscal 1998. The Company currently has two contracts for the sale of its production in place. These two customers, Ecopetrol and Termosantander (an affiliate of Amoco Corporation separate from the Company's partner in Opon), will comprise 100% of the Company's revenue. Information segregating the Company's continuing domestic and foreign operations is as follows:




<HEADING>
                                                            For the years ended
                                                   -------------------------------------
                                                               September 30,
                                                      1997         1996         1995
                                                   -----------  -----------  -----------
    Sales and operating revenue:
      United States                                        $1           $2          $23
      Foreign                                               3           --           --
                                                   -----------  -----------  -----------
                                                           $4           $2          $23
                                                   ===========  ===========  ===========

    Operating profit (loss):
      United States                                     $(406)        $(45)       $(140)
      Foreign                                          (2,419)      (4,511)        (326)
                                                   -----------  -----------  -----------
      Operating loss                                   (2,825)      (4,556)        (466)
      Loss on sale of assets                               --           (6)          --
      Interest expense                                 (6,222)      (5,009)      (4,680)
      Corporate expense and other                      (1,743)      (1,781)      (1,697)
                                                   -----------  -----------  -----------
      Loss from continuing operations
        before income taxes                          $(10,790)    $(11,352)     $(6,843)
                                                   ===========  ===========  ===========

    Identifiable assets:
      United States                                    $3,247       $2,973       $5,645
      Foreign                                          41,683       21,567       12,753
                                                   -----------  -----------  -----------
                                                      $44,930      $24,540      $18,398
                                                   ===========  ===========  ===========








                                    52

                          HONDO OIL & GAS COMPANY
                 NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                             September 30, 1997

                     (All Dollar Amounts in Thousands)


12) Discontinued Operations
    -----------------------

    In 1991, the Company adopted plans of disposal for its refining and marketing and real estate segments. A summary, by segment, of the results of discontinued operations is as follows:

<HEADING>
                                                            For the years ended
                                                   -------------------------------------
                                                               September 30,
                                                      1997         1996         1995
                                                   -----------  -----------  -----------
    Refining and marketing                            $(1,200)       $(400)       $(650)
    Real estate                                          (400)        (900)      (4,300)
    Income tax expense (benefit)                           --           --           --
                                                   -----------  -----------  -----------
                                                      $(1,600)     $(1,300)     $(4,950)
                                                   ===========  ===========  ===========

    Per share                                          $(0.12)      $(0.10)      $(0.37)
                                                   ===========  ===========  ===========

    In September 1993, the Company executed an agreement for the sale of its Fletcher refinery and its asphalt terminal in Hilo, Hawaii. These assets represented the material portion of the Company's refining and marketing segment. Loss provisions pertaining to the refining and marketing segment of $1,200, $400 and $650 have been required in 1997, 1996 and 1995 for reasons described below.

    The agreement for the sale of Fletcher included a provision allowing the Company to share in the proceeds from the sale of certain components of the refinery equipment which the buyer planned to sell. Based on estimates of a broker of used refinery equipment, the Company recorded $1,000 as the estimated realizable value at the time of the transaction. The buyer and the Company have not succeeded in selling this equipment. In September 1994, the Company reduced the carrying value of the receivable by $600 on the basis of an offer from the buyer for the Company's share of equipment sale proceeds. In September 1996, the Company wrote off the remaining receivable of $400 as uncollectible.














                                    53

                          HONDO OIL & GAS COMPANY
                 NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                             September 30, 1997

                     (All Dollar Amounts in Thousands)


12) Discontinued Operations (continued)
    -----------------------------------

    In the agreement for the sale of the Fletcher refinery, the Company indemnified the buyer as to liabilities in excess of $300 for certain federal and state excise taxes arising from periods prior to the sale. Fletcher notified the Company in July 1994 that an audit for California Motor Vehicle Fuels Tax was underway and a preliminary review by then Fletcher employees indicated that a significant liability might exist. The Company retained a consultant to evaluate the contingent liability. In September 1994, the Company accrued $1,400 as a result of the consultant's evaluation. An additional $650 was accrued in September 1995, primarily because of increases in the estimated amounts of penalties and interest which could be due. The State of California issued a preliminary report in June 1996 which concluded taxes and penalties of $10,820 were due as a result of the audit. The State of California issued a Notice of Determination in July 1997 reducing the taxes and penalties due to $5,740. Assessed amounts are subject to a process of appeal and further adjustment, which remedies are still being pursued. The buyer notified the Company that it claims indemnity in this matter and in January 1997 filed suit in Superior Court, Los Angeles, California for a declaratory judgment enforcing the indemnity and for other relief. The Company accrued an additional $1,200 in September 1997. The Company has accrued its best estimate of the ultimate liability and believes this is sufficient to provide for the amount that will ultimately be paid based on the information available.

    In 1989, the Company permanently suspended operations at its Newhall refinery because of expectations of continued operating losses. The Company reclassified the cost of Newhall's dismantled properties to the real estate segment. All costs incurred subsequent to 1989 have been charged against previously established loss provisions. In 1993, the Company suspended execution of a development plan for the property, now referred to as Valley Gateway, which included dismantling the refinery, effecting environmental remediation of the land and further developing the land to a condition where it could be sold as land ready for construction. This decision was made as a result of continued declines in the local real estate market and the Company's limited cash resources. Management believed that a sale of the property in its present condition with existing entitlements was the best course of action. The Company has conducted an environmental assessment of the refinery site and a remediation plan for the site has been submitted to the Regional Water Quality Control Board and has received staff approval. The Company estimates that $2.0 million would be incurred in executing the approved remediation plan; however, the Company expects to sell the property without incurring these costs by reducing the purchase price. The Company's estimate of the net realizable value of this property has been reduced by estimated remediation costs in determining the carrying value of the property and therefore the remediation costs will not affect future results of operations.

    In addition to the Valley Gateway property, the Company owns the 11 acre Via Verde Bluffs property, carried at $2,580 and $2,548 at September 30, 1997 and 1996, respectively. Both properties have been listed with brokers since 1994.




                                    54

                          HONDO OIL & GAS COMPANY
                 NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                             September 30, 1997

                     (All Dollar Amounts in Thousands)


12) Discontinued Operations (continued)
    -----------------------------------

    In 1995 the carrying value of the real estate was reduced by $4,300 as a result of depressed demand in the local market, sale negotiations, and the timing of possible sales. In September 1996, the Company revised its estimate of the realizable value of the Valley Gateway property to zero, resulting in an additional loss provision of $900. This decision was made following three years of unsuccessful efforts to sell the property in its present state and little interest from potential buyers. In September 1997, the Company provided for an additional carrying costs of $400. Management believes it can dispose of the property and any associated liabilities for little or no additional cost.

    Changes in the balance of real estate are as follows:

                                                        September 30,
                                                      1997         1996
                                                   -----------  -----------

    Beginning balance                                  $2,202       $2,978
      Development and dismantlement costs                  --           --
      Valuation provisions established                   (400)        (900)
      Valuation provisions used                           335          124
                                                   -----------  -----------
    Ending balance                                     $2,137       $2,202
                                                   ===========  ===========

    Remaining acres                                       116          116
                                                   ===========  ===========

    Interest expense included in the losses from discontinued operations pertains only to debt directly attributable to the discontinued segments. Allocations of interest to the real estate operations were $240, $262 and $274 for 1997, 1996 and 1995, respectively.


                                  55

                          HONDO OIL & GAS COMPANY
           SUPPLEMENTARY INFORMATION ABOUT OIL AND GAS PRODUCING
                    ACTIVITIES AND RESERVES (UNAUDITED)
                             September 30, 1997

                     (All Dollar Amounts in Thousands)

The following supplemental information regarding the oil and gas activities of Hondo Oil is presented pursuant to the disclosure requirements promulgated by the Securities and Exchange Commission ("SEC") and Statement of Financial Accounting Standards ("SFAS") No. 69, "Disclosures About Oil and Gas Producing Activities." Estimated Reserve Quantities and the Standardized Measure of Discounted Future Net Cash Flows Relating to Proved Reserves are presented on the basis of reserve reports prepared by Netherland, Sewell & Associates. Information regarding capitalized costs relating to oil and gas producing activities and costs incurred for property acquisition, exploration, and development activities are included in Note 3 to the consolidated financial statements. SEC rules restrict the disclosure of reserves to proved reserves. Proved reserves are estimated quantities of crude oil, condensate, natural gas, and natural gas liquids which geological and engineering data demonstrate with reasonable certainty to be recoverable in future years from known reservoirs under existing economic and operating conditions. Proved reserves do not include hydrocarbons the recovery of which is subject to reasonable doubt because of uncertainty as to economic factors.

During fiscal 1996, three contracts covering the sale of natural gas, the sale of condensate and natural gas liquids, and the processing of the gas stream were executed with the Colombian national oil company, Ecopetrol. These provide for (i) the sale of 100 million cubic feet of natural gas per day for the life of the concession (July 2015) at the regulated price determined semi-annually by a formula based upon the average price received by Ecopetrol for exported fuel oil during the prior two six-month periods; (ii) the sale of condensate and natural gas liquids at market-related and market-indexed prices; and (iii) the processing of the gas stream at Ecopetrol's El Centro gas processing plant for a fee of $0.20 per thousand cubic feet of gas. In March 1997, a contract was executed for the sale of up to 60 million cubic feet of natural gas per day to an electric generation facility being constructed adjacent to the concession. The contract has not and will not become effective until the sellers determine that there are sufficient reserves to supply natural gas to the purchaser for the life of the contract. An interim one-year agreement has recently been executed to allow deliveries of available gas.

The Company successfully completed drilling of a second well in Colombia in September 1995 and commenced construction of a pipeline and related wellhead facilities for production and transportation of the discovered natural gas and related liquids. Following execution of the first contract described above, the Company reported proved reserves for the first time in it's 1996 Annual Report.

A third well was drilled during fiscal 1997. In April and May 1997, several mechanical problems were encountered during the completion and testing of the third well. Further work on the well has been suspended until a plan has been finalized. Construction of the pipeline and wellhead facilities is complete and production commenced in December 1997. A fourth well is presently being drilled and is expected to be completed in the spring of 1998.




                                    56

                          HONDO OIL & GAS COMPANY
           SUPPLEMENTARY INFORMATION ABOUT OIL AND GAS PRODUCING
                    ACTIVITIES AND RESERVES (UNAUDITED)
                             September 30, 1997

                     (All Dollar Amounts in Thousands)


Assumptions used in determining proved reserves and future net cash flows are:

- Condensate and natural gas liquid reserves produced in association with the natural gas are a function of the natural gas reserves.
- The Company's share of reserves and future net cash flows is 15.444375%, subject to a royalty of 20% payable to the Colombian government.
- Prices of $18.64 and $21.31 per barrel of condensate and natural gas liquids and $1.09 and $1.20 per million British Thermal Units of natural gas are used in the cash flow projections for September 30, 1997 and 1996, respectively. These prices were determined in accordance with the terms of the executed sales contract described above. Both prices are held constant through the life of the properties. Production costs and capital costs were projected at current price levels.
- Pipeline capital and operating costs are not included in the cash flow projections because these costs will be recovered through pipeline tariffs.


Estimated Reserve Quantities
----------------------------

Proved reserves are estimated quantities of crude oil, condensate, natural gas, and natural gas liquids which geological and engineering data demonstrate with reasonable certainty to be recoverable in future years from known reservoirs under existing economic and operating conditions. Proved developed reserves are those proved reserves that can be expected to be recovered through existing wells with existing equipment and operating methods.

Estimates of oil and gas proved reserves and production, all located in Colombia, are as follows:
                                                     Oil (a)        Gas
                                                     (MBBLS)      (MMCF)
                                                   -----------  -----------
Proved reserves, October 1, 1995                           --           --
  Revisions in previous estimates                          --           --
  Extensions, discoveries and purchases                 2,337       61,561
                                                   -----------  -----------
Proved reserves, September 30, 1996                     2,337       61,561

  Revisions in previous estimates                        (394)      (9,085)
                                                   -----------  -----------
Proved reserves, September 30, 1997                     1,943       52,476
                                                   ===========  ===========

  (a) All condensate and natural gas liquids.

As of September 30, 1997, 671 mbbls and 18,176 mmcf of the above reserves were classified as proved developed. None of the 1996 reserves were classified as proved developed.

A new interpretation (by the reserve engineers) of the reservoir limits after the drilling of the third well was the primary reason for a downward revision of the proved reserves for fiscal 1997.




                                    57

                          HONDO OIL & GAS COMPANY
           SUPPLEMENTARY INFORMATION ABOUT OIL AND GAS PRODUCING
                    ACTIVITIES AND RESERVES (UNAUDITED)
                             September 30, 1997

                     (All Dollar Amounts in Thousands)


Standardized Measure of Discounted Future Net Cash Flows Relating to Proved
---------------------------------------------------------------------------
Reserves
--------

The following table sets forth the computation of the standardized measure of discounted future cash flows relating to proved reserves. The standardized measure is the estimated future cash inflows from proved reserves less estimated future production and development costs, estimated future income taxes and a discount factor. Future cash inflows represent expected revenues from the production of proved reserves based on prices in existence at the fiscal year end. Escalation based on inflation, regulatory changes and supply and demand are not considered. Estimated future production and development costs related to future production of reserves are based on historical information, as available, and estimates drawn from similar gas fields in other locations. Such costs include, but are not limited to, production, drilling development wells and installation of production facilities. Inflation and other anticipatory costs are not considered until the actual cost change takes effect. Estimated future income tax expenses are computed using tax rates legislated in Colombia. Consideration is given to the effects of permanent differences, utilization of net operating loss carryforwards, tax credits and allowances. A discount rate of 10% is applied to the annual future net cash flows after income taxes.

The methodology and assumptions used in calculating the standardized measure are those required by SFAS NO. 69. It is not intended to be representative of the fair market value of proved reserves. The valuations of revenues and costs do not necessarily reflect the amounts to be received or expended by the Company. In addition to the valuations used, numerous other factors are considered in evaluating known and prospective oil and gas reserves.

                                                      For the years ended
                                                   ------------------------
                                                        September 30,
                                                      1997         1996
                                                   -----------  -----------

Future cash inflows                                   $96,223     $126,564
Future production costs                               (40,239)     (33,934)
Future development costs                              (27,028)     (36,063)
Future income tax expenses                                 --      (14,843)
                                                   -----------  -----------
  Net future cash flows                                28,956       41,724
10% annual discount for estimated timing
  of cash flows                                       (12,942)     (22,071)
                                                   -----------  -----------
Standardized measure of discounted
  future net cash flows                               $16,014      $19,653
                                                   ===========  ===========



                                    58

                          HONDO OIL & GAS COMPANY
           SUPPLEMENTARY INFORMATION ABOUT OIL AND GAS PRODUCING
                    ACTIVITIES AND RESERVES (UNAUDITED)
                             September 30, 1997

                     (All Dollar Amounts in Thousands)


Standardized Measure of Discounted Future Net Cash Flows Relating to Proved
---------------------------------------------------------------------------
Reserves (continued)
--------------------

The principal sources of changes in the standardized measure of discounted future cash flows between September 30, 1997 and 1996 are as follows:

Net change due to changes in prices and production
  costs                                              $(12,532)
Net change due to revisions in quantity estimates (5,530) Previously estimated development costs incurred
  during the period                                    11,056
Changes in estimated future development costs          (1,324)
Net change in income taxes                              6,991
Accretion of discount                                   1,965
Other                                                  (4,265)
                                                   -----------

                                                      $(3,639)
                                                   ===========


Results of Operations for Oil and Gas Producing Activities
----------------------------------------------------------

The following table sets forth the results of operations from oil and gas producing and exploration activities. Income tax expense was computed using the statutory tax rate for the period adjusted for utilization of net operating loss carryforwards, permanent differences, tax credits and allowances.


<HEADING>                                                   For the years ended
                                                   -------------------------------------
                                                               September 30,
                                                      1997         1996         1995
                                                   -----------  -----------  -----------
Revenues                                                   $4           $2          $23
Production costs                                       (2,758)      (2,745)        (166)
Exploration expenses                                      (27)      (1,769)        (169)
Depreciation, depletion and amortization                   --           --           --
                                                   -----------  -----------  -----------
                                                       (2,781)      (4,512)        (312)
Income tax benefit                                     (1,102)      (1,787)        (124)
                                                   -----------  -----------  -----------
Results of operations from exploration
  and production activities (excluding
  corporate overhead and interest)                    $(1,679)     $(2,725)       $(188)
                                                   ===========  ===========  ===========





                                    59

                                       HONDO OIL & GAS COMPANY
                           Schedule II - VALUATION AND QUALIFYING ACCOUNTS
                                          September 30, 1997

                                  (All Dollar Amounts in Thousands)


<HEADING>
                                                                 Additions
                                                   Balance at   charged to                  Balance
                                                    beginning    costs and                  at end
                                                    of period    expenses    Write-offs    of period
                                                   -----------  -----------  -----------  -----------
Allowance for doubtful receivables:
Continuing operations:
  1997                                                   $332          $--        $(288)         $44
                                                   ===========  ===========  ===========  ===========
  1996                                                   $399           $4         $(71)        $332
                                                   ===========  ===========  ===========  ===========
  1995                                                   $399          $--          $--         $399
                                                   ===========  ===========  ===========  ===========







                                                 60

Item 9. CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE

None


                                  PART III

Item 10. DIRECTORS AND EXECUTIVE OFFICERS OF THE REGISTRANT

The information required by this item will be contained in the Company's Proxy Statement to be filed within 120 days after fiscal year end and is incorporated herein by reference.

Item 11. EXECUTIVE COMPENSATION

The information required by this item will be contained in the Company's Proxy Statement to be filed within 120 days after fiscal year end and is incorporated herein by reference.

Item 12. SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The information required by this item will be contained in the Company's Proxy Statement to be filed within 120 days after fiscal year end and is incorporated herein by reference.

Item 13. CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

The information required by this item will be contained in the Company's Proxy Statement to be filed within 120 days after fiscal year end and is incorporated herein by reference.

                                  PART IV

Item 14. EXHIBITS, FINANCIAL STATEMENT SCHEDULES AND REPORTS ON FORM 8-K

(a) (1) Financial Statements: See the Index to Financial Statements in Item 8 hereof.

    (2) Financial Statement Schedules:                   Page

        II.  Valuation and Qualifying Accounts              60

        Schedules other than those listed above are omitted because they are not required or not applicable, or because the information required in a schedule is otherwise included in the Notes to Consolidated Financial Statements.

    (3) Exhibits filed with this report:  See Item (c) below.

(b) Reports on Form 8-K:

    The Company filed no reports on Form 8-K during the quarter ended September 30, 1997.

(c) Exhibits: See Exhibit Index on page 63 for exhibits required by
    Item 601 of Regulation S-K.

(d) Financial statement schedules required by Regulation S-X which are excluded from the annual report to shareholders by Rule
    14a-3 (b)(1): See Item (a)(2) above.



                                    61

                                 SIGNATURES

Pursuant to the requirements of Section 13 or 15(d) of the Securities and Exchange Act of 1934, the registrant has duly caused this report on Form 10-K for the year ended September 30, 1997 to be signed on its behalf by the undersigned, thereunto duly authorized.

                                      HONDO OIL & GAS COMPANY

Date: December 23, 1997             By/s/ Stanton J. Urquhart
                                      ------------------------
                                      Stanton J. Urquhart
                                      Vice President

Pursuant to the requirements of the Securities Exchange Act of 1934, this report on Form 10-K for the year ended September 30, 1997 has been signed below by the following persons on behalf of the registrant in the capacities and on the dates indicated.

<HEADING>
       Signature                                Title                             Date
-----------------------               --------------------------           -----------------
/s/ John J. Hoey                      President, Chief Executive           December 23, 1997
-----------------------               Officer, and Director
JOHN J. HOEY


/s/ Douglas G. McNair                 Director                             December 23, 1997
-----------------------
DOUGLAS G. MCNAIR


/s/ Nicholas J. Morrell               Director                             December 23, 1997
-----------------------
Nicholas J. Morrell


/s/ John F. Price                     Director                             December 23, 1997
-----------------------
JOHN F. PRICE


/s/ Robert K. Steer                   Director                             December 23, 1997
-----------------------
ROBERT K. STEER


/s/ R.E. Whitten                      Director                             December 23, 1997
-----------------------
R.E. WHITTEN


/s/ Stanton J. Urquhart               Vice President, Principal            December 23, 1997
-----------------------               Financial and Principal
STANTON J. URQUHART                   Accounting Officer




                                        62

                               EXHIBIT INDEX


Exhibit
Number  Subject
------- ---------------------------------------------------------------------

   3.1  Restated Certificate of Incorporation.

   3.2  Bylaws, as amended on September 5, 1995.

* 4.1 Documents relating to the $1 million principal amount of California Pollution Control Authority, 7 1/2% Industrial Development Revenue Bonds (Newhall Refining Co., Inc. Project) including Installment Sale Agreement and Indenture of Trust.

* 4.2 Documents relating to the $5 million principal amount of California Pollution Control Financing Authority Pollution Control Revenue Bonds (Newhall Refining Co., Inc. Project), including Pollution Control Facilities Lease Agreement, Indenture, U.S. Small Business Administration Pollution Control Facility Payment Guaranty and Reimbursement Agreement.

* 10.1 Note Purchase Agreement and Letter Agreement dated November 28, 1988, between the Company and Thamesedge, Ltd.

* 10.2 Letter Agreement dated December 18, 1992, between the Company and Thamesedge, Ltd., amending Note Purchase Agreement (Exhibit 10.1, above).

* 10.3 Loan Agreement dated December 20, 1991, by and between Hondo Oil & Gas Company and Lonrho Plc, including the Promissory Notes and Letter Agreement related thereto.

* 10.4 Letter Agreement dated December 18, 1992, between the Company and Lonrho Plc, amending Loan Agreement (Exhibit 10.3, above).

* 10.5 Net Profits Share Agreement dated December 18, 1992, among the Company, Lonrho Plc, Thamesedge, Ltd.

**10.6 Note Dated April 30, 1993, for $3,000,000, from Via Verde Development Company to Lonrho Plc; Guaranty of the Company (incorporated by reference to Exhibit 19.1 to the Company's Quarterly Report on Form 10-Q for the quarter ended March 31, 1993, filed with the Securities and Exchange Commission on May 17, 1993).

**10.7 Note dated June 25, 1993 for $4,000,000 from the Company to Lonrho Plc; Letter Agreement relating to same (incorporated by reference to Exhibit 10.7 to the Company's Annual Report on Form 10-K for the fiscal year ended September 30, 1993, filed with the Securities and Exchange Commission on December 28, 1993).

**10.8 Letter Agreement dated December 17, 1993, by and among the Company, Via Verde Development Company, Newhall Refining Co., Inc., Lonrho Plc and Thamesedge Ltd. and Note Amendments, amending prior loan agreements and notes (Exhibits 10.1 through 10.7, above),(incorporated by reference to Exhibit 10.8 to the Company's Annual Report on Form 10-K for the fiscal year ended September 30, 1993, filed with the Securities and Exchange Commission on December 28, 1993).





                                    63

                         EXHIBIT INDEX (continued)


Exhibit
Number  Subject
------- ---------------------------------------------------------------------

**10.9 Letter Agreement dated November 10, 1994, by and among the Company, Via Verde Development Company, Newhall Refining Co., Inc., Lonrho Plc and Thamesedge Ltd. and Note Amendments (excluding Exhibit E to the Letter Agreement filed as Exhibit 10.10, below) amending prior loan agreements and notes (Exhibits 10.1 through 10.8, above),(incorporated by reference to Exhibit 10.1 to the Company's Current Report on Form 8-K dated November 29, 1994, filed with the Securities and Exchange Commission on November 29, 1994).

**10.10 Promissory Note dated October 31, 1994, in the original principal amount of $5,000,000, from the Company to Lonrho Plc (additional loan facility),(incorporated by reference to Exhibit 10.2 to the Company's Report on Form 8-K dated November 29, 1994, filed with the Securities and Exchange Commission on November 29, 1994).

**10.11 Letter Agreement dated December 22, 1995, by and among the Company,
        Via Verde Development Company, Newhall Refining Co., Inc., Lonrho Plc and Thamesedge Ltd. and Note Amendments amending prior loan agreements and notes (Exhibits 10.1 through 10.10, above),(incorporated by reference to Exhibit 10.11 to the Company's Annual Report on Form 10-K for the year ended September 30, 1995, filed with the Securities and Exchange Commission on December 28, 1995).

**10.12 Letter Agreement dated December 13, 1996, by and among the Company,
        Via Verde Development Company, Newhall Refining Co., Inc., and Thamesedge Ltd. and Note Amendments amending prior loan agreements and notes (Exhibits 10.1 through 10.11, above), (incorporated by reference to Exhibit 10.15 to the Company's Annual Report on Form 10-K for the year ended September 30, 1996, filed with the Securities and Exchange Commission on December 30, 1996).

**10.13 Security Interest Agreement dated as of May 13, 1997 by and between the Company, Thamesedge Ltd., Folio Trust Company Limited and Folio Nominees Limited, (incorporated by reference to Exhibit 10.1 to the Company's Quarterly Report on Form 10-Q for the period ended June 30, 1997, filed with the Securities and Exchange Commission on August 14,
        1997).

**10.14 Amended and Restated Revolving Credit Agreement dated as of July 2,
        1997 by and between the Company and Thamesedge Ltd., (incorporated by reference to Exhibit 10.2 to the Company's Quarterly Report on Form 10-Q for the period ended June 30, 1997, filed with the Securities and Exchange Commission on August 14, 1997).

**10.15 Promissory Note for $20,500,000 dated as of July 2, 1997 from the
        Company to Thamesedge Ltd. delivered pursuant to the Amended and Restated Revolving Credit Agreement (Exhibit 10.14, above), (incorporated by reference to Exhibit 10.3 to the Company's Quarterly Report on Form 10-Q for the period ended June 30, 1997, filed with the Securities and Exchange Commission on August 14, 1997).

**10.16 Guaranty dated as of July 2, 1997 of Hondo Magdalena Oil & Gas Limited
        to Thamesedge Ltd. guaranteeing the obligations of the Company under the Amended and Restated Revolving Credit Agreement (Exhibit 10.14, above), (incorporated by reference to Exhibit 10.4 to the Company's Quarterly Report on Form 10-Q for the period ended June 30, 1997, filed with the Securities and Exchange Commission on August 14, 1997).
                                    64

                         EXHIBIT INDEX (continued)


Exhibit
Number  Subject
------- ---------------------------------------------------------------------

  10.17 Letter Agreement dated December 18, 1997, by and among the Company, Via Verde Development Company, Newhall Refining Co., Inc., and Lonrho Australian Land & General Property Company Limited and Note Amendments amending prior loan agreements and notes (Exhibits 10.1 through 10.15, above).

* 10.18 Employee Capital Appreciation Savings Plan, effective January 1, 1985.

* 10.19 Form of Indemnity Agreement between Pauley and its directors and officers, approved January 27, 1987.

* 10.20 Opon Association Contract (translation) dated July 15, 1987, between Ecopetrol and Opon Development Company, excluding exhibits and attachments.

**10.21 Farmout Agreement dated August 9, 1993, among Hondo Magdalena Oil &
        Gas Limited, Opon Development Company and Amoco Colombia Petroleum Company, excluding exhibits (incorporated by reference to Exhibit 19.1 to the Company's Quarterly Report on Form 10-Q for the quarter ended June 30, 1993, filed with the Securities and Exchange Commission on August 16, 1993).

**10.22 New Operating Agreement dated as of August 9, 1993, among Hondo
        Magdalena Oil & Gas Limited, Amoco Colombia Petroleum Company, and Opon Development Company (incorporated by reference to Exhibit 10.15 to the Company's Annual Report on Form 10-K for the fiscal year ended September 30, 1993, filed with Securities and Exchange Commission on December 28, 1993).

**10.23 Stock and Asset Purchase Agreement dated September 15, 1993, between
        Signal Oil & Refining Company, Inc. and the Company and Pauley Pacific Inc., excluding exhibits (incorporated by reference to Exhibit 99.1 to the Company's Current Report on Form 8- K dated October 12, 1993, filed with the Securities and Exchange Commission on October 12,
        1993).

**10.24 Letter Agreement dated February 2, 1994 between the Company and the
        City of Long Beach, excluding exhibits (incorporated by reference to Exhibit 10.1 to the Company's Quarterly Report on Form 10-Q for the quarter ended December 31, 1993, filed with the Securities and Exchange Commission on February 14, 1994).

**10.25 Amendment to Letter Agreement dated November 26, 1996 between the
        Company and the City of Long Beach, excluding exhibits, (incorporated by reference to Exhibit 10.23 to the Company's Annual Report on Form 10-K for the year ended September 30, 1996, filed with the Securities and Exchange Commission on December 30, 1996).

**10.26 Hondo Oil & Gas Company 1993 Stock Incentive Plan as amended, excluding exhibits (incorporated by reference to Exhibit A to the Company's Proxy Statement on Schedule 14A filed with the Securities and Exchange Commission on February 10, 1997).





                                    65

                         EXHIBIT INDEX (continued)


Exhibit
Number  Subject
------- ---------------------------------------------------------------------

**10.27 Funding Agreement for Tier 1 Development Project dated May 5, 1995, among Hondo Magdalena Oil & Gas Limited, Amoco Colombia Petroleum Company and Opon Development Company, excluding exhibits (except exhibit A) (incorporated by reference to Exhibit 10.1 to the Company's Quarterly Report on Form 10-Q for the quarter ended June 30, 1995, filed with the Securities and Exchange Commission on July 28, 1995).

  21    Subsidiaries of the Company.

  23    Consent of Ernst & Young LLP.

  27    Financial Data Schedules.





--------------------------------------

* These exhibits, previously incorporated by reference to the Company's reports under file number 1-8979, have now been on file with the Commission for more than 5 years and are not filed with this Annual Report. The Company agrees to furnish these documents to the Commission upon request.

**  Incorporated by reference

                                                        EX-3.1


                         RESTATED CERTIFICATE OF INCORPORATION OF
                                 HONDO OIL & GAS COMPANY


       Hondo Oil & Gas Company, a corporation organized and existing under the laws of the State of Delaware, hereby certifies as follows:

       1. The name of corporation is Hondo Oil & Gas Company and the name under which the corporation was originally incorporated is Pauley Petroleum Inc. The date of filing of its original Certificate of Incorporation was June 2, 1958.

       2. This Restated Certificate of Incorporation only restates and integrates and does not further amend the provisions of the Certificate of Incorporation of this corporation as heretofore amended or supplemented; there is no discrepancy between those provisions and the provisions of this Restated Certificate of Incorporation. The restatement of the articles of incorporation does not contain an amendment of the articles of incorporation that requires shareholder approval.

       3. The text of the Certificate of Incorporation as amended or supplemented heretofore is hereby restated, without further amendments or changes, to read as set forth in Exhibit A hereto.

       4. This Restated Certificate of Incorporation was duly adopted by the Board of Directors of the corporation in accordance with Section 245 of the Delaware General Corporation Law.

       Dated: November 10, 1994      Hondo Oil & Gas Company

                                     By:/s/ John J. Hoey
                                        --------------------------
                                          John J. Hoey
                                          President and Chief Executive Officer


                                     By:/s/ C.B. McDaniel
                                        ---------------------------
                                          C.B. McDaniel
                                          Secretary


1




                                        Exhibit A

                                         RESTATED

                               CERTIFICATE OF INCORPORATION

                                            OF

                                 HONDO OIL & GAS COMPANY


       FIRST:  The name of the corporation is Hondo Oil & Gas Company.

       SECOND: Its principal office in the State of Delaware is located at Corporation Trust Center, 1209 Orange Street, Wilmington, Delaware 19801. The name and address of its resident agent is The Corporation Trust Company, Corporation Trust Center, 1209 Orange Street, Wilmington, Delaware 19801.

       THIRD: The nature of the business, or objects or purposes to be transacted, promoted or carried on are:

                 To purchase, or otherwise acquire or invest in, own, mortgage, pledge, sell, assign, transfer, or otherwise dispose of, in whole or in part, oil, gas and mineral leases; oil, gas and mineral concessions, rights or interests granted or created by any government or any subdivision thereof; oil, gas and mineral rights; any interest of any type in any of the foregoing, including expressly interests known as oil payments, gas payments and production payments; fee lands; mineral interests in lands; mining claims; applications or options to acquire oil, gas or mineral leases, concessions or rights; royalty interests; overriding royalty interests; net profits interests and any other interest in lands or any rights or interests created by contract or otherwise which entitle the owner or owners thereof to participate in any way in, or obtain any advantage from, the production or sale of oil, gas or other minerals.

                 To operate, maintain, improve and develop oil, gas or other mineral properties, to explore for oil, gas or other minerals by any means, including the drilling of wells for such purposes, and to purchase and sell oil, gas or other minerals and all products and by-products thereof.

                 To enter into, maintain, operate or carry on in any or all of its branches the business of exploring for, producing, developing, mining, processing, refining, treating, handling, marketing or dealing in, petroleum, oil, natural gas, asphalt, bituminous rock and any and all other mineral and hydrocarbon substances, and any and all products or by-products which may be derived from such substances, or any of them; and for all or any of such purposes to acquire, own, lease, operate or otherwise deal in or with oil or gas wells, tanks, storage facilities, gathering systems, pipelines, processing plants, mines, refineries, smelters, crushers, mills, wharves, watercraft, aircraft, tank cars, communication systems, machinery, equipment and any and all other kinds and types of real or personal property that may in anywise be deemed necessary, convenient or advisable in connection with the carrying on of such business or any branch thereof.

                 To acquire, own, store, transport, buy and sell salt brine and other mineral solutions and sand and clay for the manufacture and sale of clay products.

                 To buy, exchange, contract for, lease, and in any and all
            other ways, acquire, take, hold and own, and to deal in, sell, mortgage, lease or otherwise dispose of real property, and rights and interests in and to real property, and to manage, operate, maintain, improve, and develop the same.

                 To manufacture, purchase or otherwise acquire, invest in, own, mortgage, pledge, sell, assign and transfer or otherwise dispose of, trade, deal in and deal with machinery, equipment, pipe, appliances, building materials, goods, wares and merchandise and personal property of every class and description.

                 To acquire, and pay for in cash, stock, or bonds of the
            corporation or otherwise, the good will, rights, assets and property, and to undertake or assume the whole or any part of the obligations or liabilities, of any person, firm, association or corporation.

                 To acquire, hold, use, sell, assign, lease, grant licenses in respect of, mortgage or otherwise dispose of letters patent of the United States or any foreign country, patent rights, licenses and privileges, inventions, improvements and processes, copyrights, trademarks and trade-names, relating to or useful in connection with any business of this corporation.

                 To acquire by purchase, subscription or otherwise, and to
            receive, hold, own, guarantee, sell, assign, exchange, transfer, mortgage, pledge or otherwise dispose of or deal in or with any of the shares of capital stock, or any voting trust certificates in respect of shares of capital stock, or any scrip, warrants, rights, bonds, debentures, notes, trust receipts, obligations, evidences of indebtedness or interest or other securities or choses in action, issued or created by any corporations, joint stock companies, syndicates, associations, firms, trusts or persons, public or private, or by the government of the United States of America, or by any foreign government, or by any state, territory, province, municipality or other political subdivision or by any governmental agency, and as owner thereof to possess and exercise all the rights, powers and privileges of ownership, including the right to execute consents and vote thereon, and to do any and all acts and things necessary or advisable for the preservation, protection, improvement and enhancement in value thereof.

                 To enter into, make and perform contracts of every kind and description with any person, firm, association, corporation, municipality, county, state, body politic or government or colony or dependency thereof.

                 To borrow or raise moneys for any of the purposes of the
            corporation and, from time to time, without limit as to amount, to draw, make, accept, endorse, execute and issue promissory notes, drafts, bills of exchange, warrants, bonds, debentures and other negotiable or non-negotiable instruments and evidences of indebtedness, and to secure the payment of any thereof and of the interest thereon by mortgage upon or pledge, conveyance or assignment in trust of the whole or any part of the property of the corporation, whether at the time owned or thereafter acquired, or by assignment of the proceeds, applicable to the corporation's interest, in any and all oil, gas and other hydrocarbons or minerals produced from any properties in which the corporation may own any interest, or by assignment of any moneys owing or to be owing to the corporation, or otherwise and to sell, pledge or otherwise dispose of such bonds or other obligations of the corporation for its corporate purposes.

                 To buy, sell or otherwise deal in notes, open accounts, and other similar evidences of debt, or to loan money and take notes, open accounts, and other similar evidences of debt as collateral security therefor.

                 To purchase, hold, sell and transfer the shares of its own capital stock; provided it shall not use its funds or property for the purchase of its own shares of capital stock when such use would cause any impairment of its capital except as otherwise permitted by law, and provided further that shares of its own capital stock belonging to it shall not be voted upon directly or indirectly.

                 To have one or more offices, to carry on all or any of its operations and business and, without restriction or limit as to amount, to purchase or otherwise acquire, hold, own, mortgage, sell, convey or otherwise dispose of real and personal property of every class and description in any of the States, Districts, Territories or Colonies of the United States, and in any and all foreign countries, subject to the laws of such State, District, Territory, Colony or Country.

                 In general, to carry on any other business in connection with the foregoing, and to have and exercise all the powers conferred by the laws of Delaware upon corporations formed under the act hereinafter referred to, and to do any or all of the things hereinbefore set forth to the same extent as natural persons might or could do; provided, however, that nothing herein contained shall be deemed to authorize this corporation to carry on within the State of Delaware any public utility business.

                 The objects and purposes specified in the foregoing clauses shall, except where otherwise expressed, be in nowise limited or restricted by reference to, or inference from, the terms of any other clause in this certificate of incorporation, but the objects and purposes specified in each of the foregoing clauses of this article shall be regarded as independent objects and purposes.

       FOURTH: The total number of shares of all classes of stock which the corporation shall have authority to issue is forty million (40,000,000) shares, divided into ten million (10,000,000) shares of Preferred Stock, of the par value of one dollar ($1.00) per share (herein called "Preferred Stock"), and thirty million (30,000,000) shares of Common Stock, of the par value of one dollar per share (herein called "Common Stock").

            The following is a statement of the designations and the powers, preferences and rights, and the qualifications, limitations or restrictions thereof, of the classes of stock of the corporation:

                                            I.

                 1. The Preferred Stock may be issued in one or more series. The designations, powers, preferences and relative, participating, optional, and other special rights, and the qualifications, limitations and restrictions thereof, of the Preferred Stock of each series shall be such as are stated and expressed herein and to the extent not stated and expressed herein, shall be such as may be fixed by the Board of Directors (authority so to do being hereby expressly granted) and stated and expressed in a resolution or resolutions adopted by the Board of Directors providing for the issue of Preferred Stock of such series. Such resolution or resolutions shall (a) specify the series to which such Preferred Stock shall belong, (b) fix the dividend rate therefor, (c) fix the amount which the holders of the Preferred Stock of such series shall be entitled to be paid in the event of a voluntary or involuntary liquidation, dissolution or winding up of the corporation, (d) state whether or not the Preferred Stock of such series shall be redeemable and at what times and under what conditions and the amount or amounts payable thereon in the event of redemption; and may, in a manner not inconsistent with the provisions of this Article Fourth, (i) limit the number of shares of such series which may be issued, (ii) provide for a sinking fund for the purchase or redemption or a purchase fund for the purchase of shares of such series and the terms and provisions governing the operation of any such fund and the status as to reissuance of shares of Preferred Stock purchased or otherwise re-acquired or redeemed or retired through the operation thereof, (iii) grant voting rights to the holders of shares of such series, (iv) impose conditions or restrictions upon the creation of indebtedness of the corporation or upon the issue of additional Preferred Stock or other capital stock ranking equally therewith or prior thereto as to dividends or distributions of assets on liquidation, (v) impose conditions or restrictions upon the payment of dividends upon, or the making of other distributions to, or the redemption, purchase or acquisition of shares of capital stock ranking junior to the Preferred Stock as to dividends or distribution of assets upon liquidation (referred to in this Article Fourth as "junior stock"),
            (vi) grant to the holders of the Preferred Stock of such series the right to convert such stock into other shares of the corporation, and (vii) grant such other special rights to the holders of shares of such series as the directors may determine. The term "fixed for such series" and similar terms shall mean stated and expressed in this Article Fourth or in a resolution or resolutions adopted by the Board of Directors providing for the issue of Preferred Stock of the series referred to.

                 2. The holders of the Preferred Stock of the respective series shall be entitled to receive, when and as declared by the Board of Directors, out of any funds legally available therefor, cumulative preferential dividends in cash, at the rate per annum fixed for such series, and no more, payable quarter-yearly on the first days of February, May, August and November to stockholders of record on a date, not exceeding fifty days preceding each such dividend payment date fixed for the purpose by the Board of Directors in advance of payment of each particular dividend. Dividends on shares of the Preferred Stock shall accrue from the dividend payment date immediately preceding the date of issuance

            (unless the date of issuance shall be a dividend payment date, in which case they shall accrue from that date), or from such other date or dates as may be fixed by the Board of Directors for any series, and shall be cumulative.

                 3. Except as by law expressly provided and except as may be provided for any series of Preferred Stock by the resolution of the Board of Directors providing for the issuance thereof as herein permitted, the Preferred Stock shall have no right or power to vote on any question or in any proceeding or to be represented at or to receive notice of any meeting of stockholders.

                 4. Preferred Stock redeemed or otherwise retired by the corporation shall assume the status of authorized but unissued preferred stock and may thereafter, subject to the provisions of this Article Fourth and of any restrictions contained in any resolution of the Board of Directors providing for the issue of any particular series of Preferred Stock, be reissued in the same manner as other authorized but unissued Preferred Stock:

                                           II.

                 Subject to and on the conditions set forth in any resolution of the Board of Directors providing for the issuance of any particular series of Preferred Stock, and not otherwise, such dividends (payable in cash, stock or otherwise) as may be determined by the Board of Directors may be declared and paid on the Common Stock from time to time out of any funds legally available therefor.

                 The holders of the Common Stock shall be entitled to one vote for each share held at all meetings of the stockholders of the corporation.

       FIFTH: The minimum amount of capital with which the corporation will commence business is $1,000.

       SIXTH: The names and places of residence of the incorporators are as follows:

                    Names                     Residences

                 H. K. Webb               Wilmington, Delaware
                 H. C. Broadt             Wilmington, Delaware
                 A. D. Atwell             Wilmington, Delaware


       SEVENTH:  The corporation is to have perpetual existence.

       EIGHTH: The private property of the stockholders shall not be subject to the payment of corporate debts to any extent whatever.

       NINTH: No holder of stock of the corporation of any class authorized hereby or which may hereafter be authorized, or any series of any such class, shall as such holder and because of his ownership of such stock have any preemptive or other right to purchase or subscribe for any shares of stock of the corporation of any class, or of any series of any class, or for any notes, debentures, bonds, obligations or instruments which the corporation may issue or sell that are convertible into or exchangeable for or entitle the holders thereof to subscribe for or purchase any shares of stock of the corporation of any class, or of any series of any class. Any part of the stock of the corporation and any part of any notes, debentures, bonds, obligations, or instruments convertible into or carrying options or warrants to purchase stock of the corporation of any class authorized hereby, or which may hereafter be authorized, may at any time be issued, optioned for sale and sold or otherwise disposed of pursuant to resolutions of the Board of Directors to such persons, upon such terms and conditions and for such lawful consideration, as may to the Board of Directors seem proper and advisable, without first offering said stock or such other securities, or any part thereof, to any holders of stock of the corporation.

       TENTH: In furtherance and not in limitation of the powers conferred by statute, the Board of Directors is expressly authorized:

                 To make, alter or repeal the by-laws of the corporation.

                 To authorize and cause to be executed mortgages and liens upon the real and personal property of the corporation.

                 To set apart out of any of the funds of the corporation
            available for dividends a reserve or reserves for any proper purpose and to abolish any such reserve in the manner in which it was created.

                 By resolution or resolutions passed by a majority of the whole
            Board to designate one or more committees, each committee to consist of two or more of the directors of the corporation, which, to the extent provided in said resolution or resolutions or in the by-laws of the corporation, shall have and may exercise the powers of the Board of Directors in the management of the business and affairs of the corporation, and may have power to authorize the seal of the corporation to be affixed to all papers which may require it. Such committee or committees shall have such name or names as may be stated in the by-laws of the corporation or as may be determined from time to time by resolution adopted by the Board of Directors.

                 When and as authorized by the affirmative vote of the holders of a majority of the stock issued and outstanding having voting power given at a stockholders' meeting duly called for that purpose, or when authorized by the written consent of the holders of a majority of the voting stock issued and outstanding, to sell, lease or exchange all of the property and assets of the corporation, including its good will and its corporate franchises, upon such terms and conditions and for such consideration, which may be in whole or in part shares of stock in, and/or other securities of, any other corporation or corporations, as its Board of Directors shall deem expedient and for the best interests of the corporation.

       ELEVENTH: No contract or other transaction between the corporation and any other corporation shall be affected or invalidated by the fact that any one or more of the directors of this corporation is or are interested in or is or are a director or directors or officer or officers of such other corporation, and no contract or other transaction between the corporation and any other person or firm shall be affected or invalidated by the fact that any one or more directors of this corporation is a party to, or are parties to, or interested in, such contract or transaction; provided that in each such case the nature and extent of the interest of such director or directors in such contract or other transaction and/or the fact that such director or directors is or are a director or directors or officer or officers of such other corporation is disclosed at the meeting of the Board of Directors at which such contract or other transaction is authorized.

       TWELFTH: Whenever a compromise or arrangement is proposed between this corporation and its creditors or any class of them and/or between this corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of this corporation or of any creditors or stockholders thereof, or on the application of any receiver or receivers appointed for this corporation under the provisions of section 291 of Title 8 of the Delaware Code or on the application of trustees in dissolution or of any receiver or receivers appointed for this corporation under the provisions of section 279 of Title 8 of the Delaware Code order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three-fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of this corporation as consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders, of this corporation, as the case may be, and also on this corporation.

       THIRTEENTH: Meetings of stockholders may be held without the State of Delaware, if the by-laws so provide. The books of the corporation may be kept (subject to any provision contained in the statutes) outside of the State of Delaware at such place or places as may be from time to time designated by the Board of Directors or in the by-laws of the corporation.

       FOURTEENTH: The corporation reserves the right to amend, alter, change or repeal any provision contained in this certificate of incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation.


       FIFTEENTH: To the fullest extent permitted by the General Corporation Law of the State of Delaware as the same exists or may hereafter be amended, a director of the corporation shall not be liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as director. Any repeal or modification of this Article shall not result in any liability for a director with respect to any action or omission occurring prior to such repeal or modification.

                                                          EX-3.2



                                 HONDO OIL & GAS COMPANY

                                          BYLAWS


                                        ARTICLE I
                                         Offices

                   Section 1. Principal Office. The principal office of the Corporation shall be located in the City of Wilmington, County of New Castle, State of Delaware, and the name of the resident agent in charge thereof shall be The Corporation Trust Company.

                   Section 2. Other Offices. The Corporation may also have offices at such other places, within or without the State of Delaware, as the Board of Directors may from time to time appoint or the business of the Corporation may require.

                                        ARTICLE II
                                           Seal

                   The corporate seal shall be circular in form and shall contain the name of the Corporation, the year of its organization and the words "Corporate Seal, Delaware".

                                       ARTICLE III
                                 Meeting of Stockholders

                   Section 1. Place of Meeting. Meetings of the stockholders for the selection of directors shall be held at such place within the State of New Mexico, or such other place, as the Board of Directors may fix, provided that at least ten (10) days' notice be given to stockholders entitled to vote thereat of the place so fixed. Each other meeting of the stockholders may be held at such place, either within or without the State of Delaware, as may be stated in the notice or waiver of notice of such meeting.

                   Section 2. Annual Meetings. The Annual Meeting of Stockholders shall be held on such date and at such time each year as shall be designated from time to time by the Board of Directors and stated in the notice of the meeting, at which meeting the stockholders shall elect directors by a plurality vote and shall transact such other business as may properly be brought before the meeting.

                   Section 3. Special Meeting. Special meetings of the stockholders for any purpose or purposes, unless otherwise prescribed by statute or by the Certificate of Incorporation, may be called by the Chairman of the Board of Directors, the President or by the Board of Directors (either by written instrument signed by a majority or by resolution adopted by a vote of the majority), and special meetings shall be called by the Chairman, the President or the Secretary whenever stockholder owning a majority of the capital stock issued, outstanding and entitled to vote so request in writing. Such request shall state the purpose or purposes of the proposed meeting.

                   Section 4. Notice. Written or printed notice of every meeting of stockholders, annual or special, stating the time and place thereof, and, if a special meeting, the purpose or purposes in general terms for which the meeting is called shall not less than ten (10) days


                                           1




       before such meeting be served upon or mailed to each stockholder entitled to vote thereat, at his address as it appears upon the stock records of the Corporation or, if such stockholder shall have filed with the Secretary of the Corporation a written request that notices intended for him be mailed to some other address, then to the address designated in such request.

                   Notice of the time, place and/or purpose of any meeting of stockholders may be dispensed with if every stockholder entitled to vote thereat shall attend either in person or by proxy, or if every absent stockholder entitled to such notice shall in writing, filed with the records of the meeting, either before or after the holding thereof, waive such notice.

                   SECTION 5. Quorum. Except as otherwise provided by law or by the Certificate of Incorporation, the presence in person or by proxy at any meeting of stockholders of the holders of a majority of the shares of the capital stock of the Corporation issued and outstanding and entitled to vote thereat, shall be requisite and shall constitute a quorum. If, however, such majority shall not be present or represented at any meeting of the stockholders regularly called, the holders of a majority of the shares present or represented and entitled to vote thereat shall have power to adjourn the meeting to another time, or to another time and place, without notice other than announcement of adjournment at the meeting, and there may be successive adjournment for like cause and in like manner until the requisite amount of shares entitled to vote at such meeting shall be represented. At such adjourned meeting at which the requisite amount of shares entitled to vote thereat shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally notified.

                   SECTION 6. Votes. Proxies. At each meeting of stockholders, every stockholder shall have one vote for each share of capital stock entitled to vote which is registered in his name on the books of the Corporation on the date on which the transfer books were closed, if closed, or on the date set by the Board of Directors for the determination of stockholders entitled to vote at such meeting. At each such meeting every stockholder shall be entitled to vote in person, or by proxy appointed by an instrument in writing subscribed by such stockholder and bearing a date not more than three years prior to the meeting in question, unless said instrument provides for a longer period during which it is to remain in force.

                   All elections of directors shall be held by ballot. If the Chairman of the meeting shall so determine, a vote may be taken upon any other matter by ballot, and shall be so taken upon the request of any stockholder entitled to vote on such matter.

                   At elections of directors, the Chairman shall appoint two inspectors of election, who shall first take and subscribe an oath or affirmation faithfully to execute the duties of inspector at such meeting with strict impartiality and according to the best of their ability and who shall take charge of the polls and after the balloting shall make a certificate of the result of the vote taken; but no director or candidate for the office of director shall be appointed as such inspector.




                                           2




                   A nomination for the position of director shall be accepted, and votes cast for a proposed nominee shall be counted, by the inspectors of election only if the Secretary of the Company has received at least 30 days prior to the meeting a statement over the signature of the proposed nominee that he consents to being a nominee and, if elected, intends to serve as a director. Such statement shall also contain the number of shares of stock of the Corporation held by the nominee, occupations and business history for the previous five years, other directorships, names of business entities in which the proposed nominee owns a 10 percent or more equity interest, listing of any criminal convictions including federal or state securities violations, and all other information required by the federal proxy rules in effect at the time the proposed nominee submits said statement.

                   SECTION 7. Organization. The Chairman of the Board, if there be one, or in his absence the President, or in the absence of both the Chairman of the Board and the President, a Vice President, shall call meetings of the stockholders to order and shall act as chairman thereof. The Secretary of the Corporation, if present, shall act as secretary of all meetings of stockholders and, in his absence, the presiding officer may appoint a secretary.

                                        ARTICLE IV
                                        Directors

                      SECTION 1. Number. The business and property of the Corporation shall be conducted and managed by a Board of Directors consisting of not less than three (3) nor more than eleven (11)
       directors, none of whom need be a stockholder.   The Board of Directors
       of the Corporation shall initially be composed of five (5) directors, but the Board may at any time by resolution increase or decrease the number of directors to not more than eleven (11) or less than three (3), and the vacancies resulting from any such increase shall be filled as provided in Section 3 of this Article IV.

                   SECTION 2. Term of Office. Each director shall hold office until the next annual meeting of stockholders and until his successor is duly elected and qualified or until his earlier death or resignation, subject to the right of the stockholders at any time to remove any director or directors as provided in Section 4 of this Article.

                   SECTION 3. Vacancies. If any vacancy shall occur among the directors, or if the number of directors shall at any time be increased, the directors in office, although less than a quorum, by a majority vote may fill the vacancies or newly created directorships, or any such vacancies or newly created directorships may be filled by the stockholders at any meeting.

                   SECTION 4.  Removal by Stockholders.   The holders of record
       of the capital stock of the Corporation entitled to vote for the election of directors may in their discretion at any meeting duly called for the purpose, by a majority vote, remove any director or directors and elect a new director or directors in place thereof.

                   SECTION 5. Meetings. Meetings of the Board of Directors shall be held at such place within or without the State of Delaware, as may from time to time be fixed by resolution of the Board or as may be specified in the notice or waiver of notice of any meeting. Meetings may be held at any time upon the call of the Chairman, the President or


                                           3




       the Secretary or any two (2) or the directors by oral, telegraphic, or written notice, duly served or sent or mailed to each director not less than two (2) days before such meeting. Meetings may be held at any time and place without notice if all the directors are present or if those not present shall, in writing or by telegram, waive notice thereof. A regular meeting of the Board may be held without notice immediately following the annual meeting of stockholders at the place where such annual meeting is held or at such other place, as determined by the directors. Regular meetings of the Board may also be held without notice at such time and place as shall from time to time be determined by resolution of the Board.

                   SECTION 6. Action Without a Meeting. Unless otherwise restricted by the Certificate of Incorporation or these bylaws, any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting, if all members of the Board or committee, as the case may be, consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the Board or committee.

                   SECTION 7. Telephone Meetings. Subject to the provisions of applicable law and these Bylaws regarding notice of meetings, members of the Board of Directors or members of any committee designated by such Board may, unless otherwise restricted by the Certificate of Incorporation or these Bylaws, participate in and hold a meeting of such Board of Directors or committee by using conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting pursuant to this Section shall constitute presence in person at such meeting, except when a person participates in the meeting for the express purpose of objecting to the transaction of any business on the ground that the meeting was not lawfully called or convened.

                   SECTION 8. Quorum. A majority of the directors shall constitute a quorum for the transaction of business. If at any meeting of the Board there shall be less than a quorum present, a majority of those present may adjourn the meeting from time to time without notice other than announcement of the adjournment at the meeting, and at such adjourned meeting at which a quorum is present any business may be transacted which might have been transacted at the meeting as originally noticed.

                   SECTION 9. Compensation. Directors, as such, shall not receive any stated compensation for their services, but by resolution of the Board of Directors, a fixed sum, and expenses of attendance, if any, may be allowed for attendance at each regular or special meeting thereof. By resolution of the Board of Directors, outside directors who do not receive compensation from the Corporation in any other capacity may receive compensation for their services. Nothing in this Section shall be construed to preclude a director from serving the Corporation in any other capacity and receiving compensation therefor.

                                        ARTICLE V
                                   Executive Committee

                   SECTION 1. Executive Committee. The Board of Directors may appoint an Executive Committee of three (3) or more members (with such alternates, if any, as may be deemed desirable), to serve during the pleasure of the Board, to consist of such directors as the Board may


                                           4




       from time to time designate. The Chairman of the Executive Committee shall be designated by the Board of Directors.

                   SECTION 2. Procedure. The Executive Committee, by a vote of a majority of its members, shall fix its own times and places of meeting, shall determine the number of its members constituting a quorum for the transaction of business, and shall prescribe its own rules or procedure; no change in which shall be made save by a majority vote to its members.

                   SECTION 3. Powers. During the intervals between the meetings of the Board of Directors, the Executive Committee shall possess and may exercise all the powers of the Board in the management and direction of the business and affairs of the Corporation.

                   SECTION 4. Reports. The Executive Committee shall keep regular minutes of its proceedings and all action by the Executive Committee shall be reported promptly to the Board of Directors. Such action shall be subject to review by the Board, provided that no rights of third parties shall be affected by such review.


                                        ARTICLE VI
                        Other Committee of the Board of Directors

                   The Board of Directors may designate one or more directors (with such alternate, if any, as may be deemed desirable) to constitute another committee or committees for any purpose, which shall have and may exercise the powers of the Board of Directors in the management of the business and affairs of the Corporation, and may have power to authorize the seal of the Corporation to be affixed to all papers which may require it.

                                       ARTICLE VII
                                         Officers

                   SECTION 1. Officers. The Board of Directors shall elect, as executive officers, a Chairman of the Board of Directors (who may also occupy the office of President), a President, a Secretary and a Treasurer, one or more Vice Presidents (in the case of each such Vice President, with such descriptive title, if any, as the Board of Directors may deem appropriate), and one or more Assistant Secretaries and Assistant Treasurers. The Chairman of the Board of Directors or the President may also be the Chief Executive Officer, as designated by the Board of Directors.


                   SECTION 2.  Vacancies.   Any vacancy in any office may be
       filled for the unexpired portion of the term by the Board of Directors, at any regular or special meeting.

                   SECTION 3. President. The President may be a member of the Board of Directors and the chief operating officer of the Corporation. Subject to the directions of the Board of Directors, he shall have any exercise direct charge of and general supervision over the business and affairs of the Corporation and shall perform all duties incident to the office of a president of a corporation, and such other duties as from time to time may be assigned to him by the Board of Directors.



                                           5




                   SECTION 4. Chairman of the Board. The Chairman of the Board, if elected, shall be a member of the Board of Directors and shall preside at its meetings. He shall keep in close touch with the administration of the affairs of the Corporation, shall advise and counsel with the President, and, in his absence, with other executives of the Corporation, and shall perform such other duties as may from time to time be assigned to him by the Board of Directors.

                   SECTION 5. Vice Presidents. Each Vice President, if elected, shall be and exercise such powers and shall perform such duties as from time to time may be conferred upon or assigned to him by the Board of Directors, or as may be delegated to him by the President.

                   SECTION 6. Secretary. The Secretary shall keep the minutes of all meetings of the stockholders and of the Board of Directors in books provided for the purpose; he shall see that all notices are duly given in accordance with the provisions of law and these bylaws; he shall be responsible for the custody and safekeeping of the records, and of the corporate seal or seals of the Corporation; he shall see that the corporate seal is affixed to all documents, the execution of which, on behalf of the Corporation, under its seal, is duly authorized and when the seal is so affixed he may attest the same; he may sign, with the President or Vice President, certificates of stock of the Corporation; and in general, he shall perform all duties incident to the office of a secretary of a corporation, and such other duties as from time to time may be assigned to him by the Board of Directors.

                   SECTION 7. Assistant Secretaries. The Assistant Secretaries shall, in the absence or disability or at the direction of the Secretary, perform the duties and exercise the powers of the Secretary and shall perform such other duties as the Board of Directors shall prescribe.

                   SECTION 8. Treasurer. The Treasurer shall have charge of and be responsible for all funds, securities, receipts and disbursements of the Corporation, and shall deposit, or cause to be deposited, in the name of the Corporation, all moneys or other valuable effects in such banks, trust companies or other depositaries as shall, from time to time, be selected by the Board of Directors; he may indorse for collection on behalf of the Corporation, checks, notes and other obligations; he may sign receipts and vouchers for payments made to the Corporation; singly or jointly with another person as the Board of Directors may authorize, he may sign checks of the Corporation and pay out and dispose of the proceeds under the direction of the Board; he shall render to the President and to the Board of Directors, whenever requested, an account of the financial condition of the Corporation; he may sign, with the President or a Vice President, certificates of stock of the Corporation; and in general, shall perform all the duties incident to the office of a treasurer of a corporation, and such other duties as from time to time may be assigned to him by the Board of Directors.

                   SECTION 9. Assistant Treasurers. The Assistant Treasurers shall, in the absence or disability or at the direction of the Treasurer, perform the duties and exercise the powers of the Treasurer and shall perform such other duties as the Board of Directors shall prescribe.




                                           6




                   SECTION 10. Subordinate Officers. The Board of Directors may appoint such subordinate officers as it may deem desirable. Each such officer shall hold office for such period, have such authority and perform such duties as the Board of Directors may prescribe. The Board of Directors may, from time to time, authorize any officer to appoint and remove subordinate officers and to prescribe the powers and duties thereof.

                   SECTION 11. Compensation. The Board of Directors shall have power to fix the compensation of all officers of the Corporation. It may authorize any officer, upon whom the power of appointing subordinate officers may have been conferred, to fix the compensation of such subordinate officers.

                   SECTION 12. Removal. Any officer of the Corporation may be removed, with or without cause, by a majority vote of the Board of Directors at a meeting called for that purpose.

                   SECTION 13. Bonds. The Board of Directors may require any officer of the Corporation to give a bond to the Corporation, conditional upon the faithful performance of his duties, with one or more sureties and in such amount as may be satisfactory to the Board of Directors.

                                       ARTICLE VIII
                                  Certificates of Stock

                   SECTION 1. Form and Execution of Certificates. The interest of each stockholder of the Corporation shall be evidenced by a certificate or certificates for shares of stock in such form as the Board of Directors may from time to time prescribe. The certificates of stock of each class and series shall be consecutively numbered and signed by the President or Vice President and by the Secretary or an Assistant Secretary or the Treasurer or an Assistant Treasurer of the Corporation, and may be countersigned and registered in such manner as the Board of Directors may by resolution prescribe, and shall bear the corporate seal or a printed or engraved facsimile thereof. Where any such certificate is signed by a transfer agent or transfer clerk acting on behalf of the Corporation and by a registrar, the signatures of any such President, Vice President, Treasurer, Assistant Treasurer, Secretary or Assistant Secretary may be facsimiles, engraved or printed.
        In case any officer or officers who shall have signed, or whose facsimile signature or signatures shall have been used on, any such facsimile signature or signature shall have been used on, any such certificate or certificates shall cease to be such officer or officers, whether because of death, resignation or otherwise, before such certificate or certificates shall have been delivered by the Corporation, such certificate or certificates may nevertheless be issued and delivered by the Corporation as though the person or persons who signed such certificate or certificates or whose facsimile signature or signatures shall have been used thereon had not ceased to be such officer or officers.

                   SECTION 2. Transfer of Shares. Subject to any applicable restrictions contained in the Certificate of Incorporation, the shares of the stock of the Corporation shall be transferred on the books of the Corporation by the holder thereof in person or by his attorney lawfully constituted, upon surrender for cancellation of certificates for the same number of shares, with an assignment and power of transfer endorsed


                                           7




       thereon or attached thereto, duly executed, with such proof or guaranty of the authenticity of the signature as the Corporation or its agents may reasonably require. The Corporation shall be entitled to treat the holder of record of any share or shares of stock as the holder in fact thereof and accordingly shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person whether or not it shall have express or other notice thereof, save as expressly provided by law or by the Certificate of Incorporation.

                   SECTION 3. Closing of Transfer Books. The stock transfer books of the Corporation may, if deemed expedient by the Board of Directors, be closed for such length of time not exceeding sixty (60) days as the Board may determine, preceding the date of any meeting of stockholders or the date for the payment of any dividend or the date for the allotment of rights or the date when any issuance, change, conversion or exchange of capital stock shall go into effect, during which time no transfer of stock on the books of the Corporation may be made.

                   SECTION 4. Dates of Record. If deemed expedient, the Board of Directors may fix in advance a date for such length of time not exceeding sixty (60) days as the Board may determine, preceding the date of any meeting of stockholders, or the date for the payment of any dividend, or the date for the allotment of rights or the date when any issuance, change, conversion or exchange or capital stock shall go into effect, as a record date for the determination of the stockholders entitled to notice of, and to vote at, any such meeting or entitled to receive payment of any such dividend or to any such allotment of rights, or to exercise the rights in respect of any such issuance, change, conversion or exchange of capital stock, as the case may be, and in such case only such stockholders as shall be stockholders of record on the date so fixed shall be entitled to such notice of, and to vote at, such meeting, or to receive payment of such dividend, or to receive such allotment of rights, or to exercise such rights, as the case may be, notwithstanding any transfer of any stock on the books of the Corporation after any record date fixed as aforesaid; provided, however, that no record date for the determination of the stockholders entitled to notice of, and to vote at, any meeting of stockholders shall be fixed on a date less than ten (10) days before the date of such meeting.

                   SECTION 5. Lost or Destroyed Certificates. In case of the loss or destruction of any certificate of stock, a new certificate may be issued upon the following conditions:

                   The owner of said certificate shall file with the Secretary of the Corporation an affidavit giving the facts in relations to the ownership, and in relation to the loss or destruction of said certificate, stating its number and the number of shares represented thereby; such affidavit to be in such form and contain such statements as shall satisfy the President and Secretary that said certificate has been accidentally destroyed or lost, and that a new certificate ought to be issued in lieu thereof. Upon being so satisfied, the President and Secretary shall require such owner to file with the Secretary a bond in such penal sum and in such form as they may deem advisable, and with a surety or sureties approved by them, to indemnify and save harmless the Corporation from any claim, loss, damage or liability which may be occasioned by the issuance of a new certificate in lieu thereof. Upon such bond being so filed a new certificate for the same number of shares


                                           8




       shall be issued to the owner of the certificate so lost or destroyed; and the transfer agent and registrar of stock shall countersign and register such new certificate upon receipt of a written order signed by the said President and Secretary, and thereupon the Corporation will save harmless said transfer agent and registrar in the premise. A Vice President may act hereunder in the stead of the President, and an Assistant Secretary in the stead of the Secretary. In case of the surrender of the original certificate, in lieu of which a new certificate has been issued, or the surrender of such new certificate, for cancellation, the bond or indemnity given as a condition of the issue of such new certificate may be surrendered.

                                        ARTICLE IX
                                   Checks, Notes, Etc.

                   SECTION 1. Execution of Checks, Notes Etc. All checks and drafts on the Corporation's bank accounts and all bills of exchange and promissory notes, and all acceptances, obligations and other instruments for the payment of money, shall be signed by such officer or officers, agent or agents, as shall be thereunto authorized from time to time by the Board of Directors.

                   SECTION 2. Execution of Contracts, Assignments, Etc. All contracts, agreements, endorsements, assignments, transfers, stock powers, or other instruments shall be signed by the President, the Chairman of the Board, or any Vice President or by such other officer of officers, agent or agents, as shall be thereunto authorized from time to time by the Board of Directors; and, when necessary or appropriate, shall be attested by the Secretary or any Assistant Secretary or the Treasurer or any Assistant Treasurer.

                   SECTION 3. Execution of Proxies. The President or the Chairman of the Board or, in their absence or disability, a Vice President, may authorize from time to time the signature and issuance of proxies to vote shares of stock of other companies standing in the name
       of the Corporation.   All such proxies shall be signed in the name of
       the Corporation by the President, the Chairman of the Board or a Vice President and by the Secretary or an Assistant Secretary.


                                        ARTICLE X
                                   Waivers and Consents

                   Whenever any notice is required to be given by law, or under the provisions of the Certificate of Incorporation, or of these bylaws, such notice may be waived, in writing, signed by the person or persons entitled to such notice, or by his attorney or attorneys thereunto authorized, whether before or after the event or action to which such notice relates.

                   Whenever the vote of stockholders at a meeting thereof is required or permitted to be taken in connection with any corporate action by any provision of law or of the Certificate of Incorporation or of these bylaws, the meeting and vote of stockholders may be dispensed with if all the stockholders who would have been entitled to vote upon the action if such meeting were held shall consent in writing to such action being taken.




                                           9




                   Any action required or permitted to be taken at any meeting of the Board of Directors or of any Committee of the Board of Directors may be taken without a meeting, if prior to such action a written consent thereto is signed by all members of the Board of Directors or of such Committee as the case may be, and such written consent is filed with the minutes of proceedings of the Board of Directors or of such Committee.

                                        ARTICLE XI
                                        Dividends

                   Except as otherwise provided by law or by the Certificate of Incorporation, the Board of Directors may declare dividends out of the surplus of the Corporation at such times and in such amounts as it may from time to time designate.

                   Before crediting net profits to surplus in any year, there may be set aside out of the net profits of the Corporation for that year such sum or sums as the Board of Directors from time to time in its absolute discretion may deem proper as a reserve fund or funds to meet contingencies or for equalizing dividends or for repairing or maintaining any property of the Corporation or for such other purpose as the Board of Directors shall deem conducive to the interests of the Corporation.

                                       ARTICLE XII
                              Indemnification and Insurance

                   SECTION 1. Right to Indemnification. Each person who was or is a party or is threatened to be made a party to or is involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter a "proceeding"), by reason of the fact that he or she, or a person of whom he or she is the legal representative, is or was a director or officer of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, whether the basis of such proceeding is alleged action or inaction in an official capacity or in any other capacity while serving as a director, officer, employee or agent, shall be indemnified and held harmless by the Corporation to the fullest extent permitted by the laws of Delaware, as the same exist or may hereafter be amended, against all costs, charges, expenses, liabilities and losses (including attorneys' fees, judgments, fines, ERISA excise taxes or penalties and amounts paid or to be paid in settlement) reasonably incurred or suffered by such person in connection therewith, and such indemnification shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of his or her heirs, executors and administrators; provided, however, that, except as provided in Section 2 hereof, the Corporation shall indemnify any such person seeking indemnification in connection with a proceeding (or part thereof) initiated by such person only if such proceeding (or part thereof) was authorized by the Board of Directors of the Corporation. The right to indemnification conferred in this Article shall be a contract right and shall include the right to be paid by the Corporation the expenses incurred in defending any such proceeding in advance of its final disposition; provided, however, that, if the Delaware General Corporation Law requires, the payment of such expenses incurred by a director or officer in his or her capacity as a director


                                          10




       or officer (and not in any other capacity in which service was or is rendered by such person while a director or officer, including, without limitation, service to an employee benefit plan) in advance of the final disposition of a proceeding, shall be made only upon delivery to the Corporation of an undertaking, by or on behalf of such director of officer, to repay all amounts so advanced if it shall ultimately be determined that such director or officer is not entitled to be indemnified under this Section or otherwise. The Corporation may, by action of its Board of Directors, provide indemnification to employees and agents of the Corporation with the same scope and effect as the foregoing indemnification of directors and officers.

                   SECTION 2. Right of Claimant to Bring Suit. If a claim under Section 1 of this Article is not paid in full by the Corporation within thirty days after a written claim has been received by the Corporation, the claimant may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim and, if successful in whole or in part, the claimant shall be entitled to be paid also the expense of prosecuting such claim. It shall be a defense to any such action (other than an action brought to enforce a claim for expenses incurred in defending and proceeding in advance of its final disposition where the required undertaking, if any is required, has been tendered to the Corporation) that the claimant has failed to meet a standard of conduct which makes it permissible under Delaware law for the Corporation to indemnify the claimant for the amount claimed. Neither the failure of the Corporation (including its Board of Directors, independent legal counsel, or its stockholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is permissible in the circumstances because he or she has met such standard or conduct, nor an actual determination by the Corporation (including its Board of Directors, independent legal counsel, or its stockholder) that the claimant has not met such standard or conduct, shall be a defense to the action or create a presumption that the claimant has failed to meet such standard of conduct.

                   SECTION 3. Non-Exclusivity or Rights. The right to indemnification and the payment of expenses incurred in defending a proceeding in advance of its final disposition conferred in this Article shall not be exclusive or any other right which any person may have or hereafter acquire under any statute, provision of the Certificate of Incorporation, bylaw, agreement, vote of stockholders or disinterested directors or otherwise.

                   SECTION 4. Insurance. The Corporation may maintain insurance, at its expense, to protect itself and any director, officer, employee or agent of the Corporation or another corporation, partnership, joint venture, trust or other enterprise against any such expense, liability or loss, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under Delaware law.

                   SECTION 5. Expenses as a Witness. To the extent that any director, officer, employee or agent of the Corporation is by reason of such position, or a position with another entity at the request of the Corporation, a witness in any action, suit or proceeding, he shall be indemnified against all costs and expenses actually and reasonably incurred by him or her or on his or her behalf in connection therewith.



                                          11




                   SECTION 6. Indemnity Agreements. The Corporation may enter into agreements with any director, officer, employee or agent of the Corporation providing for indemnification to the full extent permitted by Delaware law.

                                       ARTICLE XIII
                                   Inspection of Books

                   The Board of Directors shall determine from time to time whether, and if allowed, when and under what conditions and regulations, the accounts and books of the Corporation (except such as may be specifically open to inspection) or any of them, shall be open to the inspection of the stockholders and the stockholders' rights in this respect are and shall be restricted and limited accordingly.

                                       ARTICLE XIV
                                       Fiscal Year

                   The fiscal year of the Corporation shall end on such dates as the Board of Directors may by resolution specify and the Board of Directors may by resolution change such date for future fiscal years at any time or from time to time.

                                        ARTICLE XV
                                        Amendments

                   These Bylaws may be altered, amended or repealed and new Bylaws adopted by the stockholders or by the Board of Directors by a majority vote at any meeting called for that purpose.

                                                          EX-10.17






                 [LETTERHEAD OF HONDO OIL & GAS COMPANY APPEARS HERE]






       December 18, 1997


       London Australian & General Property Company Limited
       4 Grosvenor Place
       London, England  SW1X 7DL

       Dear Sirs:

            This Agreement is entered into by and among Hondo Oil & Gas Company, a Delaware corporation ("Hondo"), and its wholly-owned subsidiaries, Via Verde Development Company, a California corporation ("Via Verde"), and Newhall Refining Co., Inc., a Delaware corporation ("Newhall"), and London Australian & General Property Company Limited ("LAGP"), with reference to:

       a) Note Purchase Agreement dated November 28, 1988, between Pauley Petroleum Inc. (now Hondo) and Thamesedge, Ltd. ("Thamesedge"), as amended (the "Thamesedge Note Purchase Agreement"), and Note dated November 30, 1988, for $75,000,000 from Pauley Petroleum Inc. to Thamesedge (the "Thamesedge Note");

       b) Letter agreements dated November 28, 1988 and December 18, 1992, between Hondo and Thamesedge referring to and amending the Thamesedge Note Purchase Agreement and the Thamesedge Note;

       c) Net Profits Share Agreement dated December 18, 1992, by and among Hondo, Lonrho Plc ("Lonrho") and Thamesedge (the "Net Profits Share Agreement");

       d) Amended and Restated Letter Agreement dated December 20, 1991, between Hondo and Lonrho (the "Lonrho Loan Agreement") and Notes dated September 1, 1991, for $10,000,000, dated November 1, 1991, for $9,000,000, and dated December 20, 1991, for $13,000,000, from
       Hondo to Lonrho (the "Lonrho Notes");

       e) Letter Agreement dated December 18, 1992, between Hondo and Lonrho referring to and amending the Lonrho Loan Agreement and the Lonrho Notes;

       f) Note dated April 30, 1993, for $3,000,000 from Via Verde to Lonrho (the "Via Verde Note"), secured by Deed of Trust dated recorded as Instrument No. 93-840817 in the Real Property Records of Los Angeles County, California, (the "Via Verde Mortgage"), guaranteed by Hondo in Guaranty dated April 30, 1993 (the "Hondo Guaranty"), and subject to a letter agreement dated April 30, 1993;

       g) Note dated June 25, 1993, for $4,000,000 from Hondo to Lonrho (the "Valley Gateway Note"), secured by Deed of Trust dated August 30, 1993, granted by Hondo and Newhall, recorded as Instrument No. 93-2006475 in the Real Property Records of Los Angeles County, California, (the "Valley Gateway Mortgage");

       h) Letter Agreement dated December 17, 1993, between Hondo, Via Verde, Newhall, and Lonrho and Thamesedge, restructuring the above-described indebtedness and amending the Thamesedge Note, the Lonrho Notes, the Via Verde Note and the Valley Gateway Note;

       i) Letter Agreement dated November 10, 1994, between Hondo, Via Verde, Newhall, and Lonrho and Thamesedge, restructuring the above-described indebtedness and amending the Thamesedge Note, the Lonrho Notes, the Via Verde Note and the Valley Gateway Note, and creating a new $5,000,000 loan facility and a Note therefor dated October 31, 1994 (the "Facility Note");

       j) Letter Agreement dated December 22, 1995, between Hondo, Via Verde, Newhall, and Lonrho and Thamesedge, restructuring the above-described indebtedness and amending the Thamesedge Note, the Lonrho Notes, the Via Verde Note, the Valley Gateway Note and the Facility Note; and

       k) Letter Agreement dated December 13, 1996, between Hondo, Via Verde, Newhall, and Lonrho and Thamesedge, restructuring the above-described indebtedness and amending the Thamesedge Note, the Lonrho Notes, the Via Verde Note, the Valley Gateway Note and the Facility Note.

            On March 29, 1996, Lonrho assigned to Thamesedge all of its interest in the above-described agreements and notes. On August 29, 1997, Thamesedge assigned to LAGP all of its interest in the above-described agreements and notes. The Thamesedge Note, the Lonrho Notes, the Via Verde Note, the Valley Gateway Note, and the Facility Note, each as amended, are collectively referred to herein as the "Indebtedness".

            Hondo and LAGP have agreed to extend the date of repayment for the Indebtedness (i) by changing the mandatory redemption date on the Thamesedge Note from January 1, 1998 to January 15, 1999; and (ii) by extending the principal repayment date of each of the Lonrho Notes, the Via Verde Note, the Valley Gateway Note, and the Facility Note from January 1, 1998 to January 15, 1999.

            Hondo, Via Verde and Newhall, and Lonrho and LAGP hereby agree, as follows:

       1. This Agreement shall be effective for all purposes on September 30, 1997.

       2. Amendment of Notes. The Thamesedge Note, the Lonrho Notes (collectively), the Via Verde Note, the Valley Gateway Note, and the Facility Note, each will be amended as provided, respectively, in Exhibits A, B, C, D, and E to this Agreement. Hondo and Via Verde, as applicable, will execute the note amendments, LAGP will execute them to acknowledge consent thereto, and the note amendments will be attached to the original notes held by LAGP.

       3. Event of Default. If the borrower does not furnish to the lender by October 1, 1998 a Netherland, Sewell & Associates proved reserve report that shows a minimum of 13,000,000 mcf (25%) increase in the 1997 proved reserve figure of 52,475,554 mcf then the lender has the right to declare all the loans in default and demand payment.

       4. Cross-default Provision. Each of the notes will have a cross-default provision whereby a default in any other note will trigger a default in the note in question whereby the effect will be that all notes of the lender to the borrower will be in default and the payments of principal and interest will be accelerated and immediately due and payable.

       5. Effect on Other Agreements. Except as amended by the note amendments, the terms and provisions of the above-described agreements relating to the Lonrho Indebtedness shall remain in full force and effect, including, without limiting the generality of the foregoing, the Letter Agreements dated December 17, 1993, November 10, 1994, December 22, 1995 and December 13, 1996. The parties agree to execute such other and further documents as may be necessary to effect the understandings of this letter agreement. Nothing in this letter agreement shall be construed as an agreement on the part of LAGP to provide extensions of the maturity or other restructuring of the Indebtedness in the future.

            Please confirm that the foregoing correctly sets forth the agreement between us.


                                        Very truly yours,

                                        HONDO OIL & GAS COMPANY

                                        By: /s/ John J. Hoey
                                           -----------------
                                           John J. Hoey, President


                                        VIA VERDE DEVELOPMENT COMPANY

                                        By: /s/ John J. Hoey
                                           -----------------
                                           John J. Hoey, President


                                        NEWHALL REFINING CO., INC.

                                        By: /s/ John J. Hoey
                                           -----------------
                                           John J. Hoey, President



       Confirmed and accepted as of the date of first above written:


       LONDON AUSTRALIAN & GENERAL PROPERTY COMPANY LIMITED



       By:  /s/ R.E. Whitten
            ----------------
            R.E. Whitten, Director

                                       Exhibit A
                                    Thamesedge Note

            This Note Amendment dated September 30, 1997 amends that certain 13/% Senior Subordinated Note due 1998 dated November 28, 1988 in the original principal amount of US$75,000,000, from Pauley Petroleum Inc. (now Hondo Oil & Gas Company), to Thamesedge, Ltd., as amended by Note Amendments dated September 30, 1993, September 30, 1994, September 30, 1995 and September 30, 1996 (the "Original Note"), and is attached to the Original Note. On August 29, 1997, Thamesedge, Ltd. assigned to London Australian & General Property Company Limited all of its interest in the Original Note. Effective on September 30, 1997, the Original
       Note is amended as follows:

       1. Principal Amount. As of September 30, 1997, the principal amount of the Original Note owing is US$38,576,110.98, and interest accrued thereon is US$1,157,283.30.

       2. Principal Repayment. The mandatory Redemption dates on the Original Note are amended to January 15, 1999, with the aggregate principal of the Original Note then outstanding, plus accrued interest, being payable on such date.

       3. Event of Default. If the borrower does not furnish to the lender by October 1, 1998 a Netherland, Sewell & Associates proved reserve report that shows a minimum of 13,000,000 mcf (25%) increase in the 1997 proved reserve figure of 52,475,554 mcf then the lender has the right to declare all the loans in default and demand payment.

       4. Cross-default Provision. Each of the notes will have a cross-default provision whereby a default in any other note will trigger a default in the note in question whereby the effect will be that all notes of the lender to the borrower will be in default and the payments of principal and interest will be accelerated and immediately due and payable.

       5. Letter Agreement. This Note Amendment is issued and delivered under that certain letter agreement dated December 18, 1997 by and among Hondo Oil & Gas Company, Via Verde Development Company, and Newhall Refining Co., Inc., and London Australian & General Property Company Limited.

                                          HONDO OIL & GAS COMPANY

                                          By:
                                               ----------------
                                               John J. Hoey, President

       The undersigned hereby acknowledges and consents to this Note Amendment.

       LONDON AUSTRALIAN & GENERAL PROPERTY COMPANY LIMITED

       By:
                 ----------------
       Name:
                 ----------------
       Title:
                 ----------------

                                       Exhibit B
                                     Lonrho Notes

            This Note Amendment dated September 30, 1997 amends those certain Promissory Notes dated September 1, 1991, in the original principal amount of US$10,000,000, dated November 1, 1991, in the original principal amount of US$9,000,000, and dated December 20, 1991, in the original principal amount of US$13,000,000, each from Hondo Oil & Gas Company, to Lonrho Plc, as amended by Note Amendments dated September 30, 1993, September 30, 1994, September 30, 1995 and September 30, 1996 (the "Original Notes"), and is attached to the Original Notes. On March 29, 1996, Lonrho Plc assigned to Thamesedge, Ltd. all of its interest in the Original Notes. On August 29, 1997, Thamesedge, Ltd. assigned to London Australian & General Property Company Limited all of its interest in the Original Notes. Effective on September 30, 1997, the Original Notes are amended as follows:

       1. Principal Amount. As of September 30, 1997, the principal amount of the Original Notes owing is US$33,126,684.98, and interest accrued thereon is US$1,010,363.88.

       2. Principal Repayment. The principal of the Original Notes, together with all accrued interest to such date, is payable on January 15, 1999.

       3. Event of Default. If the borrower does not furnish to the lender by October 1, 1998 a Netherland, Sewell & Associates proved reserve report that shows a minimum of 13,000,000 mcf (25%) increase in the 1997 proved reserve figure of 52,475,554 mcf then the lender has the right to declare all the loans in default and demand payment.

       4. Cross-default Provision. Each of the notes will have a cross-default provision whereby a default in any other note will trigger a default in the note in question whereby the effect will be that all notes of the lender to the borrower will be in default and the payments of principal and interest will be accelerated and immediately due and payable.

       5. Letter Agreement. This Note Amendment is issued and delivered under that certain letter agreement dated December 18, 1997 by and among Hondo Oil & Gas Company, Via Verde Development Company, and Newhall Refining Co., Inc., and London Australian & General Property Company Limited.
                                          HONDO OIL & GAS COMPANY

                                          By:
                                               ----------------
                                               John J. Hoey, President

       The undersigned hereby acknowledges and consents to this Note Amendment.

       LONDON AUSTRALIAN & GENERAL PROPERTY COMPANY LIMITED
       By:
                 ----------------
       Name:
                 ----------------
       Title:
                 ----------------

                                       Exhibit C
                                    Via Verde Note

            This Note Amendment dated September 30, 1997 amends that certain Promissory Note dated April 30, 1993, in the original principal amount of US$3,000,000, from Hondo Oil & Gas Company to Lonrho Plc, as amended by Note Amendments dated September 30, 1993, September 30, 1994, September 30, 1995 and September 30, 1996 (the "Original Note"), and is attached to the Original Note. On March 29, 1996, Lonrho Plc assigned to Thamesedge, Ltd. all of its interest in the Original Note. On August 29, 1997, Thamesedge, Ltd. assigned to London Australian & General Property Company Limited all of its interest in the Original Note. Effective on September 30, 1997, the Original Note is amended as follows:

       1. Principal Amount. As of September 30, 1997, the principal amount of the Original Note owing is US$3,479,554.45, and interest accrued thereon is US$106,126.41.

       2. Principal Repayment. The principal of this note is payable on the earlier of (i) the sale of the property securing the loan or
            (ii) in ten (10) semi-annual installments, commencing on January 15, 1999.

       3. Event of Default. If the borrower does not furnish to the lender by October 1, 1998 a Netherland, Sewell & Associates proved reserve report that shows a minimum of 13,000,000 mcf (25%) increase in the 1997 proved reserve figure of 52,475,554 mcf then the lender has the right to declare all the loans in default and demand payment.

       4. Cross-default Provision. Each of the notes will have a cross-default provision whereby a default in any other note will trigger a default in the note in question whereby the effect will be that all notes of the lender to the borrower will be in default and the payments of principal and interest will be accelerated and immediately due and payable.

       5. Letter Agreement. This Note Amendment is issued and delivered under that certain letter agreement dated December 18, 1997 by and among Hondo Oil & Gas Company, Via Verde Development Company, and Newhall Refining Co., Inc., and London Australian & General Property Company Limited.
                                          VIA VERDE DEVELOPMENT COMPANY
                                          By:
                                               ----------------
                                               John J. Hoey, President

       The undersigned hereby acknowledges and consents to this Note Amendment.

       LONDON AUSTRALIAN & GENERAL PROPERTY COMPANY LIMITED

       By:
                 ----------------
       Name:
                 ----------------
       Title:
                 ----------------

                                       Exhibit D
                                  Valley Gateway Note

            This Note Amendment dated September 30, 1997 amends that certain Promissory Note dated June 25, 1993, in the original principal amount of US$4,000,000, from Hondo Oil & Gas Company to Lonrho Plc, as amended by Note Amendments dated September 30, 1993, September 30, 1994, September 30, 1995 and September 30, 1996 (the "Original Note"), and is attached to the Original Note. On March 29, 1996, Lonrho Plc assigned to Thamesedge, Ltd. all of its interest in the Original Note. On August 29, 1997, Thamesedge, Ltd. assigned to London Australian & General Property Company Limited all of its interest in the Original Note. Effective on September 30, 1997, the Original Note is amended as follows:

       1. Principal Amount. As of September 30, 1997, the principal amount of the Original Note owing is US$4,534,554.22, and interest accrued thereon is US$138,303.90.

       2. Principal Repayment. The principal of this note is payable on the earlier of (i) the sale of the property securing the loan or
            (ii) in ten (10) semi-annual installments, commencing on January 15, 1999.

       3. Event of Default. If the borrower does not furnish to the lender by October 1, 1998 a Netherland, Sewell & Associates proved reserve report that shows a minimum of 13,000,000 mcf (25%) increase in the 1997 proved reserve figure of 52,475,554 mcf then the lender has the right to declare all the loans in default and demand payment.

       4. Cross-default Provision. Each of the notes will have a cross-default provision whereby a default in any other note will trigger a default in the note in question whereby the effect will be that all notes of the lender to the borrower will be in default and the payments of principal and interest will be accelerated and immediately due and payable.

       5. Letter Agreement. This Note Amendment is issued and delivered under that certain letter agreement dated December 18, 1997 by and among Hondo Oil & Gas Company, Via Verde Development Company, and Newhall Refining Co., Inc., and London Australian & General Property Company Limited.
                                          HONDO OIL & GAS COMPANY

                                          By:
                                               ----------------
                                               John J. Hoey, President

       The undersigned hereby acknowledges and consents to this Note Amendment.

       LONDON AUSTRALIAN & GENERAL PROPERTY COMPANY LIMITED
       By:
                 ----------------
       Name:
                 ----------------
       Title:
                 ----------------

                                       Exhibit E
                                     Facility Note

            This Note Amendment dated September 30, 1997 amends that certain Promissory Note dated October 31, 1994, in the original principal amount of US$5,000,000, from Hondo Oil & Gas Company to Lonrho Plc, as amended by Note Amendment dated September 30, 1995 and September 30, 1996 (the "Original Note"), and is attached to the Original Note. On March 29, 1996, Lonrho Plc assigned to Thamesedge, Ltd. all of its interest in the Original Note. On August 29, 1997, Thamesedge, Ltd. assigned to London Australian & General Property Company Limited all of its interest in the Original Note. Effective on September 30, 1997, the Original Note is amended as follows:

       1. Principal Amount. As of September 30, 1997, the principal amount of the Original Note owing is US$5,294,075.89, and interest accrued thereon is US$161,469.33.

       2. Principal Repayment. The principal of the Original Note is payable on January 15, 1999.

       3. Event of Default. If the borrower does not furnish to the lender by October 1, 1998 a Netherland, Sewell & Associates proved reserve report that shows a minimum of 13,000,000 mcf (25%) increase in the 1997 proved reserve figure of 52,475,554 mcf then the lender has the right to declare all the loans in default and demand payment.

       4. Cross-default Provision. Each of the notes will have a cross-default provision whereby a default in any other note will trigger a default in the note in question whereby the effect will be that all notes of the lender to the borrower will be in default and the payments of principal and interest will be accelerated and immediately due and payable.

       5. Letter Agreement. This Note Amendment is issued and delivered under that certain letter agreement dated December 18, 1997 by and among Hondo Oil & Gas Company, Via Verde Development Company, and Newhall Refining Co., Inc., and London Australian & General Property Company Limited.
                                          HONDO OIL & GAS COMPANY

                                          By:
                                               ----------------
                                               John J. Hoey, President

       The undersigned hereby acknowledges and consents to this Note Amendment.

       LONDON AUSTRALIAN & GENERAL PROPERTY COMPANY LIMITED


       By:
                 ----------------
       Name:
                 ----------------
       Title:
                 ----------------

                                                    EX-21





                               SUBSIDIARIES OF THE COMPANY

                                                          State/Country
                      Name*                              of Incorporation
                      -----                              ----------------

       Hondo Magdalena Oil & Gas Limited                      Jersey/UK

       Newhall Refining Co., Inc.                             Delaware

       Pauley Pacific Inc.                                    Delaware

       Via Verde Development Company                          California


       * None of the Company's subsidiaries use trade or other names under which the do business.

                                            EX-23



                             Consent of Independent Auditors

       We consent to the incorporation by reference in the Registration Statements and related Prospectuses on:

            Form S-3, File No. 33-52496, as amended on February 2, 1995

            Form S-3, File No. 33-59197

            Form S-3, File No. 33-64015

            Form S-8, File No. 33-34833

            Form S-8, File No. 33-53813

            Form S-8, File No. 33-58517

       of our report dated November 21, 1997, except for Note 5 as to which the date is December 18, 1997, with respect to the consolidated financial statements and schedule of Hondo Oil & Gas Company included in the Annual Report on Form 10-K for the year ended September 30, 1997.



                                                       /s/ ERNST & YOUNG LLP


       Denver, Colorado
       December 23, 1997